FILED PURSUANT TO RULE 433 UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

TERM SHEET SUPPLEMENT
For use with base prospectus dated August 21, 2006

                                  RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
                                                     DEPOSITOR

                                         (COMMISSION FILE NO. 333-131201)

                                         RESIDENTIAL FUNDING COMPANY, LLC
                                            SPONSOR AND MASTER SERVICER

                                                    SA PROGRAM
                                        MORTGAGE PASS THROUGH CERTIFICATES
                                               (ISSUABLE IN SERIES)

THE TRUSTS

Each RFMSI trust, also referred to as the issuing entity, will be established to hold assets transferred to it by the depositor.  The assets of each trust will be specified in any final term sheet for the related series of certificates and will generally consist of a pool of one- to four family residential first lien mortgage loans.
The mortgage loans will be master serviced by Residential Funding Company, LLC.

THE CERTIFICATES

The certificates will be issued in series, each having its own designation.  Each series will be issued in one or more classes of senior certificates and one or more classes of subordinated certificates.  Each class will evidence beneficial ownership of, and the right to a specified portion of future payments on, the mortgage loans and any other assets included in the related trust.  A term sheet may accompany this term sheet supplement for any series and may set forth additional information about the mortgage loans, the certificates and the trust for that series.

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YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE S-7 IN THIS TERM SHEET SUPPLEMENT.
-------------------------------------------------------------------------------------------------------------------

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SECURITIES AND EXCHANGE
COMMISSION,  OR SEC, FOR THE OFFERING TO WHICH THIS COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE
BASE  PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE
COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING
EDGAR  ON THE  SEC  WEB  SITE  AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER  OR  ANY  DEALER
PARTICIPATING  IN THE OFFERING  WILL ARRANGE TO SEND YOU THE  PROSPECTUS  AT NO CHARGE IF YOU REQUEST IT BY CALLING
THE TOLL-FREE NUMBER SET FORTH IN ANY FINAL TERM SHEET FOR ANY CLASS OF CERTIFICATES RELATED TO THE OFFERING.

                                                  OCTOBER 6, 2006

THIS TERM SHEET  SUPPLEMENT  IS NOT  REQUIRED  TO, AND DOES NOT,  CONTAIN  ALL  INFORMATION  THAT IS REQUIRED TO BE
INCLUDED IN THE  PROSPECTUS  AND THE  PROSPECTUS  SUPPLEMENT  FOR ANY SERIES.  THE  INFORMATION  IN THIS TERM SHEET
SUPPLEMENT IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO
PURCHASE  ANY OF THE  OFFERED  CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED  IN ANY PRIOR  SIMILAR  TERM SHEET
SUPPLEMENT AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET  SUPPLEMENT  AND ANY RELATED TERM SHEET FOR A SERIES IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF
AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

NEITHER THE SECURITIES AND EXCHANGE  COMMISSION NOR ANY STATE SECURITIES  COMMISSION HAS APPROVED OR DISAPPROVED OF
THE  OFFERED  CERTIFICATES  OR  DETERMINED  THAT THIS TERM SHEET  SUPPLEMENT,  ANY TERM SHEET FOR ANY SERIES OR THE
RELATED BASE PROSPECTUS IS ACCURATE OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE  ATTORNEY  GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR  ENDORSED  THE  MERITS OF THIS  OFFERING.  ANY
REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

THE  CERTIFICATES OF ANY SERIES  REPRESENT  INTERESTS ONLY IN THE RELATED TRUST, AS THE ISSUING ENTITY,  AND DO NOT
REPRESENT  INTERESTS IN OR  OBLIGATIONS  OF  RESIDENTIAL  FUNDING  MORTGAGE  SECURITIES I, INC., AS THE  DEPOSITOR,
RESIDENTIAL FUNDING COMPANY, LLC, AS THE SPONSOR, OR ANY OF THEIR AFFILIATES.

                                              EUROPEAN ECONOMIC AREA

In relation to each Member State of the European  Economic Area which has  implemented  the  Prospectus  Directive, each referred to in this term sheet  supplement as a Relevant  Member State,  each  underwriter  will represent and agree that with effect  from and  including  the date on which the  Prospectus  Directive  is  implemented  in that
Relevant Member State,  referred to in this term sheet supplement as the Relevant  Implementation  Date, it has not made and will not make an offer of any class of  certificates  with a minimum  denomination  less than  $100,000 to the public in that Relevant Member State prior to the  publication of a prospectus in relation to the  certificates which has been approved by the competent  authority in that Relevant Member State or, where  appropriate,  approved in another  Relevant  Member State and notified to the competent  authority in that Relevant  Member State,  all in accordance  with the  Prospectus  Directive,  except  that it may,  with  effect from and  including  the  Relevant
Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)      to legal  entities  which are  authorized or regulated to operate in the  financial  markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)      to any legal  entity  which has two or more of (1) an  average of at least 250  employees  during the last financial  year;  (2) a total  balance  sheet of more than(euro)43,000,000  and (3) an annual net turnover of more than(euro)50,000,000, as shown in its last annual or consolidated accounts; or

(c)      in any other  circumstances  which do not require the  publication by the issuer of a prospectus  pursuant to Article 3 of the Prospectus Directive.

For the  purposes  of the  preceding  paragraph,  (i) "offer of  certificates  to the  public" in  relation  to any certificates  in any  Relevant  Member  State means the  communication  in any form and by any means of  sufficient information on the terms of the offer and the  certificates  to be offered so as to enable an investor to decide to purchase  or  subscribe  the  certificates,  as the  same  may be  varied  in  that  Member  State  by any  measure implementing  the  Prospectus  Directive in that Member State,  and (ii)  "Prospectus  Directive"  means  Directive
2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

                                                  UNITED KINGDOM

Each underwriter for any series of certificates will represent and agree that:

(a)      it has  only  communicated  or  caused  to be  communicated  and  will  only  communicate  or  cause to be communicated  an  invitation  or  inducement  to engage in  investment  activity  (within  the  meaning of
         Section 21 of the Financial  Services and Markets Act,  referred to in this term sheet supplement as FSMA)
         received  by it in  connection  with  the  issue or sale of the  certificates  in  circumstances  in which
         Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)      it has complied and will comply with all  applicable  provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

           IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED
           CERTIFICATES, THIS TERM SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO ANY
                                          SERIES OF OFFERED CERTIFICATES

We provide  information to you about any series of offered  certificates  in three or more separate  documents that provide progressively more detail:

         -        the related base prospectus,  which provides general information,  some of which may not apply to your series of offered certificates;

         -        this term sheet  supplement,  which provides  general  information  about series of  certificates issued  pursuant to the  depositor's  "Jumbo A" floating rate program or the SA Program,  some of which may not apply to your series of offered certificates; and

         -        one or more term sheets,  which may  describe  terms  applicable  to the classes of the series of offered  certificates  described  therein,  may  provide  a  description  of  certain  collateral information  regarding  the  mortgage  loans and the parties to the  transaction  and may provide other information related to your series of certificates.

The registration statement to which this offering relates is Commission File Number 333-131201.

The  depositor's  principal  offices  are  located at 8400  Normandale  Lake  Boulevard,  Suite  250,  Minneapolis,
Minnesota 55437 and its telephone number is (952) 857-7000.

THE  INFORMATION IN THIS TERM SHEET  SUPPLEMENT,  IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO
PURCHASE ANY OF THE CERTIFICATES,  SUPERSEDES ANY INFORMATION  CONTAINED IN ANY PRIOR SIMILAR MATERIALS RELATING TO
THE  CERTIFICATES.  THE INFORMATION IN THIS TERM SHEET  SUPPLEMENT IS PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR
CHANGE.  THIS TERM SHEET  SUPPLEMENT  IS BEING  DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH  INFORMATION  ABOUT THE
OFFERING OF THE  CERTIFICATES  REFERRED TO IN THIS TERM SHEET  SUPPLEMENT  AND TO SOLICIT AN OFFER TO PURCHASE  THE
CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE  MADE BY YOU WILL NOT BE ACCEPTED  AND WILL NOT
CONSTITUTE A CONTRACTUAL  COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES,  UNTIL WE HAVE ACCEPTED YOUR OFFER
TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT
OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE  UNDERWRITER'S  OBLIGATION  TO DELIVER SUCH
CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS OF THE  UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE
AVAILABILITY  OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS
OF THE CERTIFICATES,  AND THE  CHARACTERISTICS OF THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER
THINGS,  TO THE  POSSIBILITY  THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME  DELINQUENT OR DEFAULTED OR MAY
BE REMOVED OR REPLACED  AND THAT  SIMILAR OR  DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,  AND THAT ONE OR
MORE CLASSES OF CERTIFICATES MAY BE SPLIT,  COMBINED OR ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL  PROSPECTUS.  YOU ARE  ADVISED  THAT  CERTIFICATES  MAY NOT BE  ISSUED  THAT  HAVE  THE  CHARACTERISTICS
DESCRIBED IN THESE  MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL SUCH  CERTIFICATES  TO YOU IS CONDITIONED ON
THE MORTGAGE LOANS AND CERTIFICATES  HAVING THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  IF FOR ANY REASON
THE ISSUING ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE  UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE ISSUING
ENTITY NOR ANY  UNDERWRITER  WILL HAVE ANY  OBLIGATION  TO YOU TO DELIVER  ALL OR ANY  PORTION OF THE  CERTIFICATES
WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING ENTITY NOR ANY  UNDERWRITER  WILL BE LIABLE FOR ANY
COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

                 TABLE OF CONTENTS

                                                    PAGE

RISK FACTORS......................................S-2
ISSUING ENTITY....................................S-2
SPONSOR AND MASTER SERVICER.......................S-2
AFFILIATIONS AMONG TRANSACTION PARTIES............S-2
DESCRIPTION OF THE MORTGAGE POOL..................S-2
         General..................................S-2
         Loan Groups..............................S-2
         Mortgage Rate Adjustment.................S-2
         Sharia Mortgage Loans....................S-2
         Static Pool Information..................S-2
         Primary Mortgage Insurance and Primary
         Hazard Insurance ........................S-2
         Underwriting Standards...................S-2
         Automated Valuation Platform.............S-2
         Additional Information...................S-2
DESCRIPTION OF THE CERTIFICATES...................S-2
         General..................................S-2
         Glossary of Terms........................S-2
         Interest Distributions...................S-2
         Principal Distributions on the Senior
         Certificates ............................S-2
         Principal Distributions on Certain Classes
         of Insured Certificates .................S-2
         Principal Distributions on the Class M
         Certificates ............................S-2
         Allocation of Losses; Subordination......S-2
         Advances.................................S-2
         Residual Interests.......................S-2
CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS.......S-2
         General..................................S-2
         Prepayment Considerations................S-2
         Allocation of Principal Payments.........S-2
         Realized Losses and Interest Shortfalls..S-2
         Purchase Price...........................S-2
         Pass-Through Rates.......................S-2
         Principal Only Certificate and Interest
         Only Certificate Yield Considerations ...S-2
         Class M-2 and Class M-3 Certificate Yield
         Considerations ..........................S-2
         Additional Yield Considerations Applicable
         Solely to the Residual Certificates .....S-2
POOLING AND SERVICING AGREEMENT...................S-2
         General..................................S-2
         Custodial Arrangements...................S-2
         The Master Servicer and Subservicers.....S-2
         Servicing and Other Compensation and
         Payment of Expenses .....................S-2
         Reports to Certificateholders............S-2
         Voting Rights............................S-2
         Termination..............................S-2
         The Trustee..............................S-2
LEGAL PROCEEDINGS.................................S-2
MATERIAL FEDERAL INCOME TAX CONSEQUENCES..........S-2
         Special Tax Considerations Applicable to
         Residual Certificates ...................S-2
         Tax Return Disclosure and Investor List
         Requirements ............................S-2
         State and Other Tax Consequences.........S-2
USE OF PROCEEDS...................................S-2
METHOD OF DISTRIBUTION............................S-2
LEGAL OPINIONS....................................S-2
RATINGS  S-2
LEGAL INVESTMENT..................................S-2
ERISA CONSIDERATIONS..............................S-2

                                                   RISK FACTORS

         The offered  certificates  of any series are not suitable  investments  for all investors.  In particular, you should not purchase any class of offered certificates unless you understand the prepayment,  credit,  liquidity and market risks associated with that class.

         The offered  certificates  are complex  securities.  You should possess,  either alone or together with an investment  advisor,  the expertise  necessary to evaluate the information  contained in this term sheet supplement and the related base prospectus in the context of your financial situation and tolerance for risk.

         The  mortgage  loans  included in the trust  established  for any series will be divided  into two or more loan  groups.  The risks  associated  with an  investment  in  different  classes  of offered  certificates  may be different as a result of the characteristics of the specific loan group to which the offered certificates relate.

         You should carefully  consider,  among other things, the following factors in connection with the purchase of the offered certificates:

RISK OF LOSS

Underwriting standards may        Generally,  the mortgage loans have been originated  using  underwriting  standards
affect risk of loss on the        that conform to those published in Residential Funding Company,  LLC's Client Guide
mortgage loans.                   for the "Jumbo A" program.  Applying these standards creates  additional risks that losses on the mortgage loans will be allocated to certificateholders.
                                  Examples include the following:

                                  o    mortgage loans secured by non-owner occupied  properties may present a greater risk that the borrower  will stop making  monthly  payments if the  borrower's financial condition deteriorates;
                                  o    mortgage loans with principal balances greater than the applicable conforming balance of Fannie Mae and Freddie Mac may present a risk of a greater loss if the borrower's financial condition deteriorates;
                                  o    mortgage loans underwritten through the use of an automated underwriting system may not require the delivery of all or a portion of the related credit files, which increases the risk that the borrower's credit worthiness is not accurately represented;
                                  o    mortgage loans with graduated monthly payments, which are initially less than the amount necessary to fully amortize the mortgage loan but increase over time may result in circumstances where increases in the borrower's income may not be sufficient to cover increases in the payment requirements; and
                                  o    mortgage loans made to borrowers whose income is not required to be disclosed or verified may increase the risk that the borrower's income is less than that represented.

                                  Subject to some limitations, the mortgage loans with loan-to-value ratios over 80%
                                  are expected to be insured by primary mortgage insurance to the extent described in this term sheet supplement.  However, if the insurer is unable to pay a claim, the amount of loss incurred on those loans may be increased.
                                  In addition, in determining loan-to-value ratios for certain mortgage loans, the value of the related mortgaged property may be based on an appraisal that is up to
                                  24 months old if there is a supporting broker's price opinion, automated valuation, drive-by appraisal or other certification of value.  If such an appraisal does not reflect current market values and such market values have declined, the likelihood that proceeds from a sale of the mortgaged property may be insufficient to repay the mortgage loan is increased.

                                  See "The Trusts--The Mortgage Loans " and "Certain Legal Aspects of Mortgage Loans"
                                  in the related base prospectus.

The return on your certificates   The  Servicemembers  Civil  Relief  Act, as  amended,  or the Relief Act,  provides
could be reduced by shortfalls    relief to borrowers who enter active  military  service and to borrowers in reserve
due to the Servicemembers Civil   status  who are  called to active  duty  after the  origination  of their  mortgage
Relief Act.                       loan.  Current or future military  operations of the United States may increase the number of  borrowers  who are in active  military  service,  including  persons  in reserve  status who have been called or will be called to active  duty.  The Relief
                                  Act provides  generally that a borrower who is covered by the Relief Act may not be charged  interest on a mortgage loan in excess of 6% per annum during the period of the borrower's active duty. Any resulting  interest  shortfalls are not required to be  paid  by the  borrower  at  any  future  time.  The  master  servicer  for  the applicable  series of certificates will not be required to advance these shortfalls as  delinquent  payments,  and the  shortfalls  will not be  covered by any form of credit  enhancement on the certificates.  Interest  shortfalls on any mortgage loan included  in the trust  established  for any series due to the  application  of the
                                  Relief  Act or similar  legislation  or  regulations  will be applied to reduce the accrued  interest on each  interest-bearing  class of certificates  related to that mortgage loan on a pro rata basis.

                                  The Relief Act also limits the ability of the  servicer to  foreclose on a mortgage loan during the  borrower's  period of active  duty and,  in some cases,  during an additional  three  month  period  thereafter.  As a result,  there may be delays in payment and  increased  losses on the mortgage  loans.  Those delays and  increased losses on the  mortgage  loans in any loan  group  will be borne  primarily  by the class of related  certificates of that series with a certificate  principal balance greater  than  zero  with the  lowest  payment  priority,  other  than any class of certificates  of any series  covered by a financial  guaranty  policy as and to the extent set forth in any final term sheet for that class.
                                  We do not know how many mortgage  loans included in any loan group have been or may be  affected  by the  application  of the  Relief  Act or  similar  legislation  or regulations.

                                  See the  definition  of Accrued  Certificate  Interest  under  "Description  of the
                                  Certificates--Glossary  of Terms" in this term sheet  supplement  and "Certain Legal
                                  Aspects of Mortgage  Loans--Servicemembers  Civil  Relief  Act" in the related  base prospectus.

The return on your certificates   Losses on  mortgage  loans may occur due to a wide  variety of causes,  including a
may be affected by losses on      decline in real estate values as well as adverse changes in a borrower's  financial
the mortgage loans in the         condition.  A decline in real estate  values or economic  conditions  nationally or
mortgage pool, which could        in the regions where the mortgaged  properties  are  concentrated  may increase the
occur due to a variety of         risk of losses on the mortgage loans.
causes.

The return on your certificates   One  risk  of  investing   in   mortgage-backed   securities   is  created  by  any
may be particularly sensitive     concentration of the related properties in one or more geographic  regions.  If the
to changes in real estate         regional  economy or housing  market  weakens  in any region  having a  significant
markets in specific regions.      concentration  of properties  underlying the mortgage loans in any loan group,  the mortgage  loans in that region may experience  high rates of loss and  delinquency, resulting in losses to holders of the related  series of  certificates.  A region's economic  condition  and housing  market may be adversely  affected by a variety of events,  including  natural disasters such as earthquakes,  hurricanes,  floods and eruptions,  civil  disturbances such as riots, by disruptions such as ongoing power outages,  or terrorist  actions or acts of war. The economic impact of any of those events  may also be felt in areas  beyond the region  immediately  affected  by the disaster or disturbance.  The properties  underlying the mortgage loans in any loan group may be  concentrated  in these  regions.  This  concentration  may  result in greater losses to the related  certificateholders  than those generally present for similar mortgage-backed securities without that concentration.

                                  Several  hurricanes,  which  struck  Louisiana,  Alabama,  Mississippi,  Texas  and
                                  Florida  in  August,  September  and  October  2005,  may have  adversely  affected mortgaged  properties  underlying  the  mortgage  loans in any loan  group in those states.  Generally,  the  Mortgage  loans in any loan  group will not be secured by mortgaged  properties  located in the federal emergency  management agency ("FEMA")
                                  designated  individual  assistance zones and in FEMA designated  public  assistance areas,  which  include  mortgaged  properties  in areas that were  affected  by the hurricanes.  Residential  Funding  Company,  LLC  will  make a  representation  and warranty that each  mortgaged  property  underlying a mortgage loan in a loan group is free of damage and in good repair as of the  closing  date for that  series.  In the event that a mortgaged  property  underlying a mortgage loan in a loan group is damaged as of the  closing  date for that  series and that  damage  materially  and adversely  affects  the value of or the  interests  of the  holders of the  related certificates  in the  related  mortgage  loan  (without  regard  to any  applicable
                                  financial   guaranty  insurance  policy  with  respect  to  any  class  of  insured certificates of that series),  Residential Funding Company, LLC will be required to repurchase  the related  mortgage  loan from the trust.  Any such  repurchases  may shorten the weighted  average  lives of the  certificates  of that series.  We will not know how many  mortgaged  properties  underlying  the mortgage  loans in a loan group will have been or may be affected by the  hurricanes  and  therefore  whether the payment  experience  on any mortgage  loan in the mortgage pool for that series will be affected.

                                  See "Description of the Mortgage Pool in this term sheet supplement.

The return on your certificates   Except  as is  otherwise  set  forth  in  the  final  term  sheet  for a  class  of
will be reduced if losses         certificates,  the only credit enhancement for any class of senior  certificates in
exceed the credit enhancement     any certificate group will be the  subordination  provided by the Class M and Class
available to your certificates.   B Certificates  related to that certificate group (and with respect to any class of super  senior  certificates,  the  subordination  provided by the related  class or classes of senior  support  certificates,  and with respect to any class of insured certificates,  of any series,  the credit  enhancement  provided  by the  financial guaranty  insurance policy and any applicable reserve fund as and to the extent set forth in any final term sheet for that  class).  The only  credit  enhancement  for any  Class M  Certificates  in any  certificate  group  will  be the  subordination provided  by the  related  Class B  Certificates  and any class of related  Class M
                                  Certificates,  if any,  with a lower payment  priority than that class.  You should also be aware that the credit enhancement  provided for some types of losses may be limited.

                                  See "Description of the  Certificates--Allocation of Losses;  Subordination" in this term sheet supplement.

The value of your certificates    If the performance of the mortgage loans included in the trust  established for any
may be reduced if losses are      series is substantially  worse than assumed by the rating agencies rating any class
higher than expected.             of certificates of that series,  the ratings of any class of those certificates may be  lowered  in  the  future.  This  would  probably  reduce  the  value  of  those certificates.  None of the  depositor,  the master  servicer  nor any other  entity will have any  obligation  to  supplement  any credit  enhancement,  or to take any other action to maintain any rating of the certificates.

A transfer of master servicing    If the master servicer  defaults in its obligations under the pooling and servicing
in the event of a master          agreement,  the master  servicing of the mortgage  loans may be  transferred to the
servicer default may increase     trustee or an  alternate  master  servicer,  as  described  under "The  Pooling and
the risk of payment application   Servicing   Agreement  -  Rights  Upon  Event  of  Default"  in  the  related  base
errors.                           prospectus.  In the event of such a transfer  of master  servicing  there may be an increased  risk of errors in applying  payments from  borrowers or in  transmitting information and funds to the successor master servicer.

Some of the mortgage loans have   A portion of the mortgage  loans included in the trust  established  for any series
an initial interest-only          or in any loan  group for that  trust may have  initial  interest-only  periods  of
period, which may increase the    varying  duration.  During this period,  the payment  made by the related  borrower
risk of loss and delinquency on   will be less than it would be if the mortgage  loan  amortized.  In  addition,  the
these mortgage loans.             mortgage  loan  balance will not be reduced by the  principal  portion of scheduled monthly  payments during this period.  As a result,  no principal  payments will be made to the  certificates  of the related series from mortgage loans of this nature during their interest-only period, except in the case of a prepayment.
                                  After the initial  interest-only  period,  the scheduled  monthly  payment on these mortgage  loans may increase,  which may result in increased  delinquencies  by the related  borrowers,  particularly if interest rates have increased and the borrower is unable to  refinance.  In  addition,  losses may be  greater  on these  mortgage loans as a result of the  mortgage  loan not  amortizing  during the early years of these mortgage loans.  Although the amount of principal  included in each scheduled monthly payment for a traditional  mortgage loan can be relatively small during the first few years after the  origination  of a mortgage  loan,  in the  aggregate the amount can be significant.

                                  Mortgage  loans with an initial  interest-only  period  are  relatively  new in the
                                  mortgage   marketplace.   The   performance   of  these   mortgage   loans  may  be
                                  significantly  different  than mortgage loans that fully  amortize.  In particular, there may be a higher  expectation by these borrowers of refinancing their mortgage loans with a new mortgage  loan,  in particular  one with an initial  interest-only period,  which may result in higher or lower prepayment speeds than would otherwise be the case.  In  addition,  the failure to build  equity in the related  mortgaged property by the related  mortgagor may affect the loss,  delinquency and prepayment experience of these mortgage loans.

Rising interest rates may         The  mortgage  loans are  adjustable  rate  mortgage  loans  whose  interest  rates
adversely affect the value of     increase as the  applicable  index  increases.  If market  interest  rates increase
your certificates.                significantly,  the  likelihood  that  borrowers  may  not be  able  to  pay  their increased  interest  payments would increase,  resulting in greater defaults on the mortgage  loans. In addition,  rising  interest rates may adversely  affect housing prices and the economy  generally,  thereby  increasing  the likelihood of defaults and losses on the mortgage loans.
RISKS RELATING TO PRIMARY
MORTGAGE INSURERS

You may incur losses if a         Subject to limited  exceptions,  the mortgage loans in each loan group that have an
primary mortgage insurer fails    LTV ratio at  origination  in excess of 80% are expected to be insured by a primary
to make payments under a          mortgage  insurance  policy.  If such a mortgage loan were subject to a foreclosure
primary mortgage insurance        and the value of the related mortgaged  property were not sufficient to satisfy the
policy                            mortgage  loan,  payments  under the primary  mortgage  insurance  policy  would be required  to avoid any losses,  or to reduce the losses on,  such a mortgage  loan.
                                  If the  insurer  is unable or refuses  to pay a claim,  the  amount of such  losses would be allocated to holders of the related certificates as realized losses.
RISKS RELATING TO COOPERATIVE
LOANS

Cooperative loans have certain    Some of the mortgage loans may not be secured  directly by real property but may be
characteristics that may          cooperative  loans. A cooperative  loan is secured by a first lien on shares issued
increase the risk of loss         by the cooperative  corporation that owns the related apartment building and on the related  proprietary  lease or occupancy  agreement  granting  exclusive  rights to occupy a specific  unit  within the  cooperative.  Cooperative  loans have  certain characteristics that may increase the likelihood of losses.

                                  The  proprietary  lease or  occupancy  agreement  securing  a  cooperative  loan is subordinate,  in most  cases,  to any blanket  mortgage on the related  cooperative apartment  building or on the  underlying  land.  If the  cooperative  is unable to meet the  payment  obligations  (i)  arising  under  an  underlying  mortgage,  the mortgagee  holding an  underlying  mortgage  could  foreclose on that  mortgage and terminate  all  subordinate  proprietary  leases and  occupancy  agreements or (ii)
                                  arising under its land lease, the holder of the landlord's  interest under the land lease could  terminate  it and all  subordinate  proprietary  leases and  occupancy agreements.

                                  Additionally,  the proprietary  lease or occupancy  agreement may be terminated and
                                  the   cooperative   shares   may   be   cancelled   by  the   cooperative   if  the
                                  tenant-stockholder  fails to pay  maintenance or other  obligations or charges owed
                                  by  the  tenant-stockholder.   A  default  by  the  tenant-stockholder   under  the
                                  proprietary  lease or occupancy  agreement will usually  constitute a default under the  security  agreement  between  the  lender and the  tenant-stockholder.  In the event of a foreclosure  under a cooperative  loan, the mortgagee will be subject to certain  restrictions  on its ability to  transfer  the  collateral  and the use of proceeds  from any sale of  collateral.  See  "Certain  Legal  Aspects of  Mortgage
                                  Loans--The Mortgage Loans--Cooperative Loans" in the related base prospectus.

LIMITED OBLIGATIONS

Payments on the mortgage loans    The certificates  offered in each series will represent interests only in the trust
in the related mortgage pool      established  for that  series.  The  certificates  do not  represent  an  ownership
are the primary source of         interest in or obligation  of the  depositor,  the master  servicer or any of their
payments on your certificates.    affiliates.  If proceeds  from the assets of the trust  established  for any series of  certificates  are not  sufficient  to make all payments  provided for under the pooling and servicing  agreement for that series,  investors  will have no recourse to the depositor,  the master servicer or any other entity,  and will incur losses.
                                  Additional   credit   enhancement  will  be  provided  for  any  class  of  insured certificates of any series by the applicable  financial  guaranty  insurance policy and any  applicable  reserve  fund as and to the extent set forth in any final term sheet for that class.
LIQUIDITY RISKS

You may have to hold your         A  secondary  market for your  certificates  may not  develop.  Even if a secondary
certificates to maturity if       market  does  develop,  it may not  continue  or it may be  illiquid.  Neither  the
their marketability is limited.   underwriters  for the related  series nor any other person will have any obligation to make a secondary  market in your  certificates,  and you generally have no right to request redemption of your  certificates.  Illiquidity means you may not be able to find a buyer to buy your  securities  readily or at prices  that will enable you to realize a desired  yield.  Illiquidity  can have a severe  adverse effect on the market value of your certificates.
                                  Any class of offered  certificates may experience  illiquidity,  although generally
                                  illiquidity  is  more  likely  for  classes  that  are   especially   sensitive  to
                                  prepayment,   such  as  any  Interest  Only   Certificates   and   Principal   Only
                                  Certificates,  or credit risk, such as the Class M Certificates,  or that have been structured to meet the investment requirements of limited categories of investors.

BANKRUPTCY RISKS

Bankruptcy proceedings could      The  transfer of the mortgage  loans from any  applicable  seller to the  depositor
delay or reduce distributions     will be intended by the parties to be and will be  documented  as a sale.  However,
on the certificates.              if any seller were to become  bankrupt,  a trustee in  bankruptcy  could attempt to recharacterize  the sale of the  applicable  mortgage  loans as a loan  secured  by those  mortgage  loans or to  consolidate  those  mortgage loans with the assets of that  seller.  Any  such  attempt  could  result  in a  delay  in or  reduction  of collections on the mortgage loans included in the trust  established for any series available to make payments on the certificates of that series.

The Bankruptcy of a Borrower      If a borrower  becomes subject to a bankruptcy  proceeding,  a bankruptcy court may
May Increase the Risk of Loss     require  modifications  of  the  terms  of a  mortgage  loan  without  a  permanent
on a Mortgage Loan.               forgiveness  of the  principal  amount of the  mortgage  loan.  Modifications  have included  reducing  the  amount  of each  monthly  payment,  changing  the  rate of interest and altering the repayment schedule.  In addition,  a court having federal bankruptcy  jurisdiction may permit a debtor to cure a monetary default relating to a mortgage loan on the debtor's  residence by paying arrearages within a reasonable period and reinstating  the original  mortgage loan payment  schedule,  even though the lender  accelerated  the mortgage loan and final  judgment of  foreclosure  had been entered in state court.  In addition,  under the federal  bankruptcy  law, all actions  against a borrower and the borrower's  property are  automatically  stayed upon the filing of a bankruptcy petition.
SPECIAL YIELD AND PREPAYMENT
CONSIDERATIONS

The yield on your certificates    The yield to  maturity  on each class of offered  certificates  of any series  will
will vary depending on various    depend on a variety of factors, including:
factors.
                                  o    the rate and timing of  principal  payments  on the  related  mortgage  loans, including  prepayments,  defaults and  liquidations,  and  repurchases  due to breaches of representations or warranties;
                                  o    the  allocation  of principal  payments on the  mortgage  loans in the related loan group among the various classes of offered certificates  included in that series;
                                  o    realized  losses and interest  shortfalls on the mortgage loans in the related loan group;
                                  o    the pass-through rate for that class; and
                                  o    the purchase price of that class.

                                  The rate of  prepayments  is one of the most  important  and least  predictable  of these  factors.  No assurances are given that the mortgage loans will prepay at any particular rate.

                                  In addition,  the master  servicer or servicer may purchase any mortgage  loan that
                                  is  at  least  three  months  delinquent.   Such  repurchases  would  increase  the
                                  prepayment rates on the mortgage loans.

                                  In general,  if you purchase a certificate  at a price higher than its  outstanding certificate  principal  balance and  principal  distributions  on your  certificate occur  faster  than you assumed at the time of  purchase,  your yield will be lower than you  anticipated.  Conversely,  if you purchase a certificate at a price lower than its outstanding  certificate principal balance and principal  distributions on that class occur more slowly than you assumed at the time of  purchase,  your yield will be lower than you anticipated.

The rate of prepayments on the    Since  mortgagors,  in most cases, can prepay their mortgage loans at any time, the
mortgage loans will vary          rate and timing of principal  distributions on the offered  certificates are highly
depending on future market        uncertain  and are  dependent  upon a wide  variety of factors,  including  general
conditions and other factors.     economic conditions,  interest rates, the availability of alternative financing and homeowner mobility.  Generally, when market interest rates increase,  borrowers are less likely to prepay their  mortgage  loans.  This could result in a slower return of principal to you at a time when you might have been able to reinvest  your funds at a  higher  rate  of  interest  than  the  pass-through  rate on  your  class  of certificates.  On the other hand, when market  interest rates  decrease,  borrowers are generally more likely to prepay their  mortgage  loans.  In addition,  when the mortgage  rates on hybrid  mortgage  loans  convert from fixed rates to  adjustable rates,  there may be an  increase  in  prepayments.  This could  result in a faster return of  principal  to you at a time when you might not be able to reinvest  your funds  at an  interest  rate as  high as the  pass-through  rate on your  class  of certificates.

                                  Refinancing  programs,  which may involve  soliciting all or some of the mortgagors to refinance  their  mortgage  loans,  may increase the rate of  prepayments on the mortgage loans.  These refinancing  programs may be offered by the master servicer, any subservicer,  the depositor or their  affiliates,  and may include  streamlined
                                  documentation   programs.   Streamlined   documentation   programs   involve   less
                                  verification of underwriting information than traditional documentation programs.
                                  See "Certain  Yield and  Prepayment  Considerations--Prepayment  Considerations"  in
                                  this term sheet  supplement  and "Maturity and  Prepayment  Considerations"  in the
                                  related base prospectus.

The recording of mortgages in     The  mortgages  or  assignments  of mortgage  for all or a portion of the  mortgage
the name of MERS may affect the   loans  included  in the trust  established  for any  series may have been or may be
yield on the certificates.        recorded in the name of Mortgage Electronic  Registration  Systems,  Inc., or MERS,
                                  solely as nominee for the originator  and its  successors  and assigns.  Subsequent assignments  of those  mortgages are  registered  electronically  through the MERS(R)
                                  System.  However,  if MERS  discontinues the MERS(R)System and it becomes  necessary to record an  assignment  of the  mortgage to the trustee for any series,  then any related  expenses  shall be paid by the  related  trust and will  reduce the amount available  to pay  principal  of and  interest  on the  related  certificates  with
                                  certificate   principal   balances  greater  than  zero  with  the  lowest  payment
                                  priorities.

                                  The recording of mortgages in the name of MERS is a relatively  new practice in the mortgage lending  industry.  Public  recording  officers and others in the mortgage industry may have limited,  if any,  experience  with lenders  seeking to foreclose mortgages,  assignments of which are registered with MERS. Accordingly,  delays and additional costs in commencing,  prosecuting and completing foreclosure proceedings and conducting  foreclosure sales of the mortgaged  properties could result.  Those delays and  additional  costs could in turn delay the  distribution  of liquidation proceeds to holders of the related  certificates  and increase the amount of losses on the mortgage loans.

                                  For additional  information  regarding MERS and the MERS(R)System,  see "Description
                                  of  the   Mortgage   Pool--Loan   Groups"   and   "Certain   Yield  and   Prepayment
                                  Considerations--Realized   Losses  and  Interest  Shortfalls"  in  this  term  sheet
                                  supplement and "Description of the  Certificates--Assignment of Trust Assets" in the
                                  related base prospectus.
SPECIFIC RISK FACTORS
APPLICABLE TO SOME CLASSES OF
CERTIFICATES

The yield on your certificates    The offered  certificates  of each class  included in a series will have  different
will be affected by the           yield  considerations  and  different  sensitivities  to the  rate  and  timing  of
specific terms that apply to      principal distributions,  as more fully described in this term sheet supplement and
that class.                       any final term sheet for any class of any series.  A description  of the categories of certificates that may be included in any series is set forth under  "Description of the Certificates--General" in this term sheet supplement,  and the following is a general discussion of yield considerations and prepayment  sensitivities of some of the categories of certificates that may be included in any series.

                                  See "Certain Yield and Prepayment Considerations" in this term sheet supplement.
Class A Certificates              Each Class of Class A Certificates  will receive  distributions  primarily from the related  loan  group.  Therefore,  the yields on the Class A  Certificates  will be sensitive  to the rate and timing of  principal  prepayments  and  defaults  on the mortgage loans in the related loan group.

                                  See  "Description  of  the  Certificates--Principal   Distributions  on  the  Senior
                                  Certificates" in this term sheet supplement.

Class M Certificates              The yield to  investors  in each class of the Class M  Certificates  for any series will be  sensitive to the rate and timing of losses on the related  mortgage  loans included in the trust  established for that series, if those losses are not covered by a more subordinate  class of Class M Certificates or the Class B Certificates of that certificate group.

                                  It is not expected  that the Class M  Certificates  for any series will receive any distributions  of principal  prepayments  on the mortgage loans from a related loan group for the first  seven years  after the  closing  date for that  series  unless
                                  either  the  aggregate   certificate   principal  balance  of  the  related  senior
                                  certificates  has been  reduced  to zero or, in the case of a Crossed  Transaction, the  weighted  average  subordinate  percentage  for all loan groups is equal to or greater than twice the initial  weighted  average  subordinate  percentage  for all loan groups, or, in the case of a Stacked Transaction,  the subordinate  percentage for that loan group is equal to or greater than twice the initial  weighted average subordinate  percentage for that loan group, and in any case, provided that certain delinquency and loss tests are satisfied.

                                  After  this  initial  period  until the end of the  first  eleven  years  after the closing  date  for  any  series,  all  or a  disproportionately  large  portion  of principal  prepayments  on the  mortgage  loans  in a  related  loan  group  may be allocated to the senior  certificates  as described in this term sheet  supplement, and none or a  disproportionately  small  portion of principal  prepayments  may be paid to the holders of the Class M Certificates  and Class B Certificates  for that series,  unless either the aggregate  certificate  principal balance of the related senior  certificates  has  been  reduced  to zero  or,  in the  case  of a  Crossed
                                  Transaction,  the weighted  average  subordinate  percentage for all loan groups is equal to or greater than twice the initial weighted average subordinate  percentage for all loan  groups,  or, in the case of a Stacked  Transaction,  the  subordinate percentage  for that loan  group is equal to or  greater  than  twice  the  initial weighted  average  subordinate  percentage  for that loan  group,  and in any case, provided that certain delinquency and loss tests are satisfied.

                                  As a result,  the weighted average lives of the Class M Certificates for any series may be longer than would otherwise be the case.
                                  See "Description of the  Certificates--Allocation of Losses;  Subordination" in this term sheet supplement.

Accrual Certificates and          Because  accrual  certificates  are not  entitled to receive any  distributions  of
Partial Accrual Certificates      interest for some period of time and partial accrual  certificates  are entitled to smaller  distributions  of  interest  that  are  based  on  only a  portion  of the certificate  principal  balance of that  class,  accrual  certificates  and partial accrual  certificates of any series will likely  experience  significant  price and yield  volatility.  Investors  should consider  whether this volatility is suitable to their investment needs.

Insured Certificates              Investors in any class of insured  certificates  of any series should be aware that payments of principal on those certificates may be allocated  according to a random lot  procedure,  to the  extent set forth in any final term sheet for that class of insured  certificates  of  that  series.  Therefore  it is  highly  uncertain  that payments will be made to any investor in those  certificates on the date desired by that investor.

                                  In  addition,  any class of  insured  certificates  of any series may be subject to special rules  regarding the procedures,  practices and  limitations  applicable to the distribution of principal to the holders of these  certificates,  to the extent set forth in any final term sheet for that  class of insured  certificates  of that
                                  series.   Insured   certificates   subject  to  these  procedures,   practices  and
                                  limitations  may  not  be  an  appropriate   investment  for  you  if  you  require
                                  distribution  of a particular  amount of principal  on a  predetermined  date or an otherwise  predictable stream of principal  distributions.  If you purchase insured certificates  subject to these  procedures,  practices and  limitations,  we cannot give you any  assurance  that you will  receive  a  distribution  in  reduction  of principal on any particular distribution date.

                                  See "Principal  Distributions  on Certain Classes of Insured  Certificates" in this term sheet supplement.

                                  Investors  in a class of insured  certificates  of any series  should be aware that the related financial guaranty insurance policy will not cover interest  shortfalls
                                  attributable  to  prepayments  or  interest   shortfalls   related  to  Relief  Act
                                  reductions on the related  mortgage loans,  except as is otherwise set forth in any final term sheet for that class of insured certificates of that series.

Interest Only Certificates        A class of interest only  certificates  included in any series will not be entitled to principal  distributions  and will  receive  interest  distributions  based on a notional  amount  which  may  be  based  on  all or a  portion  of the  certificate principal  balance of one or more classes of  certificates  included in the related series.  Investors in a class of interest  only  certificates  should be aware that the yield on that  class  will be  extremely  sensitive  to the rate and  timing of principal  payments on the related class or classes of certificates,  and that rate may  fluctuate  significantly  over time. A faster than  expected rate of principal payments  on the  related  class or  classes of  certificates  will have an adverse effect on the yield to  investors  in a class of  interest  only  certificates  and could result in their failure to fully recover their initial investments.

Lockout Certificates              As described in any final term sheet for that class of lockout  certificates of any series, a class of lockout certificates may not receive  distributions of principal prepayments  on the related  mortgage  loans for a period of time and, as described in any final term  sheet for that class of  certificates,  may not be  expected  to receive  distributions  of  scheduled  principal  payments on the related  mortgage loans for a period of time.  After  the  expiration  of the  initial  period,  such certificates  may receive a  distribution  of principal  prepayments on the related mortgage  loans that is smaller  than that class's pro rata share and, as described in any final term sheet for that class of certificates,  may receive a distribution of scheduled  principal payments on the related mortgage loans that is smaller than that class's pro rata share.

Principal Only Certificates       A class of principal  only  certificates  included in any series is not entitled to receive  distributions  of  interest.  Investors  in a principal  only  certificate should be aware that if  prepayments  of  principal  on the  mortgage  loans in the related  loan group and  distributed  to that class  occur at a rate slower than an investor  assumed at the time of purchase,  the investor's yield will be lower than anticipated.

Senior Support Certificates       Investors in a class of senior support  certificates  of any series should be aware that all or a portion of losses on the  mortgage  loans in the  related  loan group otherwise  allocable to the related  class or classes of super senior  certificates will be  allocated  to that  class of  senior  support  certificates  as and to the extent set forth in any final term sheet for that  class.  Therefore,  the yield to maturity on that class of senior support  certificates will be extremely  sensitive to losses  otherwise  allocable  to the  related  class or classes of super  senior certificates.

                                                  ISSUING ENTITY

         The  depositor  will  establish a trust with  respect to each series on the closing  date for that series, under a series  supplement,  dated as of the cut-off  date for that series,  to the  standard  terms of pooling and servicing  agreement,  dated as of  September 1,  2006,  among the depositor,  the master servicer and the trustee, together with the series  supplement,  referred to herein as the pooling and servicing  agreement.  The pooling and servicing  agreement is governed by the laws of the State of New York.  On the closing  date for each  series,  the depositor  will  deposit  into the trust a pool of  mortgage  loans  secured by first  liens on one-to  four-family residential  properties,  that in the aggregate will  constitute a mortgage pool with terms to maturity of not more than 40  years.  The  mortgage  pool will be  divided  into two or more loan  groups.  The trust  will not have any additional equity.

         The pooling and  servicing  agreement  for each series will  authorize the trust to engage only in selling the  certificates  in exchange for the mortgage  loans  included in that trust  entering  into and  performing  its obligations  under the  pooling  and  servicing  agreement  for that  series,  activities  necessary,  suitable  or convenient  to such actions and other  activities  as may be required in connection  with the  conservation  of the trust fund and making distributions to certificateholders of that series.

         The pooling  and  servicing  agreement  for each series will  provide  that the  depositor  assigns to the trustee  for the  benefit of the  certificateholders  without  recourse  all the right,  title and  interest of the depositor  in and to the  mortgage  loans  included in the trust  established  for that  series.  Furthermore,  the pooling and servicing  agreement  will state that,  although it is intended that the conveyance by the depositor to the trustee of the mortgage  loans for that series be construed as a sale,  the  conveyance of such mortgage  loans shall also be deemed to be a grant by the depositor to the trustee of a security  interest in such  mortgage  loans and related collateral.

         Some  capitalized  terms  used in  this  term  sheet  supplement  have  the  meanings  given  below  under
"Description of the Certificates--Glossary of Terms" or in the related base prospectus under "Glossary."

                                            SPONSOR AND MASTER SERVICER

         Residential  Funding Company,  LLC, or Residential  Funding,  a Delaware limited liability  company,  buys residential  mortgage  loans under  several loan  purchase  programs  from  mortgage  loan  originators  or sellers nationwide,  including  affiliates,  that meet its seller/servicer  eligibility  requirements and services mortgage loans for its own account and for others.  See  "Mortgage  Loan  Program--Qualifications  of Sellers" in the related base  prospectus for a general  description of applicable  seller/servicer  eligibility  requirements.  Residential
Funding's  principal  executive  offices are located at 8400  Normandale Lake  Boulevard,  Suite 250,  Minneapolis,
Minnesota  55437.  Its  telephone  number is (952)  857-7000.  Residential  Funding  conducts  operations  from its headquarters in Minneapolis and from offices located  primarily in California,  Texas,  Maryland,  Pennsylvania and
New York.  Residential Funding finances its operations primarily through its securitization program.

         Residential Funding was founded in 1982 and began operations in 1986, acquiring, servicing and securitizing residential jumbo mortgage loans secured by first liens on one- to four-family residential properties. These jumbo mortgage loans, such as the mortgage loans described in this term sheet supplement, are originated under Residential Funding's "Jumbo A Program".  General Motors Acceptance Corporation purchased
Residential Funding in 1990.  Residential Funding also began to acquire and service both closed-end and revolving loans secured by second liens and subprime loans in 1995.

         GMAC Mortgage Corporation, a Pennsylvania corporation, is expected to merge into a Delaware limited liability company on or about October 17, 2006. Residential Capital Corporation, the Sponsor's parent, is expected to convert from a Delaware corporation to a Delaware limited liability company on or about October 31,
2006.

SPONSOR SECURITIZATION EXPERIENCE

         The following  tables set forth the aggregate  principal  amount of publicly  offered  securitizations  of mortgage  loans  sponsored  by  Residential  Funding  for  the  past  five  years.  Residential  Funding  sponsored approximately  $23.9 billion and $2.4 billion in initial aggregate  principal amount of mortgage-backed  securities in the 2001  calendar  year backed by first lien  mortgage  loans and junior  lien  mortgage  loans,  respectively.
Residential  Funding sponsored  approximately  $52.1 billion and $2.4 billion in initial aggregate principal amount of  mortgage-backed  securities  in the 2005  calendar  year  backed by first lien  mortgage  loans and junior lien mortgage  loans,  respectively.  The  percentages  shown under  "Percentage  Change from Prior Year"  represent the ratio of (a) the difference between the current and prior year volume over (b) the prior year volume.

FIRST LIEN MORTGAGE LOANS

                                                                                                                          SIX-MONTHS
                                                                                                                            ENDED
                                                                 YEAR ENDED DECEMBER 31,                                   JUNE 30,
   VOLUME BY PRINCIPAL BALANCE           2001             2002            2003             2004             2005             2006

Prime Mortgages(1)                  $16,387,846,100  $16,177,753,813 $18,964,072,062  $11,953,278,792  $24,149,038,614 $15,986,659,784

                                    $ 7,566,949,253  $15,475,700,554 $27,931,235,627  $24,408,531,445  $27,928,496,334 $14,270,539,852
Non-Prime Mortgages(2)

Total                               $23,954,795,353  $31,653,454,367 $46,895,307,689  $36,361,810,237  $52,077,534,948 $30,257,199,636

Prime Mortgages(1)                           68.41%          51.11%           40.44%           32.87%          46.37%            52.84%

Non-Prime Mortgages(2)                       31.59%          48.89%           59.56%           67.13%          53.63%            47.16%

Total                                       100.00%         100.00%          100.00%          100.00%         100.00%           100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR

Prime Mortgages(1)                           98.71%         (1.28)%           17.22%         (36.97)%         102.03%

Non-Prime Mortgages(2)                        2.60%         104.52%           80.48%         (12.61)%          14.42%

Total                                        53.34%          32.14%           48.15%         (22.46)%          43.22%

===================================================================================================================

JUNIOR LIEN MORTGAGE LOANS

                                                                                                                         SIX-MONTHS
                                                                                                                            ENDED
                                                                 YEAR ENDED DECEMBER 31,                                  JUNE 30,
   VOLUME BY PRINCIPAL BALANCE           2001             2002            2003             2004             2005            2006

Prime Mortgages(1)                   $2,438,519,235    2,875,005,049   3,207,008,585    2,085,015,925    2,409,506,573   $1,567,743,737

Non-Prime Mortgages(2)                           -                -               -                -                -               -

Total
                                     $2,438,519,235    2,875,005,049   3,207,008,585    2,085,015,925    2,409,506,573   $1,567,743,737

Prime Mortgages(1)                          100.00%         100.00%          100.00%          100.00%         100.00%          100.00%

Non-Prime Mortgages(2)                        0.00%           0.00%            0.00%            0.00%           0.00%            0.00%

Total                                       100.00%         100.00%          100.00%          100.00%         100.00%          100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR

Prime Mortgages(1)                         (12.07)%          17.90%           11.55%         (34.99)%          15.56%

Non-Prime Mortgages(2)                            -               -                -                -               -

Total                                      (12.07)%          17.90%           11.55%         (34.99)%          15.56%

===================================================================================================================

FIRST LIEN MORTGAGE LOANS
                                                                                                                         SIX-MONTHS
                                                                                                                            ENDED
                                                                 YEAR ENDED DECEMBER 31,                                  JUNE 30,
    VOLUME BY NUMBER OF LOANS            2001             2002            2003             2004             2005            2006

Prime Mortgages(1)                        57,758           68,077          86,166           55,773           91,631          58,177

Non-Prime Mortgages(2)                    71,443          136,789         200,446          170,696          173,796          86,598

Total                                    129,201          204,866         286,612          226,469          265,427         144,775

Prime Mortgages(1)                         44.70%           33.23%          30.06%           24.63%           34.52%          40.18%

Non-Prime Mortgages(2)                     55.30%           66.77%          69.94%           75.37%           65.48%          59.82%

Total                                     100.00%          100.00%         100.00%          100.00%          100.00%         100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR

Prime Mortgages(1)                           56.78%          17.87%           26.57%         (35.27)%          64.29%

Non-Prime Mortgages(2)                      (5.21)%          91.47%           46.54%         (14.84)%           1.82%

Total                                        15.14%          58.56%           39.90%         (20.98)%          17.20%

===================================================================================================================

JUNIOR LIEN MORTGAGE LOANS

                                                                                                                         SIX-MONTHS
                                                                                                                            ENDED
                                                                 YEAR ENDED DECEMBER 31,                                  JUNE 30,
    VOLUME BY NUMBER OF LOANS            2001             2002            2003             2004             2005            2006

Prime Mortgages(1)                        62,952           73,188          84,962           51,614           53,071          31,933

Non-Prime Mortgages(2)                         -                -               -                -                -               -

Total                                     62,952           73,188          84,962           51,614           53,071          31,933

Prime Mortgages(1)                         100.00%          100.00%         100.00%          100.00%          100.00%         100.00%

Non-Prime Mortgages(2)                       0.00%            0.00%           0.00%            0.00%            0.00%           0.00%

Total                                       100.00%         100.00%          100.00%          100.00%         100.00%          100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR

Prime Mortgages(1)                         (16.49)%          16.26%           16.09%         (39.25)%           2.82%

Non-Prime Mortgages(2)                            -               -                -                -               -

Total                                      (16.49)%          16.26%           16.09%         (39.25)%           2.82%
_______________________________

(1)  Product  originated  under the Jumbo,  Alt A, High Loan to Value First Lien  programs and Closed End Home Equity
Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product  originated under the Subprime and Negotiated  Conduit Asset programs.  Subprime  Mortgage Loans secured by junior liens are included  under First Lien Mortgage  Loans--Non-Prime  Mortgages  because these types of loans are securitized together in the same mortgage pools.

MASTER SERVICER SERVICING EXPERIENCE

          The following tables set forth the annual average  outstanding  principal balance,  calculated as of year end, of mortgage  loans master  serviced by  Residential  Funding for the past five years,  and the annual  average number of such loans for the same period.  Residential  Funding was the master  servicer of a residential  mortgage loan portfolio of approximately $67.8 billion and $3.5 billion in average  outstanding  principal amount during the
2001 calendar year backed by first lien mortgage loans and junior lien mortgage  loans,  respectively.  Residential
Funding was the master servicer of a residential  mortgage loan portfolio of approximately  $101.9 billion and $5.5 billion in average  outstanding  principal  during the 2005 calendar  year backed by first lien mortgage  loans and junior  lien  mortgage  loans,  respectively.  The  percentages  shown  under  "Percentage  Change from Prior Year"
represent  the ratio of (a) the  difference  between  the  current  and prior year  volume  over (b) the prior year volume.

FIRST LIEN MORTGAGE LOANS

                                                                                                                           SIX-MONTHS
                                                                                                                             ENDED
                                                                 YEAR ENDED DECEMBER 31,                                    JUNE 30,
VOLUME BY AVERAGE OUTSTANDING
PRINCIPAL BALANCE                        2001             2002            2003             2004             2005              2006

                                    $51,374,446,489  $43,282,264,857 $33,749,084,171  $32,453,682,854  $47,935,800,813  $60,649,951,491
Prime Mortgages(1)

                                    $16,429,992,363  $24,910,565,613 $39,334,697,127  $50,509,138,736  $53,938,083,312  $ 59,024,755,323
Non-Prime Mortgages(2)

Total                               $67,804,438,852  $68,192,830,470 $73,083,781,298  $82,962,821,591  $101,873,884,125 $119,674,706,814

Prime Mortgages(1)                           75.77%          63.47%           46.18%           39.12%           47.05%            50.68%

Non-Prime Mortgages(2)                       24.23%          36.53%           53.82%           60.88%           52.95%            49.32%

Total                                       100.00%         100.00%          100.00%          100.00%          100.00%           100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR

Prime Mortgages(1)                          (3.91)%        (15.75)%         (22.03)%          (3.84)%           47.71%

Non-Prime Mortgages(2)                       27.94%          51.62%           57.90%           28.41%            6.79%

Total                                         2.26%           0.57%            7.17%           13.52%           22.79%

===================================================================================================================
JUNIOR LIEN MORTGAGE LOANS

                                                                                                                           SIX-MONTHS
                                                                                                                             ENDED
                                                                 YEAR ENDED DECEMBER 31,                                    JUNE 30,
VOLUME BY PERCENTAGE OF
AGGREGATE AVERAGE OUTSTANDING
 PRINCIPAL BALANCE                       2001             2002            2003             2004             2005              2006

Prime Mortgages(1)                  $3,512,887,567   $4,102,615,571  $4,365,319,862   $5,135,640,057   $5,476,133,777   $6,614,978,613

Non-Prime Mortgages(2)              $            0                0               0                0                 0  $             0

Total                               $3,512,887,567   $4,102,615,571  $4,365,319,862   $5,135,640,057   $5,476,133,777   $6,614,978,613

Prime Mortgages(1)                          100.00%         100.00%          100.00%          100.00%          100.00%           100.00%

Non-Prime Mortgages(2)                        0.00%           0.00%            0.00%            0.00%            0.00%             0.00%

Total                                       100.00%         100.00%          100.00%          100.00%          100.00%           100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR

Prime Mortgages(1)                           13.85%          16.79%            6.40%           17.65%            6.63%

Non-Prime Mortgages(2)                            -               -                -                -                -

Total                                        13.85%          16.79%            6.40%           17.65%            6.63%

===================================================================================================================
FIRST LIEN MORTGAGE LOANS

                                                                                                                           SIX-MONTHS
                                                                                                                             ENDED
                                                                 YEAR ENDED DECEMBER 31,                                    JUNE 30,
VOLUME BY NUMBER OF LOANS                2001             2002            2003             2004             2005              2006

Prime Mortgages(1)                       237,946          202,938         168,654          156,745          201,903          243,014

Non-Prime Mortgages(2)                   168,058          242,625         341,863          414,639          411,550          430,831

Total                                    406,004          445,563         510,517          571,384          613,453          673,845

Prime Mortgages(1)                          58.61%           45.55%          33.04%           27.43%           32.91%           36.06%

Non-Prime Mortgages(2)                      41.39%           54.45%          66.96%           72.57%           67.09%           63.94%

Total                                      100.00%          100.00%         100.00%          100.00%          100.00%          100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR

Prime Mortgages(1)                          (6.59)%        (14.71)%         (16.89)%          (7.06)%           28.81%

Non-Prime Mortgages(2)                       28.76%          44.37%           40.90%           21.29%          (0.74)%

Total                                         5.39%           9.74%           14.58%           11.92%            7.36%

===================================================================================================================
JUNIOR  LIEN MORTGAGE LOANS

                                                                                                                           SIX-MONTHS
                                                                                                                             ENDED
                                                                 YEAR ENDED DECEMBER 31,                                    JUNE 30,
VOLUME BY PERCENTAGE
OF NUMBER OF LOANS                       2001             2002            2003             2004             2005              2006

Prime Mortgages(1)                       104,044          118,773         127,833          147,647          143,713          164,858

Non-Prime Mortgages(2)                         -                -               -                -                -                -

Total                                    104,044          118,773         127,833          147,647          143,713          164,858

Prime Mortgages(1)                        100.00%          100.00%         100.00%          100.00%           100.00%          100.00%

Non-Prime Mortgages(2)                      0.00%            0.00%           0.00%            0.00%             0.00%            0.00%

Total                                       100.00%         100.00%          100.00%          100.00%          100.00%           100.00%

PERCENTAGE CHANGE FROM PRIOR YEAR

Prime Mortgages(1)                           22.78%          14.16%            7.63%           15.50%          (2.66)%

Non-Prime Mortgages(2)                            -               -                -                -                -

Total                                        22.78%          14.16%            7.63%           15.50%          (2.66)%

_______________________________

(1)  Product  originated  under the Jumbo,  Alt A, High Loan to Value First Lien  programs  and Closed End Home Equity
Loan and Home Equity Revolving Credit Line Loan Junior Lien programs.
(2)  Product originated under the Subprime and Negotiated  Conduit Asset programs.  Subprime Mortgage Loans secured by junior  liens are  included  under First Lien  Mortgage  Loans--Non-Prime  Mortgages  because  these types of loans are securitized together in the same mortgage pools..

         Residential  Funding's  overall  procedures  for  originating  and acquiring  mortgage loans are described
under  "Mortgage  Loan  Program"  in  the  related  base  prospectus.   Residential  Funding's  material  role  and
responsibilities  in this transaction,  including as master servicer,  are described in the related base prospectus under  "Mortgage Loan  Program--Qualifications  of Sellers" and "--Limited  Right of  Substitution"  and in this term sheet supplement under "Pooling and Servicing Agreement - The Master Servicer and Subservicers -Master Servicer."

         Residential  Funding's  wholly-owned  subsidiary,  Homecomings  Financial,  LLC, or Homecomings,  may have originated  and  sold to  Residential  Funding  certain  of the  mortgage  loans  included  in the  mortgage  pool.
Residential  Funding's  wholly-owned  subsidiary,  GMAC Mortgage Corporation may subservice certain of the mortgage loans included in the mortgage  pool.  See  "Affiliations  Among  Transaction  Parties," and "Pooling and Servicing
Agreement-The Master Servicer and Subservicers" in this term sheet supplement.

                                      AFFILIATIONS AMONG TRANSACTION PARTIES

         The diagram below illustrates the ownership structure among the affiliated transaction parties.

                                                   -------------------------------
                                                      General Motors Corporation
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                              GMAC LLC
                                                               (GMAC)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                   Residential Capital Corporation
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                            -------------------------------------------------------------------------
                                 |                                |                             |
                                 |                                |                             |
                   --------------------------    --------------------------------   ----------------------------
                   GMAC Mortgage Corporation     Residential Funding Corporation    Residential Funding Mortgage
                         (Subservicer)            (Sponser and Master Servicer)           Securities I, Inc
                                                                                              (Depositor)
                   -------------------------     --------------------------------    ----------------------------
                                                                  |
                                                                  |

                                                   -------------------------------
                                                    Homecomings Financial Network,
                                                                Inc.
                                                            (Subservicer)
                                                   -------------------------------

                                         DESCRIPTION OF THE MORTGAGE POOL

GENERAL

         The mortgage  pool for each series will consist of hybrid  adjustable  rate mortgage  loans,  divided into one or more loan  groups.  The mortgage  loans are secured by first liens on fee simple or  leasehold  interests in one- to  four-family  residential  real  properties  or an interest  in shares  issued by a  cooperative  apartment corporation  and the related  proprietary  lease.  The mortgage pool will consist of  conventional  adjustable-rate first lien mortgage loans with terms to maturity of not more than 40 years from the date of origination.

         Generally,  the  mortgage  rate on the  mortgage  loans in each loan  group will be fixed for a period and then  adjustable  for the  remainder  of the term of the  mortgage  loan.  The duration of this fixed period may be different  for each loan group.  For  example,  each  mortgage  loan in a specific  group may have a fixed rate for five years after  origination,  and then an  adjustable  rate for the  remainder of the term of the  mortgage  loan while each mortgage  loan in a different  group may have a fixed rate for seven years after  origination,  and then an adjustable rate for the remainder of the term of the mortgage loan.

         All of the  mortgage  loans  included  in the  trust  established  for  any  series  have  been or will be purchased  by the  depositor  through  its  affiliate,  Residential  Funding,  or  Homecomings  Financial,  LLC, or
Homecomings,  a wholly-owned  subsidiary of Residential  Funding,  from  unaffiliated  sellers as described in this term sheet supplement and in the related base prospectus, or affiliated sellers.

         The mortgage  loans  included in the trust for any series will be selected  for  inclusion in the mortgage pool from among  mortgage  loans  purchased in  connection  with the Jumbo A Program  described  below based on the
Sponsor's assessment of investor preferences and rating agency criteria.

         The depositor and Residential Funding will make certain limited  representations and warranties  regarding the  mortgage  loans  included  in the  trust  established  for  any  series  as of the  date  of  issuance  of the certificates  of that series.  The depositor and  Residential  Funding will be required to repurchase or substitute for any  mortgage  loan  included  in the related  mortgage  pool as to which a breach of its  representations  and warranties  with  respect to that  mortgage  loan  occurs,  if such breach  materially  and  adversely  affects the interests  of the  certificateholders  of that  series  in any of  those  mortgage  loans  (without  regard  to any applicable  financial  guaranty  insurance  policy  for any class of that  series).  Residential  Funding  will not assign to the  depositor,  and  consequently  the  depositor  will not assign to the trustee for the benefit of the certificateholders,  any of the  representations  and  warranties  made by the mortgage  collateral  sellers or the right to require the related  mortgage  collateral  seller to  repurchase  any such mortgage loan in the event of a breach  of any of its  representations  and  warranties.  Accordingly,  the  only  representations  and  warranties regarding the mortgage  loans  included in the trust  established  for any series that will be made for the benefit of the  related  certificateholders  of that  series will be the limited  representations  and  warranties  made by
Residential  Funding and the depositor  described in this  paragraph.  See "Mortgage  Loan  Program--Representations with Respect to the Mortgage Loans" in the related base prospectus.

         A limited  amount of losses on  mortgage  loans as to which  there was fraud in the  origination  of those mortgage  loans will be covered by the  subordination  provided by the  related  Class M  Certificates  and Class B
Certificates   of  that  series  as  described  in  this  term  sheet   supplement   under   "Description   of  the
Certificates--Allocation  of Losses;  Subordination,"  and, subject to any applicable  limitations,  all such losses allocated to a class of Insured  Certificates  of any series will be covered by the applicable  financial  guaranty insurance policy.

         Certain aspects of Cooperative  Loans that may be included in the trust  established for any series differ from  those  of other  types of  mortgage  loans.  See  "Certain  Legal  Aspects  of  Mortgage  Loans--The  Mortgage
Loans--Cooperative Loans" in the related base prospectus.

LOAN GROUPS

         As more fully  described  in any final term sheet for that  series,  the  mortgage  loans  included in the trust  established for any series will be divided into one or more groups based on the certain  payment,  maturity, geographical or other characteristics.

         If there is more  than one loan  group,  each  loan  group of any  series  will be  assigned  a  numerical designation,  such as loan group I and loan group II, and the mortgage  loans  included  therein may be referred to as the group I loans and the group II loans, respectively.

         Payments  received on the mortgage  loans included in any loan group will be distributed to the classes of related  offered  certificates,  as more  fully  described  any final term sheet for that class and this term sheet supplement.

         As used in this term sheet  supplement,  references to the related (or words of similar effect) loan group will  mean  the loan  group or loan  groups  from  which a class of  certificates  will  receive  distributions  of principal and interest,  and  references to the related (or words of similar  effect)  mortgage loans will mean the mortgage loans in the loan group or loan groups from which a class of certificates  will receive  distributions  of principal and interest.

         The original  mortgages for many of the mortgage  loans included in the trust  established  for any series have  been,  or in the future  may be, at the sole  discretion  of the  master  servicer,  recorded  in the name of
Mortgage Electronic  Registration  Systems,  Inc., or MERS, solely as nominee for the originator and its successors and  assigns,  and  subsequent  assignments  of those  mortgages  have  been,  or in the future may be, at the sole discretion of the master servicer,  registered  electronically  through the MERS(R)System.  In some other cases, the original  mortgage was or may be recorded in the name of the originator of the mortgage loan,  record ownership was or will be  later  assigned  to MERS,  solely  as  nominee  for the  owner of the  mortgage  loan,  and  subsequent assignments  of the  mortgage  were,  or in the  future  may be, at the sole  discretion  of the  master  servicer, registered  electronically  through the MERS(R)System.  For each of these mortgage  loans,  MERS serves as mortgagee of record on the mortgage  solely as a nominee in an  administrative  capacity on behalf of the  trustee,  and does not have any interest in the mortgage  loan.  For  additional  information  regarding the recording of mortgages in the name of MERS see "Certain  Yield and  Prepayment  Considerations--Realized  Losses and Interest  Shortfalls"  in
this term sheet supplement and "Description of the Certificates--General" in the related base prospectus.

         A  portion  of the  mortgage  loans  included  in any loan  group for any  series  may be  subject  to the
Homeownership  and Equity  Protection  Act of 1994,  as amended,  as of the  closing  date for that  series,  and a portion of the mortgage loans included in any loan group for any series may be loans that,  under  applicable state or local law in effect at the time of  origination  of the loan,  are  referred to as (1) "high cost" or  "covered"
loans or (2) any other similar  designation if the law imposes greater  restrictions or additional  legal liability for  residential  mortgage  loans with high  interest  rates,  points  and/or fees.  See "Certain  Legal Aspects of
Mortgage Loans--The Mortgage Loans--Homeownership Act and Similar State Laws" in the related base prospectus.

         A  portion  of the  mortgage  loans  included  in any loan  group  for any  series  may be 30 days or more delinquent  in payment  of  principal  and  interest.  For a  description  of the  methodology  used to  categorize mortgage loans as delinquent, see "--Static Pool Information" in this term sheet supplement.

         A portion of the mortgage  loans  included in a loan group for any series may be balloon loans that do not fully amortize, if at all, providing for a substantial principal payment due at maturity.

         A portion of the mortgage  loans  included in a loan group for any series,  in lieu of an  appraisal,  may obtain a valuation  of the mortgage  property by using an automated  valuation  platform  developed by  Residential
Funding.  See "Automated Valuation Platform" in this term sheet supplement.

         In  addition,  a portion of the mortgage  loans  included in any loan group for any series may be Buy-Down
Mortgage Loans and/or mortgage loans that have been made to an international borrower.

         A portion of the mortgage  loans  included in a loan group for any series will require  mortgagors  to pay interest  only on those  mortgages  for an initial  period of  varying  duration.  Under the terms of these  loans, borrowers are required to pay only accrued interest each month,  with no corresponding  principal  payments,  until the end of the  interest  only  period.  Once the interest  only period  ends,  principal  payments are required to amortize the loan over its remaining term, in addition to accrued interest.

         Certain  of  the  stipulations  on the  characteristics  of  the  mortgage  loans  included  in the  trust established  for any series may be  stipulations  regarding  the Credit  Scores of the related  mortgagors.  Credit
Scores are obtained by many  mortgage  lenders in  connection  with  mortgage  loan  applications  to help assess a borrower's  credit-worthiness.  In  addition,  Credit  Scores may be  obtained  by  Residential  Funding  after the origination  of a mortgage  loan if the seller  does not  provide to  Residential  Funding a Credit  Score.  Credit
Scores are obtained from credit  reports  provided by various  credit  reporting  organizations,  each of which may employ  differing  computer models and  methodologies.  The Credit Score is designed to assess a borrower's  credit history at a single point in time, using objective  information  currently on file for the borrower at a particular credit  reporting  organization.  Information  utilized to create a Credit Score may include,  among other  things, payment history,  delinquencies on accounts,  levels of outstanding  indebtedness,  length of credit history, types of credit,  and  bankruptcy  experience.  Credit Scores range from  approximately  350 to  approximately  840, with higher scores  indicating an individual  with a more  favorable  credit  history  compared to an individual  with a lower score.  However,  a Credit Score purports only to be a measurement of the relative  degree of risk a borrower represents  to a lender,  i.e.,  a borrower  with a higher  score is  statistically  expected  to be less likely to default in payment than a borrower  with a lower score.  In  addition,  it should be noted that Credit  Scores were developed to indicate a level of default  probability  over a two-year  period,  which does not  correspond  to the life of a mortgage loan.  Furthermore,  Credit Scores were not developed  specifically  for use in connection  with mortgage  loans,  but for  consumer  loans  in  general,  and  assess  only the  borrower's  past  credit  history.
Therefore,  a Credit Score does not take into  consideration  the differences  between  mortgage loans and consumer loans generally,  or the specific  characteristics  of the related  mortgage loan, for example,  the LTV ratio, the collateral  for the mortgage  loan, or the debt to income ratio.  There can be no assurance  that the Credit Scores of the  mortgagors  will be an accurate  predictor of the likelihood of repayment of the mortgage loans included in the trust  established  for any series or that any  mortgagor's  Credit  Score would not be lower if obtained as of the date of issuance of a series of certificates.

         A portion of the mortgage loans included in the trust  established  for any series may provide for payment of a prepayment  charge for partial  prepayments  and prepayments in full,  other than a prepayment  occurring upon the sale of property  securing a mortgage  loan.  The  prepayment  charge  generally  applies to  prepayments  made within up to five years  following the  origination of such mortgage  loan. The amount of the prepayment  charge is generally  equal to six months'  advance  interest on the amount of the  prepayment  that,  when added to all other amounts  prepaid  during the  twelve-month  period  immediately  preceding the date of  prepayment,  exceeds twenty percent (20%) of the original  principal amount of the mortgage loan.  Prepayment  charges received on the mortgage loans included in the trust  established for any series will not be available for  distribution on the certificates included in that series.  See "Certain  Yield and  Prepayment  Considerations"  in this term sheet  supplement  and
"Certain Legal Aspects of the Mortgage  Loans--Default  Interest and Limitations on Prepayments" in the related base prospectus.

MORTGAGE RATE ADJUSTMENT

         The mortgage  rates on some of the mortgage  loans will remain fixed for an initial  period and thereafter will adjust  periodically,  generally  semi-annually  or  annually,  to a rate equal to the sum of an index and the note margin set forth in the related mortgage note, subject to certain limitations.

         In the event  that the  related  index  specified  in a  mortgage  note is no longer  available,  an index reasonably  acceptable  to the  trustee  that is based on  comparable  information  will be  selected by the master servicer.

         The amount of the monthly  payment on each  mortgage  loan will  generally  be adjusted  semi-annually  or annually,  as applicable,  on the due date of the month  following the month in which the adjustment date occurs to equal the  amount  necessary  to pay  interest  at the  then-applicable  mortgage  rate and to fully  amortize  the outstanding  stated principal  balance of each mortgage loan over its remaining term to stated maturity.  As of the cut-off  date for any series,  some or all of the  mortgage  loans of that  series may have not yet  reached  their first  adjustment  date. The mortgage loans will have various  adjustment  dates,  note margins and  limitations on the mortgage rate adjustments, as described below.

         The initial  mortgage rate in effect on a mortgage loan generally will be lower,  and may be significantly lower,  than the  mortgage  rate that  would  have  been in  effect  based on the  related  index and note  margin.
Therefore,  unless the related index declines after  origination of a mortgage loan, the related mortgage rate will generally  increase  on the first  adjustment  date  following  origination  of the  mortgage  loan  subject to the periodic rate cap. The repayment of the mortgage  loans will be dependent on the ability of the  mortgagors to make larger monthly  payments  following  adjustments  of the mortgage  rate.  Mortgage loans that have the same initial mortgage  rate may not always  bear  interest at the same  mortgage  rate  because  these  mortgage  loans may have different  adjustment  dates,  and the mortgage rates therefore may reflect  different  related index values,  note margins,  maximum  mortgage rates and minimum  mortgage rates.  The Net Mortgage Rate with respect to each mortgage loan as of the cut-off  date for any series will be set forth in the related  mortgage  loan  schedule  attached to the related pooling and servicing agreement.

         Because of the periodic rate caps and the generally  lower initial  mortgage rates on the mortgage  loans, in a rising  interest rate  environment  the mortgage rate on the adjustable  rate mortgage loans may be lower than prevailing  mortgage  rates for an extended  period of time and therefore the related Senior Net WAC Rate and Class
M Net WAC Rate  will  initially  be less than it would  have  been if all of the  related  mortgage  loans  already adjusted to their fully-indexed rate.

SHARIA MORTGAGE LOANS

         A portion of the mortgage  loans included in any loan group for any series may be Sharia  mortgage  loans.
Sharia  mortgage  loans are mortgage  loans that have been  structured to comply with Islamic  religious law, which prohibits  the charging of interest on loans.  Generally,  ownership of the  mortgaged  property  securing a Sharia mortgage  loan  is  vested  in two  co-owners,  the  borrower,  referred  to as  the  "consumer",  and an  indirect wholly-owned  subsidiary of the originator,  referred to as the "co-owner,"  pursuant to a co-ownership  agreement.
Both the consumer and co-owner possess certain rights,  which indicate their respective rights of ownership,  under the co-ownership agreement,  including the "indicia of ownership".  Certain indicia of ownership,  such as the sole right to occupy the property and the  obligation  to pay taxes on the property,  belong to the consumer,  and other indicia of  ownership,  such as the right of re-entry for purposes of inspection of the property and the ability to cure any defects  regarding  the  property,  belong to the  co-owner.  The  consumer is  obligated  to make monthly payments to the  co-owner  pursuant  to an  obligation  to pay.  Each  monthly  payment is  comprised  of a "profit payment" and an "acquisition  payment".  The profit payment is made in  consideration  of the consumer's  exclusive right to use and enjoy the mortgaged  property.  The sum of the acquisition  payments required to be made under the obligation  to pay will equal the portion of the  purchase  price or  refinance  amount paid by the co-owner at the time of  origination.  A lien on the  mortgaged  property  to secure  the  obligations  of the  consumer  under the obligation to pay and the  co-ownership  agreement is  established  pursuant to a mortgage or security  instrument, which is  filed in the real  property  records  of the  applicable  recording  office.  The  originator's  security interest in both the  co-owner's  and the  consumer's  interest in the  mortgaged  property,  along with the rights under the  co-ownership  agreement and the  obligation  to pay,  will be assigned to the trust as the  originator's assignee.  Title to the  mortgaged  property is retained by the consumer  and the  co-owner or the consumer  alone.
Upon a default by the  consumer  under the  obligation  to pay or the  co-ownership  agreement,  the trust,  as the originator's  assignee,  will have the power to sell the  property  and use the proceeds of the sale to satisfy the full amount owed by the consumer under the obligation to pay and the co-ownership agreement.

         For all purposes under this term sheet  supplement,  the profit factor on any Sharia mortgage loan will be deemed to be the mortgage rate on that mortgage loan,  any amounts  received with respect to the profit payment for any Sharia mortgage loan will be deemed to be interest  collected on that mortgage loan, any amounts  received with respect to the acquisition  payment for any Sharia  mortgage loan will be deemed to be principal  collected on that mortgage  loan,  references  in this  term  sheet  supplement  to a note or  mortgage  note  will be  deemed  to be references to the obligation to pay for any Sharia  mortgage loan and  references in this term sheet  supplement to a mortgage will be deemed to be  references to a mortgage or security  instrument,  as  applicable,  for any Sharia mortgage loan.

STATIC POOL INFORMATION

         Current  static pool data with  respect to  mortgage  loans  master  serviced  by  Residential  Funding is available on the internet at  www.gmacrfcstaticpool.com  (the "Static  Pool  Data").  Information  presented  under
"RFMSI" as the  issuer/shelf and "SA" as the series will include  information  regarding prior  securitizations  of mortgage  loans that are similar to the  mortgage  loans  included in the  mortgage  pool for any series,  based on underwriting criteria and credit quality.

         As used in the  Static  Pool  Data,  a loan  is  considered  to be "30 to 59  days"  or "30 or more  days"
delinquent  when a payment due on any  scheduled  due date  remains  unpaid as of the close of business on the next following  monthly  scheduled due date; "60 to 89 days" or "60 or more days"  delinquent  when a payment due on any scheduled due date remains unpaid as of the close of business on the second following  monthly  scheduled due date;
and so on.  The  determination  as to  whether  a loan  falls  into  these  categories  is made as of the  close of business  on the last  business  day of each  month.  Grace  periods  and  partial  payments  do not  affect  these determinations.

         From time to time, the master  servicer or a subservicer  will modify a mortgage loan,  recasting  monthly payments for  delinquent  borrowers who have  experienced  financial  difficulties.  Generally  such borrowers make payments  under the modified  terms for a trial period,  before the  modifications  become  final.  During any such trial period,  delinquencies  are reported based on the mortgage  loan's original  payment terms.  The trial period is designed  to  evaluate  both a  borrower's  desire to remain in the  mortgaged  property  and, in some cases,  a borrower's  capacity to pay a higher monthly  payment  obligation.  The trial period  generally may extend to up to six months before a modification is finalized.  Once the  modifications  become final,  delinquencies  are reported based on the modified  terms.  Generally if a borrower fails to make payments  during a trial period,  the mortgage loan goes into  foreclosure.  Historically,  the master  servicer  has not  modified a material  number of mortgage loans in any pool.  Furthermore,  the rating agencies  rating the  certificates  impose certain  limitations on the ability of the master servicer to modify loans.

         Charge offs are taken only when the master  servicer has  determined  that it has received all payments or cash  recoveries  which the master  servicer  reasonably and in good faith expects to be finally  recoverable  with respect to any mortgage loan.

         There can be no assurance that the  delinquency  and  foreclosure  experience set forth in the Static Pool
Data will be  representative  of the results that may be experienced with respect to the mortgage loans included in the trust established for any series.

PRIMARY MORTGAGE INSURANCE AND PRIMARY HAZARD INSURANCE

         Subject to limited  exceptions,  each of the  mortgage  loans  included in the trust  established  for any series  generally will be required to be covered by a standard hazard insurance  policy,  which is referred to as a primary  hazard  insurance  policy.  Subject  to limited  exceptions,  each  mortgage  loan  included  in the trust established  for any  series  with an LTV  ratio at  origination  in  excess  of 80% will be  insured  by a primary mortgage  insurance  policy,  which is  referred  to as a primary  insurance  policy,  covering at least 30% of the balance of the mortgage  loan at  origination  if the LTV ratio is between  95.00% and 90.01%,  at least 25% of the balance of the mortgage  loan at  origination  if the LTV ratio is between  90.00% and 85.01%,  and at least 12% of the balance of the mortgage loan at origination if the LTV ratio is between 85.00% and 80.01%.

         All of the primary  insurance  policies on the mortgage  loans included in the trust  established  for any series were or will be issued by insurers  having a claim paying  ability,  as of the cut-off date for that series, acceptable  to the rating  agencies  for that  series.  The insurers may include but are not limited to one or more of Radian F/K/A  Commonwealth,  Triad Guaranty,  Republic  Mortgage  Insurance N.C.,  Mortgage  Guaranty  Insurance
Corporation,  PMI Mortgage  Insurance Co.,  United  Guaranty  Residential  Ins. Co. and General  Electric  Mortgage
Insurance Company, which,  collectively,  are referred to herein as the primary insurers.  However, no assurance as to the actual  ability of any of the  primary  insurers  to pay claims can be given by the  depositor,  the issuing entity or the underwriters  for the applicable  series.  See "Insurance  Policies on Mortgage Loans" in the related base prospectus.

UNDERWRITING STANDARDS

         All of the  mortgage  loans in the mortgage  pool were  originated  in  accordance  with the  underwriting criteria of Residential  Funding  described  under  "Mortgage Loan  Program--Underwriting  Standards" in the related base prospectus.  Residential  Funding may perform only sample quality  assurance  reviews to determine whether the mortgage  loans in any mortgage pool were  underwritten  in accordance  with  applicable  standards.  See "Mortgage
Loan Program---Underwriting Standards" in the related base prospectus.

         The  applicable  underwriting  standards  include a set of  specific  criteria  by which the  underwriting evaluation is made.  However,  the  application  of the  underwriting  standards  does not imply that each specific criterion was  satisfied  individually.  Rather,  a mortgage loan will be considered to be originated in accordance with the underwriting  standards  described above if, based on an overall  qualitative  evaluation,  the loan is in substantial  compliance with the underwriting  standards.  For example, a mortgage loan may be considered to comply with  the  underwriting  standards  described  above,  even  if one  or  more  specific  criteria  included  in the underwriting  standards were not satisfied,  if other factors positively compensated for the criteria that were not satisfied.

AUTOMATED VALUATION PLATFORM

         In some cases,  for mortgage loans  underwritten  through  Residential  Funding's  automated  underwriting system,  in lieu of an  appraisal,  a valuation of the  mortgaged  property  will be obtained by using an automated valuation platform  developed by Residential  Funding.  There are multiple  automated  valuation models included in
Residential  Funding's automated  underwriting  system. Based upon, among other factors, the geographic area, price range and other  attributes  of a  qualifying  mortgage  loan,  a  mortgage  loan is  directed  to the  appropriate automated valuation model for that particular  mortgage loan. An automated  valuation model evaluates,  among other things,  various types of  publicly-available  information such as recent sales prices for similar homes within the same  geographic  area and within the same price range.  Residential  Funding uses  automated  valuation  models in lieu of full  appraisals for qualifying  first lien mortgage loans which meet specified  underwriting  criteria and receive an acceptable valuation.

ADDITIONAL INFORMATION

         A current  report on Form 8-K will be available to  purchasers of the offered  certificates  of any series and will be filed, by the issuing entity,  in its own name,  together with the pooling and servicing  agreement for that series,  including any applicable  financial  guaranty insurance policy for that series which will be attached as an exhibit to the related pooling and servicing  agreement,  with the Securities and Exchange  Commission within fifteen days after the initial issuance of the offered certificates of that series.

                                          DESCRIPTION OF THE CERTIFICATES

GENERAL

         The trust will issue  certificates  pursuant to the  pooling and  servicing  agreement.  The  certificates consist of certain  publicly  offered  classes of  certificates,  which are referred to collectively as the offered certificates,  and one or more  classes  of Class B  Certificates  which  are not  publicly  offered.  The  various classes of Class A Certificates  are referred to collectively  as the Class A Certificates.  The various classes of
Class R Certificates  are referred to collectively as the Class R, or Residual,  Certificates.  The various classes of Class A and Class R Certificates are referred to collectively as the Senior Certificates.

         The Senior  Certificates  of each group will be will be  assigned a numerical  designation,  such as Class
I-A and Class II-A, to denote the group to which the  certificates  below.  The Senior  Certificates  of each group will receive  payments on the mortgage  loans in the related loan group,  except as is otherwise  set forth in this term sheet supplement.

         In addition,  one or more classes of Class R Certificates,  or the Residual  Certificates,  will be issued in connection with each series.

Stacked Transactions

         For some  series of  certificates,  referred  to herein  as  Stacked  Transactions,  a  separate  group of subordinate  certificates  will be issued related solely to each group and assigned a numerical  designation,  such as Class  I-M-1  and  Class  II-M-1,  to  denote  the group to which  the  certificates  below.  These  subordinate certificates  will  receive  payments  on the  mortgage  loans in the  related  loan group and will serve as credit enhancement solely for the related group of Senior Certificates, as described in this term sheet supplement.

         References to the related  mortgage loans with respect to the subordinate  certificates of any certificate group in a Stacked Transaction will mean the mortgage loans in the related loan group.

         In addition to the Senior Certificates in a Stacked  Transaction,  except as is otherwise set forth in any final term sheet and the  prospectus  supplement  for that  series,  each series of  certificates  will include the following classes of subordinate certificates with respect to each loan group:

o        Class M-1 Certificates;

o        Class M-2 Certificates;

o        Class M-3 Certificates;

o        Class B-1 Certificates;

o        Class B-2 Certificates; and

o        Class B-3 Certificates.

  Crossed Transactions

         For some  series of  certificates,  referred  to herein  as  Crossed  Transactions,  a  separate  group of subordinate  certificates  will be issued  related to all  Senior  Certificates  of that  series.  The  subordinate certificates  will be enumerated  without a numerical  designation to denote inclusion in a particular  group, such as Class M-1 and Class M-2. These  subordinate  certificates  will receive  payments on the mortgage loans included in the trust established for that series and will serve as credit  enhancement for all Senior  Certificates of that series, as described in this term sheet supplement.

         References  to the related  mortgage  loans with respect to the  subordinate  certificates  in any Crossed
Transaction will mean the mortgage loans.

         In addition to the Senior Certificates in a Crossed  Transaction,  except as is otherwise set forth in any final term sheet and the  prospectus  supplement  for that  series,  each series of  certificates  will include the following classes of subordinate certificates:

o        Class M-1 Certificates;

o        Class M-2 Certificates;

o        Class M-3 Certificates;

o        Class B-1 Certificates;

o        Class B-2 Certificates; and

o        Class B-3 Certificates.

         As  used  in  this  term  sheet  supplement,  the  Class  M  Certificates  refers  to all of the  Class  M
Certificates  issued as part of the series, and the Class B Certificates  refers to all of the Class B Certificates issued as part of the series.  References  to the related  Class M  Certificates,  or words or similar  effect with respect  to the Class B  certificates  or any class  thereof,  will mean the Class M  Certificates  in the  related certificate  group, in the case of a Stacked  Transaction,  and all of the Class M  Certificates,  in the case of a
Crossed Transaction.

         Only the  Senior  Certificates  and the  Class M  Certificates  of any  series  are  offered  hereby.  See
"Glossary" in the related base prospectus for the meanings of capitalized  terms and acronyms not otherwise defined in this term sheet supplement.

         The  offered  certificates  of any  series  may  consist  of any one or a  combination  of the  categories described in "Description of the Certificates--General" in the related base prospectus.

         The  certificates of any series in the aggregate will evidence the entire  beneficial  ownership  interest in the related trust.  For any series, the trust will consist of:

o    the mortgage loans transferred to that trust;

o    with  respect to any class of  Insured  Certificates  of that  series,  any  applicable  reserve  fund and any applicable rounding account;

o    cash  deposited in respect of the mortgage  loans  transferred  to that trust in the Custodial  Account and in the Certificate Account and belonging to the trust;

o    property  acquired  by  foreclosure  of the  mortgage  loans  transferred  to  that  trust  or deed in lieu of foreclosure;

o    any applicable primary insurance policies and primary hazard insurance policies; and

o    all proceeds of any of the foregoing.

         Except as is otherwise set forth in any final term sheet for any applicable  class of  certificates of any series,  the Senior  Certificates,  other than the Residual  Certificates,  and the Class M  Certificates  for each series will be available only in book-entry form through  facilities of The Depository  Trust Company,  or DTC, and are collectively referred to as the DTC registered  certificates.  The DTC registered  certificates will be issued, maintained and transferred on the book-entry records of DTC and its participants.

         Except as is otherwise set forth in any final term sheet of any applicable  class of  certificates  of any series, the DTC registered  certificates for each series will be issued in minimum  denominations of: $100,000,  in the case of the  Class A and  Class M-1  Certificates  of each  series,  or  $250,000  in the case of the Class M-2
Certificates  and Class M-3  Certificates  of each series,  and, in each case,  integral  multiples of $1 in excess thereof;  $1,000 and integral  multiples of $1,000 in excess thereof,  in the case of Insured  Certificates of that series;  and an initial notional amount of $2,000,000,  and integral  multiples of $1 in excess thereof in the case of any  class  of  Interest  Only  Certificates  of that  series.  The  Residual  Certificates  will be  issued  in registered,  certificated form in minimum  denominations of a 20% percentage  interest,  except, in the case of one
Residual  Certificate  of each class of Residual  Certificates  for any series as otherwise  described in this term sheet supplement under "Material Federal Income Tax Consequences."

         The DTC registered  certificates of any series will be represented by one or more certificates  registered in the name of Cede & Co.,  as the nominee of DTC. No  beneficial  owner will be entitled to receive a  certificate of any class in fully  registered  form,  or a  definitive  certificate,  except as  described  in this term  sheet supplement  under  "--Book-Entry  Registration  of Certain  of the  Offered  Certificates--Definitive  Certificates."
Unless  and until  definitive  certificates  are  issued  for the DTC  registered  certificates  under the  limited circumstances described in this term sheet supplement:

o    all references to actions by  certificateholders  with respect to the DTC registered  certificates shall refer to actions taken by DTC upon instructions from its participants; and

o    all  references  in  this  term  sheet  supplement  to  distributions,  notices,  reports  and  statements  to certificateholders  with respect to the DTC registered  certificates  shall refer to  distributions,  notices, reports and  statements to DTC or Cede & Co., as the  registered  holder of the DTC  registered  certificates, for distribution to beneficial owners by DTC in accordance with DTC procedures.

GLOSSARY OF TERMS

         The  following  terms  are  given  the  meanings  shown  below  to help  describe  the  cash  flows on the certificates for any series:

         ACCRETION  DIRECTED  CERTIFICATES--For  any series,  any class of Class A Certificates  related to any loan group  that are  categorized  as  Accretion  Directed  Certificates  in any  final  term  sheet  for that  class of certificates.

         ACCRETION  TERMINATION  DATE--For any class of Accretion  Directed  Certificates  included in a series, the earlier  of (a) the  distribution  date on which the  aggregate  Certificate  Principal  Balance  of the  Accretion
Directed  Certificates  of that series is reduced to zero and (b) the Credit Support  Depletion Date  applicable to that class.

         ACCRUAL  CERTIFICATES--For  any series,  any class of Class A Certificates  that are categorized as Accrual
Certificates in any final term sheet for that class of certificates.

         ACCRUAL  DISTRIBUTION  AMOUNT--With  respect to any specified  class or classes of Accrual  Certificates of any series and each distribution  date preceding the Accretion  Termination Date for that class, an amount equal to the aggregate amount of Accrued  Certificate  Interest on such class or classes Accrual  Certificates for that date which will be added to the Certificate  Principal  Balance  thereof,  and distributed in the manner described under
"Description of the Certificates--Principal  Distributions on the Senior Certificates" to the holders of the related class or classes of Accretion  Directed  Certificates  of that series as principal in reduction of the  Certificate
Principal  Balances  thereof.  Any  distributions of the Accrual  Distribution  Amount for any specified classes or classes of Accrual  Certificates  to the related class or classes of Accretion  Directed  Certificates  will reduce the Certificate  Principal  Balances of such related class or classes of  certificates  by that amount.  The amount that is added to the Certificate  Principal  Balances of any class of Accrual  Certificates will accrue interest at the pass-through rate for that class. On each  distribution  date on or after the Accretion  Termination Date for a class of Accretion  Directed  Certificates of any series,  the entire Accrued  Certificate  Interest on the related
Accrual  Certificates  for that date will be  payable to the  holders  of the  related  class of  certificates,  as interest to the extent not required to fully reduce the amounts of the Accretion  Directed  Certificates to zero on the Accretion  Termination Date; provided,  however,  that if the Accretion  Termination Date is the Credit Support
Depletion  Date,  the entire Accrual  Distribution  Amount for that date will be payable as interest to the holders of the Accrual Certificates.

         ACCRUED CERTIFICATE  INTEREST--With  respect to any distribution date and any class of offered certificates of any series,  an amount  equal to (a) in the case of each class of offered  certificates  of that  series,  other than any Interest Only Certificates and Principal Only  Certificates,  interest accrued during the related Interest
Accrual Period on the Certificate  Principal  Balance of the certificates of that class,  immediately prior to that distribution  date at the related  pass-through  rate and (b) in the case of the Interest Only Certificates of that series,  interest accrued during the related  Interest  Accrual Period on the related  Notional Amount  immediately prior to that  distribution  date at the  then-applicable  pass-through  rate on that  class for that  distribution date; in each case less interest  shortfalls on the mortgage  loans in the related loan group included in the trust established for that series, if any,  allocated thereto for that distribution date to the extent not covered,  with respect to the Senior  Certificates for that series, by the subordination  provided by the Class B Certificates and
Class M Certificates of that series,  or the related Class B Certificates  and Class M Certificates of that series, in a Stacked  Transaction,  and,  only with  respect to any class of Insured  Certificates  of any  series,  by any applicable  reserve fund and the  additional  credit  enhancement  provided by the  applicable  financial  guaranty insurance  policy for interest  shortfalls  on the mortgage  loans in the related loan group other than  Prepayment
Interest  Shortfalls  or  interest  shortfalls  due to  application  of the  Relief  Act,  after  depletion  of any subordination,  and,  with  respect to the Class M  Certificates,  to the extent not  covered by the  subordination provided by the Class B Certificates  of that series,  or the related Class B Certificates  of that series,  in the case of a Stacked  Transaction,  and any class or classes of Class M  Certificates  of that series,  or the related
Class M  Certificates  of that  series,  in the case of a  Stacked  Transaction  having a lower  payment  priority, including in each case:

                  (i)      any  Prepayment  Interest  Shortfall on the mortgage loans included in the related group to the extent not  covered  by the  master  servicer  as  described  in this term sheet  supplement  under
         "Description of the Certificates--Interest Distributions";

                  (ii)     in the case of an Excess  Transaction,  the interest portions of Realized Losses for the related loan group,  including  Excess  Special  Hazard  Losses,  Excess Fraud Losses,  Excess  Bankruptcy
         Losses and  Extraordinary  Losses on the mortgage loans included in the trust  established for that series not allocated through subordination;

                  (iii)    in the case of an Excess  Transaction,  the interest  portion of any Advances  that were made with  respect to  delinquencies  on the mortgage  loans  included in the related loan group that were ultimately  determined to be Excess Special Hazard Losses,  Excess Fraud Losses,  Excess Bankruptcy Losses
         or Extraordinary Losses; and

                  (iv)     any other  interest  shortfalls on the mortgage loans included in the related loan group not covered by the  subordination  provided by the Class M Certificates  or Class B  Certificates  of that series,  or the  related  Class B  Certificates  and Class M  Certificates  of that  series,  in a Stacked
         Transaction,  including interest  shortfalls  relating to the Servicemembers  Civil Relief Act, or similar legislation or regulations, all allocated as described below.

The related  Senior  Percentage of such  reductions  in the case of the related loan group will be allocated  among the holders of the related  Senior  Certificates  in proportion to the  respective  amounts of Accrued  Certificate
Interest  that would  have been  payable  from the  related  loan  group on that  distribution  date  absent  these reductions.  The  remainder  of these  reductions  will be  allocated  among the  holders  of the  related  Class M
Certificates and the Class B Certificates in proportion to the respective amounts of Accrued  Certificate  Interest that would have been  payable on that  distribution  date  absent  these  reductions.  In the case of each class of
Class M Certificates,  Accrued Certificate  Interest on that class will be further reduced by the allocation of the interest  portion of certain  losses on the mortgage loans included in the trust  established  for that series,  if any, as described below under "--Allocation of Losses;  Subordination."  Accrued Certificate  Interest on each class of Senior  Certificates of any series related to a loan group (other than any Principal Only  Certificates) will be distributed on a pro rata basis.  Accrued  Certificate  Interest on each class of certificates is calculated on the basis of a 360-day year consisting of twelve 30-day months.

         ADVANCE--With  respect to any mortgage  loan and any  distribution  date,  an amount equal to the scheduled payments of  principal  and  interest  due on that  mortgage  loan  during the  related  Due Period  which were not received as of the close of business on the business day preceding the related determination date.

         AVAILABLE  DISTRIBUTION  AMOUNT--With  respect to any  distribution  date and any series will be determined separately for each loan group of that series, and in each case will be an amount equal to the aggregate of:

         -        the aggregate  amount of scheduled  payments on the mortgage  loans  included in the related loan group due during the  related Due Period and  received  on or prior to the related  determination date, after deduction of the related master  servicing fees and any subservicing  fees, which are collectively  referred to as the servicing  fees and payment of any premium and to the applicable
                  Certificate  Insurer with respect to any  financial  guaranty  insurance  policy  related to that series;

         -        all  unscheduled  payments on the mortgage  loans  included in the related loan group,  including mortgagor  prepayments,  Insurance  Proceeds,  Liquidation  Proceeds,  Subsequent  Recoveries and
                  proceeds from  repurchases of and  substitutions  for these mortgage loans  occurring  during the preceding  calendar month or, in the case of mortgagor  prepayments  in full,  during the related
                  Prepayment Period;

         -        all  Advances  on  the  mortgage  loans  included  in  the  related  loan  group  made  for  that distribution  date,  in each case net of amounts  reimbursable  therefrom to the master  servicer and any subservicer; and,

          -       with respect to a Crossed  Transaction,  any  additional  amounts to be included in the Available
                  Distribution  Amount  with  respect to such loan  group  from any other  loan group as  described under "Principal  Distributions on the Senior  Certificates--Cross-Collateralization  Mechanics in
                  a Crossed Transaction."

         In addition to the  foregoing  amounts,  with respect to  unscheduled  collections  on the mortgage  loans included in the trust established for that series,  not including  mortgagor  prepayments,  the master servicer may elect to treat such amounts as included in the related Available  Distribution  Amount for the distribution date in the  month  of  receipt,  but is not  obligated  to do so.  As  described  in  this  term  sheet  supplement  under
"--Description of the  Certificates--Principal  Distributions on the Senior Certificates," any amount with respect to which such election is so made shall be treated as having been  received on the last day of the preceding  calendar month for the  purposes  of  calculating  the  amount  of  principal  and  interest  distributions  to any class of certificates.  With respect to any distribution  date, the  determination  date is the second business day prior to that distribution date.

         CAPITALIZATION  REIMBURSEMENT  AMOUNT--With  respect  to any  distribution  date and each loan  group,  the amount of Advances or  Servicing  Advances  that were added to the  outstanding  principal  balance of the mortgage loans in that loan group during the preceding  calendar month and reimbursed to the master  servicer or subservicer on or prior to such distribution  date, plus the related  Capitalization  Reimbursement  Shortfall Amount remaining unreimbursed  from any  prior  distribution  date  for  that  series  and  reimbursed  to the  master  servicer  or subservicer  on or prior to such  distribution  date.  The master  servicer or  subservicer  will be entitled to be reimbursed for these amounts only from the principal collections on the mortgage loans in that loan group.

         CAPITALIZATION  REIMBURSEMENT  SHORTFALL AMOUNT--With respect to any distribution date and each loan group, the  amount,  if any,  by which the amount of  Advances  or  Servicing  Advances  that were added to the  principal balance of the  mortgage  loans in that loan group  during  the  preceding  calendar  month  exceeds  the amount of principal  payments on those mortgage loans included in the related Available  Distribution  Amount for that series on that distribution date.

         CERTIFICATE GROUP--With respect to each loan group, the related Senior Certificates.

         CERTIFICATE  PRINCIPAL  BALANCE--With  respect to any offered  certificate  of any  series,  other than the
Interest  Only  Certificates,  as of any date of  determination,  an  amount  equal  to the sum of (x) the  initial
Certificate  Principal  Balance of that  certificate and (y) in the case of any class of Accrual  Certificates,  an amount  equal to the Accrued  Certificate  Interest  added to the  Certificate  Principal  Balance of that class of
Accrual Certificates on each distribution date prior to the applicable  Accretion  Termination Date, reduced by the aggregate of (a) all amounts  allocable to principal  previously  distributed  with respect to that certificate and
(b) any reductions in the Certificate  Principal Balance of that certificate  deemed to have occurred in connection with  allocations  of  Realized  Losses for that  series in the  manner  described  in this term sheet  supplement, provided  that,  after the  Certificate  Principal  Balances of the Class B  Certificates  for any  series,  or the related  Class B  Certificates  in a Stacked  Transaction,  have been reduced to zero,  the  Certificate  Principal
Balance of any  certificate of the class of Class M Certificates  for that series,  or the class of related Class M
Certificates in a Stacked  Transaction,  outstanding  with the highest payment  priority to which Realized  Losses, other than, in the case of an Excess  Transaction,  Excess Bankruptcy Losses,  Excess Fraud Losses,  Excess Special
Hazard Losses and  Extraordinary  Losses,  on the mortgage loans included in the trust  established for that series have been allocated shall be increased by the percentage  interest  evidenced  thereby  multiplied by the amount of any Subsequent  Recoveries  thereon not previously  allocated,  but not by more than the amount of Realized  Losses previously  allocated  to reduce  the  Certificate  Principal  Balance  of that  certificate,  and the  Certificate
Principal  Balance  of the  class of  certificates,  or  related  certificates  in a  Stacked  Transaction,  with a
Certificate  Principal  Balance  greater than zero with the lowest payment  priority shall be further reduced by an amount  equal  to the  percentage  interest  evidenced  thereby  multiplied  by the  excess,  if  any,  of (i)  the then-aggregate  Certificate  Principal  Balance of all classes of certificates of that series then outstanding over
(ii) the  then-aggregate  Stated Principal Balance of all of the mortgage loans, or the related mortgage loans in a
Stacked Transaction.

         CLASS M NET WAC RATE--With  respect to any distribution  date and any class of Class M Certificates,  a per annum rate equal to the weighted  average of the Senior Net WAC Rate for each  related  loan group  weighted on the basis of the Subordinate Component for that related loan group.

         CREDIT SUPPORT DEPLETION  DATE--For any series that is a Crossed  Transaction,  the first distribution date on which the Senior Percentage  equals 100%, and for any series that is a Stacked  Transaction and each loan group, the  first  distribution  date on  which  the  aggregate  Certificate  Principal  Balance  of the  related  Class M
Certificates and the related Class B Certificates has been reduced to zero.

         DECEASED  HOLDER--For any series with a class of Random Lot Insured  Certificates,  a beneficial owner of a
Random Lot Insured  Certificate  of that class who was a natural  person living at the time that holder's  interest was acquired  and whose  executor or other  authorized  representative  causes to be furnished to the  participant, evidence of death satisfactory to the participant and any tax waivers requested by the participant.

         DUE DATE--With  respect to any  distribution  date and any mortgage  loan,  the date during the related Due
Period on which scheduled payments are due.

         DUE  PERIOD--With  respect to any  distribution  date,  the calendar month in which the  distribution  date occurs.

         EXCESS BANKRUPTCY  LOSSES--For any Crossed  Transaction which is an Excess  Transaction,  Bankruptcy Losses on the mortgage loans in excess of the Bankruptcy  Amount for that series,  and for any Stacked  Transaction  which is an Excess  Transaction,  Bankruptcy  Losses on the  mortgage  loans  included in any loan group in excess of the related Bankruptcy Amount.

         EXCESS  FRAUD  LOSSES--For  any Crossed  Transaction  which is an Excess  Transaction,  Fraud Losses on the mortgage  loans in excess of the Fraud Loss Amount for that  series,  and for any Stacked  Transaction  which is an
Excess  Transaction,  Fraud Losses on the mortgage  loans included in any loan group in excess of the related Fraud
Loss Amount.

         EXCESS SPECIAL HAZARD LOSSES--For any Crossed  Transaction which is an Excess  Transaction,  Special Hazard
Losses on the  mortgage  loans in  excess  of the  Special  Hazard  Amount  for that  series,  and for any  Stacked
Transaction  which is an Excess  Transaction,  Special  Hazard  Losses on the mortgage  loans  included in any loan group in excess of the related Special Hazard Amount.

         EXCESS  TRANSACTION--A  Series of certificates  whereby Fraud Losses,  Bankruptcy Losses and Special Hazard
Losses up to the Fraud Loss Amount,  Bankruptcy Amount and Special Hazard Amount,  respectively,  and Extraordinary
Losses are  allocated as set forth herein in a manner  distinct  from  Realized  Losses  (other than Fraud  Losses,
Bankruptcy Losses, Special Hazard Losses and Extraordinary Losses).

         FINAL  DISPOSITION--With  respect to a  defaulted  mortgage  loan,  a Final  Disposition  is deemed to have occurred upon a  determination  by the master  servicer that it has received all  Insurance  Proceeds,  Liquidation
Proceeds and other payments or cash recoveries  which the master  servicer  reasonably and in good faith expects to be finally recoverable with respect to the mortgage loan.

         INSURED  CERTIFICATES--For  any series, any class of certificates  specified to be insured  certificates in any final term sheet for that class of certificates.

         INTEREST  ACCRUAL  PERIOD--With  respect  to all  class of  certificates  and any  distribution  date,  the calendar month  preceding the month in which the  distribution  date occurs.  Notwithstanding  the  foregoing,  the distributions of interest on any distribution  date for all classes of certificates  will reflect interest accrued, and receipts for that interest accrued,  on the mortgage loans for the preceding  calendar month, as may be reduced by any Prepayment  Interest  Shortfall and other  shortfalls in collections of interest to the extent  described in this term sheet supplement.

         INTEREST ONLY  CERTIFICATES--For  any series,  any class of Class A  Certificates  specified to be interest only certificates in any final term sheet for that class of certificates.

         NET MORTGAGE  RATE--As to a mortgage loan included in the trust  established  for any series,  the mortgage rate minus the rate per annum at which the related master servicing and subservicing fees accrue.

         NOTIONAL  AMOUNT--With  respect to any date of determination,  the Notional Amount of any class of Interest
Only  Certificates  included in that series will be the notional  amount set forth in any final term sheet for that class of  certificates.  Reference to a Notional  Amount is solely for  convenience  in specific  calculations  and does not represent the right to receive any distributions allocable to principal.

         PRINCIPAL  ONLY  CERTIFICATES--For  any series,  any other class of Class A  Certificates  specified  to be principal only certificates in any final term sheet for that class of certificates.

         RANDOM LOT INSURED  CERTIFICATES--For  any series, any class of Insured Certificates of that series subject to random lot procedures and special rules  regarding the procedures,  practices and limitations  applicable to the distribution of principal on the related  mortgage loans, as described in this term sheet  supplement and any final term sheet for that class.

         RECORD  DATE--With  respect to any  certificates  and any  distribution  date, the close of business on the last business day of the month next preceding the calendar month in which the Distribution Date occurs.

         ROUNDING  ACCOUNT--For any series with a class of Random Lot Insured  Certificates,  a non-interest bearing account to be established  on the closing date for that series as more fully  described in any final term sheet for that class.

         SENIOR  ACCELERATED  DISTRIBUTION  PERCENTAGE--For  each loan group of any  series and with  respect to any distribution  date  occurring  during the first seven years  following the closing date for that series,  100%. The
Senior Accelerated  Distribution  Percentage for any loan group for any distribution date occurring after the first seven years following the closing date for that series will be as follows:

         -        with  respect to any  distribution  date during the eighth  year after the closing  date for that series,  the  related  Senior  Percentage  on that  distribution  date  plus  70% of the  related
                  Subordinate Percentage on that distribution date;

         -        with  respect to any  distribution  date  during the ninth year after the  closing  date for that series,  the Senior  Percentage  on that  distribution  date plus 60% of the related  Subordinate
                  Percentage on that distribution date;

         -        with  respect to any  distribution  date  during the tenth year after the  closing  date for that series,  the  related  Senior  Percentage  on that  distribution  date  plus  40% of the  related
                  Subordinate Percentage on that distribution date;

         -        with respect to any  distribution  date during the eleventh  year after the closing date for that series,  the Senior  Percentage  on that  distribution  date plus 20% of the related  Subordinate
                  Percentage on that distribution date; and

         -        with respect to any distribution date for that series  thereafter,  the related Senior Percentage on that distribution date.

         Any scheduled reduction to the Senior Accelerated  Distribution  Percentage for a loan group, described in the preceding paragraph, shall not be made as of any distribution date unless:

                  (a)      in the case of a Stacked  Transaction,  the  outstanding  principal  balance of mortgage loans in the  related  loan group  delinquent  60 days or more  averaged  over the last six  months,  as a
         percentage  of  the  aggregate   outstanding   Certificate  Principal  Balance  of  the  related  Class  M
         Certificates  and Class B  Certificates,  is less than 50%, or in the case of a Crossed  Transaction,  the outstanding  principal  balance of the mortgage  loans  included in any loan group  delinquent  60 days or more  averaged  over the  last six  months,  as a  percentage  of the  aggregate  outstanding  Certificate
         Principal Balance of the Class M Certificates and Class B Certificates, is less than 50%, and

                  (b)      Realized  Losses on the  mortgage  loans  included in any loan  group,  in the case of a
         Crossed  Transaction,  or on the  mortgage  loans in the  related  loan  group,  in the case of a  Stacked
         Transaction,  to date for that distribution date, if occurring during the eighth,  ninth, tenth,  eleventh or twelfth year,  or any year  thereafter,  after the closing  date,  are less than 30%, 35%, 40%, 45%, or
         50%,  respectively,  of the sum of the initial Certificate  Principal Balances of the Class M Certificates
         and Class B  Certificates,  in a Crossed  Transaction,  or the related  Class M  Certificates  and Class B
         Certificates in a Stacked Transaction.

         Notwithstanding the foregoing, in the case of a Crossed Transaction, if:
-        the weighted average of the Subordinate Percentages for all loan groups is equal to or in excess of twice the initial weighted average of the Subordinate Percentages for all loan groups; and

-        the outstanding principal balance of mortgage loans included in any loan group delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate
         Principal Balance of the Class M Certificates and Class B Certificates, does not exceed 50%; and

-        for any distribution date during the first three years following the closing date for that series, cumulative Realized Losses on the mortgage loans included in any loan group do not exceed 20% of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B Certificates, and
         thereafter, cumulative Realized Losses on the mortgage loans included in any loan group do not exceed
         30% of the sum of the initial Certificate Principal Balances of the Class M Certificates and Class B
         Certificates,

         then on any  distribution  date during the first three years  following  the closing date for that series, each  Senior  Accelerated  Distribution  Percentage  for that  distribution  date  will  equal the  related  Senior
Percentage for that distribution date plus 50% of the related  Subordinate  Percentage for that distribution  date, and on any  distribution  date after the first three years following the closing date for that series,  each Senior
Accelerated  Distribution  Percentage for that  distribution date will equal the related Senior Percentage for that distribution date.

         Notwithstanding the foregoing, in the case of a Stacked Transaction, if:

-        the Subordinate Percentages for the related loan group is equal to or in excess of twice the initial
         Subordinate Percentage for that loan group; and

-        the outstanding principal balance of mortgage loans included in the related loan group delinquent 60 days or more averaged over the last six months, as a percentage of the aggregate outstanding Certificate
         Principal Balance of the related Class M Certificates and Class B Certificates, does not exceed 50%; and

-        for any distribution date during the first three years following the closing date for that series, cumulative Realized Losses on the mortgage loans included in the related loan group do not exceed 20% of the sum of the initial Certificate Principal Balances of the related Class M Certificates and Class B
         Certificates, and thereafter, cumulative Realized Losses on the mortgage loans included in the related loan group do not exceed 30% of the sum of the initial Certificate Principal Balances of the related
         Class M Certificates and Class B Certificates,

         then on any  distribution  date during the first three years  following  the closing date for that series, the  Senior  Accelerated  Distribution  Percentage  for that loan  group on that  distribution  date will equal the related  Senior  Percentage  for that  distribution  date plus 50% of the related  Subordinate  Percentage for that distribution  date, and on any  distribution  date after the first three years  following the closing date for that series,  the Senior  Accelerated  Distribution  Percentage for that loan group on that distribution date will equal the related Senior Percentage for that distribution date.

         Notwithstanding  the foregoing,  in the case of a Crossed  Transaction,  if on any  distribution  date the weighted  average of the Senior  Percentages  for all loan  groups,  weighted on the basis of the Stated  Principal
Balances of the  mortgage  loans  included in any loan group,  exceeds the weighted  average of the initial  Senior
Percentages,  calculated  on  such  basis,  each  of the  Senior  Accelerated  Distribution  Percentages  for  that distribution date will once again equal 100%.

         Notwithstanding  the foregoing,  in the case of a Stacked  Transaction,  if on any  distribution  date the
Senior  Percentage  for a loan group exceeds the initial Senior  Percentage,  the Senior  Accelerated  Distribution
Percentage for that loan group on that distribution date will once again equal 100%.

         Notwithstanding  the  foregoing,  upon  reduction  of the  Certificate  Principal  Balances  of the Senior
Certificates  related to a loan group to zero, the Senior Accelerated  Distribution  Percentage for that loan group will equal 0%.

         SENIOR  INTEREST  DISTRIBUTION  AMOUNT--For any group of certificates in any series and with respect to any distribution  date, the aggregate  amount of Accrued  Certificate  Interest to be distributed to the holders of the related  group  of  Senior  Certificates  for  that  series  on  that  distribution  date,  including  any  Accrual
Distribution Amount on any related class.

         SENIOR NET WAC RATE--With  respect to any  distribution  date and each loan group,  the weighted average of the Net  Mortgage  Rates of the  mortgage  loans in the  related  loan  group as of the end of the  calendar  month immediately preceding the month in which such distribution date occurs.

         SENIOR  PERCENTAGE--For  each loan group of any series and with  respect  to each  distribution  date,  the percentage  equal to the  aggregate  Certificate  Principal  Balance of the  related  group of Senior  Certificates immediately  prior to that  distribution  date  divided by the  aggregate  Stated  Principal  Balance of all of the mortgage  loans  included  in the  related  loan group  immediately  prior to that  distribution  date.  The Senior
Percentage will initially  equal the  approximate  percentage set forth in any final term sheet for that series and will in no event  exceed  100%.  The Senior  Percentage  for each loan group will also be  referred to in this term sheet supplement as the related Senior Percentage.

         SENIOR  PRINCIPAL  DISTRIBUTION  AMOUNT--For each loan group of series and with respect to any distribution date,  the lesser of (a) the  balance of the related  Available  Distribution  Amount  remaining  after the related
Senior Interest Distribution Amount has been distributed and (b) the sum of:

                  (i)      the product of (A) the  then-applicable  related Senior Percentage and (B) the aggregate of the following amounts:

                           (1)      the principal  portion of all scheduled  monthly payments on the mortgage loans in that loan group,  due during the related  Due Period,  whether or not  received on or prior to the related  determination  date, less the principal  portion of Debt Service  Reductions,  which together  with other  Bankruptcy  Losses on the  related  loan group are in excess of the related
                  Bankruptcy Amount;

                           (2)      the principal  portion of all proceeds of the  repurchase of a mortgage loan in that loan group or, in the case of a substitution,  amounts  representing a principal  adjustment as required by the related pooling and servicing  agreement during the preceding  calendar month;
                  and

                           (3)      the principal portion of all other unscheduled  collections received in respect of the mortgage loans in that loan group  including  Subsequent  Recoveries,  received during the preceding  calendar  month,  other than full and partial  mortgagor  prepayments  and any amounts received in  connection  with a Final  Disposition  of a mortgage  loan in the related loan group described in clause (ii) below, to the extent applied as recoveries of principal;

                  (ii)     in  connection  with the Final  Disposition  of a  mortgage  loan in that loan group (x)
         that occurred in the preceding calendar month and (y) in the case of an Excess  Transaction,  that did not result in any related  Excess  Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or
         Extraordinary Losses, an amount equal to the lesser of:

                           (1)      the  then-applicable  related Senior Percentage of the Stated Principal Balance of that mortgage loan; and

                           (2)      the then-applicable  related Senior Accelerated  Distribution Percentage of the related  unscheduled  collections on the mortgage  loans  included in that loan group,  including
                  Insurance Proceeds and Liquidation Proceeds, to the extent applied as recoveries of principal;

                  (iii)    the  then-applicable   related  Senior  Accelerated   Distribution   Percentage  of  the
         aggregate of all partial  mortgagor  prepayments  on the mortgage loans in that loan group made during the preceding  calendar month and mortgagor  prepayments in full made during the related  Prepayment Period in respect of the mortgage loans in the related loan group;

                  (iv)     any  additional  amounts  from the  other  loan  groups  to be  included  in the  Senior
         Principal  Distribution  Amount  with  respect to such loan group  pursuant to the first  paragraph  under
         "--Principal  Distributions  on  the  Senior  Certificates--Cross-Collateralization   Mechanics  in  Crossed
         Transactions"; and

                  (v)      any amounts  allocable  to  principal  for any  previous  distribution  date  calculated pursuant  to clauses (i) through  (iii)  above that remain  undistributed  to the extent that any of those amounts are not  attributable  to Realized  Losses  which were  allocated to the Class M  Certificates  or
         Class B Certificates, or the related Class M and Class B Certificates, in a Stacked Transaction; minus

                  (vi)     the related  Capitalization  Reimbursement  Amount for that series on such  distribution date,  multiplied  by a fraction,  the  numerator of which is the related  Senior  Principal  Distribution
         Amount for that series on such  distribution  date,  without  giving  effect to this clause (vi),  and the denominator  of which is the sum of the  principal  distribution  amounts for all classes of  certificates derived from the related Available  Distribution  Amount,  without giving effect to any reductions for the related Capitalization Reimbursement Amount.

         SENIOR SUPPORT  CERTIFICATES--For  any series,  any class of Class A Certificates of that series  specified to be senior support certificates in any final term sheet for that class of certificates.

         SUBORDINATE  COMPONENT--With  respect to each loan group and any  distribution  date, the aggregate  Stated
Principal  Balance  of the  mortgage  loans in that  loan  group for that  distribution  date  minus the  aggregate
Certificate Principal Balance of the related Senior Certificates immediately prior to that distribution date.

         SUBORDINATE  PERCENTAGE--For  any loan group and as of any date of determination a percentage equal to 100%
minus the Senior Percentage for that loan group as of that date.

         SUBSEQUENT  RECOVERIES--Subsequent  recoveries,  net of  reimbursable  expenses,  with  respect to mortgage loans in the related loan group that have been previously liquidated and that resulted in a Realized Loss.

         SUPER SENIOR  CERTIFICATES--For  any series,  any class of Class A Certificates of any series  specified to be super senior certificates in any final term sheet for that class of certificates.

         SUPER SENIOR OPTIMAL  PERCENTAGE--For  any specified  class or classes of Super Senior  Certificates of any series and as to any distribution  date on or after the applicable  Credit Support Depletion Date for that class, a percentage  expressed as a fraction,  the numerator of which is the  Certificate  Principal  Balance of those Super
Senior  Certificates  immediately  prior to that  distribution  date and the  denominator of which is the aggregate
Certificate Principal Balance of the related Senior Certificates immediately prior to that distribution date.

         SUPER SENIOR OPTIMAL  PRINCIPAL  DISTRIBUTION  AMOUNT--For  any specified  class or classes of Super Senior
Certificates  of any series and as to any  distribution  date on or after the applicable  Credit Support  Depletion
Date for that class and with  respect to those Super  Senior  Certificates,  an amount  equal to the product of (a)
the related  Super Senior  Optimal  Percentage  and (b) the amounts  described in clause (b) of the  definition  of related Senior Principal Distribution Amount for that series.

INTEREST DISTRIBUTIONS

         Holders of each class of Senior  Certificates  of any series other than the  Principal  Only  Certificates will be entitled to receive interest  distributions in an amount equal to the Accrued Certificate  Interest on that class on each distribution  date, to the extent of the related Available  Distribution  Amount on that distribution date,  commencing on the first  distribution date in the case of all classes of Senior  Certificates of that series entitled to interest  distributions,  other than any class of Accrual  Certificates of that series,  and commencing on the Accretion Termination Date for that class in the case of those Accrual Certificates.

         Holders  of each  class of Class M  Certificates  of any  series  will be  entitled  to  receive  interest distributions in an amount equal to the Accrued  Certificate  Interest on that class on each distribution  date, to the extent of the Available  Distribution Amount for the related loan group, in the case of a Stacked  Transaction, and each related loan group, in the case of a Crossed  Transaction,  on that distribution date after  distributions of interest and  principal to the related  Senior  Certificates,  reimbursements  for some Advances on the mortgage loans to the  master  servicer  and  distributions  of  interest  and  principal  to any class of  related  Class M
Certificates of that series having a higher payment priority.

         As described in the definition of "Accrued  Certificate  Interest," Accrued  Certificate  Interest on each class of  certificates of any series is subject to reduction in the event of specified  interest  shortfalls on the related mortgage loans allocable  thereto.  However,  in the event that any such interest shortfall on the mortgage loans is  allocated  to a related  class of Insured  Certificates  of that  series,  the  amount of such  allocated interest shortfall,  subject to any applicable  limitations,  will be drawn under the applicable financial guaranty insurance  policy for that class and  distributed  to the holders of that class of Insured  Certificates;  provided that:

                   (i)     no such draw will be made in  respect  of any such  shortfall  on the  related  mortgage loans caused by the Relief Act or similar legislation or regulations; and

                   (ii)    no such  draw  will be made in  respect  of any  Prepayment  Interest  Shortfall  on the related mortgage loans.

          Shortfalls  described in clauses (i) and (ii) with respect to the  mortgage  loans  related to that class of Insured  Certificates may be covered by any amounts available in any applicable  reserve fund for that class, if any,  described in any final term sheet for that class.  Notwithstanding  the  foregoing,  if payments are not made as required under the financial  guaranty  insurance policy for any class of Insured  Certificates of any series or if not otherwise covered by the applicable  financial  guaranty  insurance policy,  any interest  shortfalls on the mortgage  loans in the related loan group may be allocated  to that class of Insured  Certificates  as set forth in the definition of "Accrued Certificate Interest."

         The Principal Only Certificates are not entitled to distributions of interest.

         Prepayment  Interest  Shortfalls  will  result  because  interest  on  prepayments  in full is paid by the related  mortgagor only to the date of  prepayment,  and because no interest is distributed on prepayments in part, as these  prepayments  in part are applied to reduce the  outstanding  principal  balance of the  related  mortgage loans as of the Due Date in the month of prepayment.

         However,  with respect to any distribution date for any series, any Prepayment  Interest Shortfalls on the mortgage  loans in the related loan group  resulting  from  prepayments  in full or prepayments in part made during the  preceding  calendar  month  that are  being  distributed  to the  certificateholders  of that  series  on that distribution  date will be  offset  by the  master  servicer,  but only to the  extent  those  Prepayment  Interest
Shortfalls  do not  exceed an amount  equal to the  lesser of (a)  one-twelfth  of 0.125% of the  Stated  Principal
Balance of the mortgage loans in the related loan group  immediately  preceding that  distribution date and (b) the sum of the  master  servicing  fee  payable  to the  master  servicer  for  its  master  servicing  activities  and reinvestment  income  received by the master  servicer on amounts payable with respect to the mortgage loans in the related loan group on that  distribution  date.  No assurance can be given that the master  servicing  compensation
available  to  cover  Prepayment  Interest  Shortfalls  will  be  sufficient  therefor.   Any  Prepayment  Interest
Shortfalls  which are not covered by the master  servicer on any  distribution  date will not be  reimbursed on any future  distribution  date. See "Pooling and Servicing  Agreement--Servicing  and Other  Compensation and Payment of
Expenses" in this term sheet supplement.

         If on any distribution  date the related Available  Distribution  Amount for each loan group of any series is less than Accrued  Certificate  Interest on the related Senior Certificates of that series for that distribution date,  the  shortfall  will be  allocated  among the  holders  of all  classes of related  Senior  Certificates  in proportion to their respective  amounts of Accrued  Certificate  Interest for that distribution  date. In addition, the amount of any such  interest  shortfalls  on the  mortgage  loans in the related loan group that are covered by subordination,  specifically,  interest  shortfalls  not described in clauses (i) through (iv) in the definition of
Accrued Certificate  Interest,  will be unpaid Accrued Certificate Interest and will be distributable to holders of the  certificates  of that series entitled to those amounts on subsequent  distribution  dates, in each case to the extent  of the  Available  Distribution  Amount  for  the  related  loan  group  for  that  series  after  interest distributions as described in this term sheet supplement.

         These  interest  shortfalls  could occur,  for example,  if  delinquencies  on the related  mortgage loans included  in the  related  loan group were  exceptionally  high and were  concentrated  in a  particular  month and
Advances  by the  master  servicer  did not cover the  shortfall.  Any  amounts so  carried  forward  will not bear interest.  Any interest  shortfalls  will not be offset by a reduction in the servicing  compensation of the master servicer or otherwise,  except to the limited  extent  described in the third  preceding  paragraph with respect to
Prepayment Interest Shortfalls.

         Prior to the  distribution  date on which the Accretion  Termination Date for any class of any series with a class of Accrual  Certificates  occurs,  interest shortfalls  allocated to each class of Accrual  Certificates of that series will reduce the amount that is added to the Certificate  Principal  Balance of that class in respect of
Accrued  Certificate  Interest on that  distribution  date,  and will result in a  corresponding  reduction  of the amount  available  for  distribution  relating to principal on the related  class or classes of Accretion  Directed
Certificates  and will cause the Certificate  Principal  Balance of those  certificates to be reduced to zero later than  would  otherwise  be the  case.  See  "Certain  Yield  and  Prepayment  Considerations"  in this  term  sheet supplement.  Because any interest  shortfalls on the mortgage loans in the related loan group  allocated to a class of Accrual  Certificates of any series prior to the distribution  date on which the Accretion  Termination Date for that class  occurs  will  result in the  Certificate  Principal  Balance  of that class  being less than they would otherwise  be, the  amount of Accrued  Certificate  Interest  that will  accrue on that class in the future and the amount that will be available for  distribution  relating to principal on the related class or classes of Accretion
Directed Certificates and that class of Accrual Certificates will be reduced.

         The  pass-through  rates on all classes of offered  certificates of any series will be as described in any final term sheet for a class of certificates.

         The  pass-through  rate on the  classes  of  Class  A  Certificates  related  to each  loan  group  on any distribution  date will equal the related  Senior Net WAC Rate for such loan group,  and the  pass-through  rate on any  classes  of Class M  Certificates  will  equal the  related  Class M Net WAC Rate,  in each case  except as is otherwise set forth in any final term sheet for that class.

         As described in this term sheet supplement,  the Accrued  Certificate  Interest allocable to each class of certificates of any series,  other than the Principal Only  Certificates,  which are not entitled to  distributions of interest,  is based on the  Certificate  Principal  Balance of that class or, in the case of the  Interest  Only
Certificates, on the Notional Amount of that class.

PRINCIPAL DISTRIBUTIONS ON THE SENIOR CERTIFICATES

         The holders of the Senior  Certificates of any series,  other than the Interest Only  Certificates,  which are not entitled to  distributions  of  principal,  will be entitled to receive on each  distribution  date, in the priority  described  in this term sheet  supplement  and any final term sheet for that  series and to the extent of the portion of the related  Available  Distribution  Amount  remaining after the distribution of the related Senior
Interest  Distribution Amount,  other than any Accrual  Distribution Amount, a distribution  allocable to principal equal to the sum of the related  Senior  Principal  Distribution  Amount and any  applicable  Accrual  Distribution
Amount for a class of Accrual Certificates in the related Certificate Group.

         After  distribution  of  the  related  Senior  Interest   Distribution  Amount,  other  than  any  Accrual
Distribution  Amount for a class of  Accrual  Certificates  in the  related  Certificate  Group,  distributions  of principal on each group of Senior Certificates on each distribution date will be made as follows:

         (a)      For each  group of  certificates,  prior  to the  occurrence  of the  applicable  Credit  Support
Depletion Date for that loan group:

(1)      any Accrual  Distribution Amount for a class of Accrual  Certificates  related to that loan group shall be distributed  (x) first,  to the related class or classes of Accretion  Directed  Certificates in reduction of the Certificate  Principal  Balance thereof,  until the Certificate  Principal Balance thereof has been reduced to zero,  in  accordance  with the  priority of payment set forth in any final term sheet for that class,  and (y) second,  to the related  class or classes of Accrual  Certificates,  in  reduction  of the
         Certificate  Principal  Balances  thereof,  until the  Certificate  Principal  Balances  thereof have been reduced to zero; and

(2)      the related  Senior  Principal  Distribution  Amount  shall be  distributed  to the  Class A  Certificates related  to that  loan  group,  other  than any  Interest  Only  Certificates,  in the  order of  priority described in any final term sheet for that series.

         (b)      On or after  the  occurrence  of the  Credit  Support  Depletion  Date for any loan  group of any series,  all priorities  relating to distributions as described in clause (a) above relating to principal among the
Senior  Certificates  related to that loan group  will be  disregarded.  Instead,  an amount  equal to the  related
Senior  Principal  Distribution  Amount for that series will be distributed to the related Senior  Certificates  of that series remaining,  pro rata in accordance with their respective  outstanding  Certificate  Principal Balances;
provided,  however,  that,  to the  extent  set  forth in any final  term  sheet for any  applicable  class,  until reduction of the  Certificate  Principal  Balance of any class or classes of Super Senior  Certificates  related to that loan group to zero,  the aggregate  amount  distributable  to any related  class or classes of Senior  Support
Certificates  and such  class  or  classes  of Super  Senior  Certificates  in  respect  of the  aggregate  Accrued
Certificate  Interest  thereon and in respect of their  aggregate pro rata portion of the related Senior  Principal
Distribution  Amount will be distributed among those certificates in the following  priority:  first, to such class or classes of Super  Senior  Certificates,  up to an amount  equal to the  Accrued  Certificate  Interest  thereon;
second,  to the related class or classes of Super Senior  Certificates,  up to an amount equal to the related Super
Senior Optimal  Principal  Distribution  Amount, in reduction of the Certificate  Principal Balance thereof,  until the  Certificate  Principal  Balance  thereof has been reduced to zero;  third,  to the related class or classes of
Senior Support  Certificates,  up to an amount equal to the Accrued  Certificate  Interest thereon;  and fourth, to the related  class or classes of Senior  Support  Certificates,  the  remainder,  until the  Certificate  Principal
Balance thereof has been reduced to zero.

         (c)      After  reduction  of  the  Certificate  Principal  Balances  of  the  Senior  Certificates  in  a
Certificate  Group to zero but prior to the Credit Support  Depletion  Date for the related loan group,  the Senior
Certificates in that  Certificate  Group will be entitled to no further  distributions of principal and the related
Available  Distribution Amount for that series will be paid, subject, in the case of a Crossed Transaction,  to the allocation  of any  payments  to the  Senior  Certificates  in any  other  Certificate  Group  as  described  under
"--Cross-Collateralization  Mechanics  in a  Crossed  Transaction"  below,  solely  to the  holders  of the  Class M
Certificates  and Class B  Certificates,  or the related Class M and B Certificates  in a Stacked  Transaction,  in
each case as described in this term sheet supplement.

Cross-Collateralization Mechanics in a Crossed Transaction

         Notwithstanding  the foregoing in the case of any Crossed  Transaction,  on any distribution date prior to the  occurrence of the Credit Support  Depletion Date that occurs after the reduction of the aggregate  Certificate
Principal  Balance  of  the  Senior  Certificates  of  any  Certificate  Group  to  zero,  the  outstanding  Senior
Certificates of the other Certificate  Groups will be entitled to receive 100% of the mortgagor  prepayments on the mortgage loans in the loan group related to Senior  Certificates  that have been fully paid,  which amount shall be allocated,  pro rata, between those Certificate Groups based on the aggregate  Certificate Principal Balance of the related  Senior  Certificates.  Such  amounts  allocated  to Senior  Certificates  shall be  treated as part of the related Available  Distribution Amount and distributed as part of the related Senior Principal  Distribution Amount in accordance  with the  priorities  set forth in clause (a)(2) under  "Description  of the  Certificates--Principal
Distributions  on the Senior  Certificates"  above, in reduction of the  Certificate  Principal  Balances  thereof.
Notwithstanding  the  foregoing,   remaining  Senior  Certificates  will  not  be  entitled  to  receive  mortgagor prepayments on the mortgage loans in a loan group related to Senior  Certificates  that have been fully paid if the following two  conditions are  satisfied:  (1) the weighted  average of the  Subordinate  Percentages  for all loan groups for such  distribution  date,  weighted on the basis of the Stated Principal  Balances of the mortgage loans in the related loan group, is at least two times the weighted  average of the initial  Subordinate  Percentages for all loan groups,  calculated on that basis and (2) the outstanding  principal  balance of the mortgage loans in all loan groups  delinquent 60 days or more days  averaged  over the last six months,  as a percentage of the aggregate outstanding Certificate Principal Balance of the Class M Certificates and Class B Certificates, is less than 50%.

         In addition,  on any  distribution  date prior to the occurrence of the Credit  Support  Depletion Date on which the aggregate  Certificate  Principal Balance of the Senior  Certificates of any Certificate Group is greater than the  aggregate  Stated  Principal  Balance of the mortgage  loans in the related loan group in each case after giving  effect  to  distributions  to be made on such  distribution  date,  (1) 100% of the  mortgagor  prepayments otherwise  allocable to the Class M Certificates  and Class B Certificates  on the mortgage loans in the other loan groups will be distributed to such  undercollateralized  Senior  Certificates in accordance with the priorities set forth above in clause  (a)(2) under  "--Principal  Distributions  on the Senior  Certificates,"  in reduction of the
Certificate  Principal  Balances  thereof,  until  the  aggregate  Certificate  Principal  Balance  of such  Senior
Certificates  equals the aggregate  Stated  Principal  Balance of the mortgage  loans in the related loan group and
(2) an  amount  equal  to one  month's  interest  at the  pass-through  rate for  such  undercollateralized  Senior
Certificates  on the amount of such  difference  will be  distributed,  pro rata,  from the Available  Distribution
Amount for the other loan groups otherwise  allocable to the Class M Certificates  and Class B Certificates,  based on such amounts  otherwise  allocable to the Class M Certificates  and Class B Certificates,  as follows:  first to pay any  unpaid  interest  on such  undercollateralized  Senior  Certificates  and then to pay  principal  on those certificates  in  the  manner  described  in  (1)  above.  If  more  than  one  group  of  Senior  Certificates  is undercollateralized  on a  distribution  date,  amounts  distributable  to such groups  pursuant  to the  preceding sentence will be allocated among such groups,  pro rata,  based upon the amount by which the aggregate  Certificate
Principal  Balance of each such group exceeds the aggregate Stated  Principal  Balance of the mortgage loans in the related loan group.

PRINCIPAL DISTRIBUTIONS ON CERTAIN CLASSES OF INSURED CERTIFICATES

         A class of Insured  Certificates  for any series may be subject to random lot procedures and special rules regarding the  procedures,  practices and limitations  applicable to the  distribution of principal on the mortgage loans in the related loan group for that series.

         General.  Beneficial  owners of any class of Random  Lot  Insured  Certificates  have the right to request that  distributions of principal be made with respect to their  certificates on any distribution date on which that class of certificates is entitled to receive  distributions  of principal.  As to  distributions of principal among holders of any class of Random Lot  Insured  Certificates,  Deceased  Holders  who  request  distributions  will be entitled  to first  priority,  and  beneficial  owners of any class of Random Lot Insured  Certificates  other than
Deceased Holders, referred to as Living Holders, who request distributions will be entitled to a second priority.

         Prospective  certificateholders  in any class of Random Lot Insured  Certificates  of any series should be aware that  distributions of principal on those  certificates  may be significantly  earlier or later than the date that may be desired by that  certificateholder.  All such  requested  distributions  are subject to the  priorities described below under  "--Priority of Requested  Distributions"  and are further subject to the limitation that they be made (i) only in lots  equal to  integral  multiples  of $1,000 of the  related  initial  Certificate  Principal
Balance,  each such certificate  referred to as an Individual Insured  Certificate and (ii) only to the extent that the portion of the Senior  Principal  Distribution  Amount for the  related  loan group  allocated  to any class of
Random Lot Insured  Certificates on the applicable  distribution  date (plus any amounts available from the related
Rounding Account for that series) provides  sufficient funds for such requested  distributions.  To the extent that amounts  available for  distributions  in respect of principal on any class of Random Lot Insured  Certificates  on any  distribution  date exceed the aggregate amount of the requests made by Deceased Holders and Living Holders for principal  distributions  applicable to that  distribution  date,  such excess  amounts will be  distributed to the beneficial  owners of any class of Random  Lot  Insured  Certificates  by random  lot,  as  described  below  under
"--Mandatory Distributions of Principal on any Class of Random Lot Insured Certificates" below.

         On  each  distribution  date  on  which  amounts  are  available  for  distribution  in  reduction  of the
Certificate  Principal Balance of any class of Random Lot Insured  Certificates of any series, the aggregate amount allocable to such  distributions  for that class will be rounded,  as necessary,  to an amount equal to an integral multiple of $1,000,  except as provided  below,  in accordance  with the  limitations  set forth in this term sheet supplement.  Such rounding will be accomplished on the first distribution date on which  distributions of principal on that class of Random Lot Insured  Certificates  are made by withdrawing  from the related  Rounding  Account for that series the amount of funds,  if any,  needed to round the amount  otherwise  available  for that  distribution with  respect to that class of Random Lot  Insured  Certificates  upward to the next  higher  integral  multiple of
$1,000.  On each  succeeding  distribution  date on which  distributions  of  principal on that class of Random Lot
Insured  Certificates  are to be made,  the  aggregate  amount  allocable  to that  class  of  Random  Lot  Insured
Certificates  will be applied first to repay any funds  withdrawn from the Rounding  Account for that series on the prior  distribution  date,  and then the remainder of such  allocable  amount,  if any,  will be similarly  rounded upward through  another  withdrawal  from the Rounding  Account for that series and distributed in reduction of the
Certificate  Principal  Balance of that class of Random  Insured Lot  Certificates.  This process will  continue on succeeding  distribution  dates  until the  Certificate  Principal  Balance  of that  class of Random  Lot  Insured
Certificates  has been reduced to zero.  Thus,  the  aggregate  distribution  made in reduction of the  Certificate
Principal  Balance of that class of Random Lot Insured  Certificates on each distribution date may be slightly more or less than would be the case in the absence of such  rounding  procedures,  but such  difference  will be no more than $999.99 on any distribution  date. Under no circumstances  will the sum of all distributions made in reduction of the Certificate  Principal  Balance of any class of Random Lot Insured  Certificates of any series,  through any distribution  date,  be less than the sum of such  distributions  that would have  resulted  in the absence of such rounding procedures.

         Notwithstanding  any provisions in this term sheet supplement to the contrary,  on each  distribution date following the first  distribution  date on which any Realized  Losses are allocated to the Insured  Certificates of any series,  including  any Realized  Losses  allocated to the Insured  Certificates  for which payment is not made under the policy,  distribution in reduction of the Certificate  Principal Balance of the Insured Certificates will be made pro rata among the holders of the Insured  Certificates  in  accordance  with the  outstanding  Certificate
Principal  Balance and will not be made in integral  multiples of $1,000 or pursuant to requested  distributions or mandatory distributions by random lot.

         There is no assurance  that a beneficial  owner of a Random Lot Insured  Certificate of any series who has submitted  a  request  for a  distribution  will  receive  the  distribution  at  any  particular  time  after  the distribution  is  requested,  since  there can be no  assurance  that funds  will be  available  for  making  those distributions  on any  particular  distribution  date,  or,  even if  funds  are  available  for  making  principal distributions  on that  class of Random  Lot  Insured  Certificates,  that such  distributions  will be made to any particular  beneficial  owner whether that beneficial  owner is a Deceased Holder or a Living Holder.  Also, due to the procedure for mandatory  distributions  described  below under  "--Mandatory  Distributions  of Principal on any
Class of Random Lot Insured  Certificates,"  there can be no assurance that on any  distribution  date on which the funds available for  distribution in respect of principal of that class of Random Lot Insured  Certificates  exceed the  aggregate  amount  of  distributions  requested  by  beneficial  owners of  certificates  of that  class,  any particular  beneficial  owner will receive a principal  distribution  from those excess funds.  THUS, THE TIMING OF
DISTRIBUTIONS  IN  REDUCTION  OF  THE  CERTIFICATE   PRINCIPAL  BALANCE  FOR  ANY  PARTICULAR  RANDOM  LOT  INSURED
CERTIFICATE,  WHETHER OR NOT THE SUBJECT OF A REQUEST FOR DISTRIBUTION BY A DECEASED HOLDER OR A LIVING HOLDER,  IS
HIGHLY  UNCERTAIN AND MAY BE MADE EARLIER OR LATER THAN THE DATE THAT MAY BE DESIRED BY A BENEFICIAL  OWNER OF THAT
CERTIFICATE.

         Priority  of  Requested   Distributions.   Subject  to  the  limitations  described  in  this  term  sheet supplement,  including the timing and the order of the receipt of the request for  distributions as described below under "--Procedure for Requested  Distributions,"  beneficial owners of any class of Random Lot Insured Certificates of any series have the right to request  that  distributions  be made in  reduction  of the  Certificate  Principal
Balance of those  certificates.  On each distribution  date on which  distributions in reduction of the Certificate
Principal  Balance of any class of Random Lot Insured  Certificates are made, those  distributions  will be made in the following order of priority among the beneficial  owners of that class:  (i) any request by a Deceased  Holder, in an amount up to but not exceeding  $100,000 per request;  and (ii) any request by a Living Holder,  in an amount up to but not  exceeding  $10,000 per request.  Thereafter,  distributions  will be made as provided in clauses (i)
and (ii) above up to a second  $100,000 and $10,000,  respectively.  This sequence of  priorities  will be repeated for each  request for  principal  distributions  made by the  beneficial  owners of any class of Random Lot Insured
Certificates of any series until all such requests have been honored.

         Procedure  for  Requested  Distributions.  Under the current  procedures  of DTC, a  beneficial  owner may request  that  distributions  in  reduction  of the  Certificate  Principal  Balance  of  its  Random  Lot  Insured
Certificates  be made on a  distribution  date by  delivering  a written  request  for those  distributions  to the participant or indirect  participant  that maintains the beneficial  owner's  account with respect to that class of
Random Lot Insured  Certificates  so that such  request is received by the trustee  from DTC on DTC's  "participant terminal  system" on or before the close of  business  on the last  business  day of the month next  preceding  the month in which the related  distribution date occurs,  or the record date for such  distribution  date. In the case of a request on behalf of a Deceased Holder,  appropriate  evidence of death and any tax waivers are required to be forwarded to the  participant  under  separate  cover.  Furthermore,  those  requests of Deceased  Holders that are incomplete may not be honored by the  participant.  The participant  shall forward a certification  satisfactory to the trustee for that series  certifying the death of the beneficial owner and the receipt of the appropriate  death and tax  waivers.  The  participant  should  in turn  make  the  request  of DTC (or,  in the  case of an  indirect participant,  such firm must notify the related  participant  of such request,  which  participant  should make the request of DTC) on DTC's  participant  terminal  system.  The trustee will not accept a request from a person other than DTC. DTC may  establish  such  procedures  as it deems fair and equitable to establish the order of receipt of requests for those  requests for  distributions  received by it on the same day. None of the master  servicer,  the depositor,  the related  Certificate  Insurer or the trustee shall be liable for any delay by DTC, any  participant or any indirect  participant in the delivery of requests for  distributions  or withdrawals of those  distributions to the trustee or for any changes made to the procedures  described  herein by DTC, any participant or any indirect participant.  Requests  for  distributions  are to be  honored  in the  order  of  their  receipt  (subject  to the priorities  described in the previous  paragraph).  The exact procedures to be followed by the trustee for purposes of determining the order of receipt of such requests will be those  established from time to time by DTC.  Requests for distributions of principal  received by DTC and forwarded to the trustee on DTC's  participant  terminal system after the record date for such  distribution  date and requests for  principal  distributions  received in a timely manner but not accepted with respect to a given  distribution  date, will be treated as requests for  distributions on the next succeeding  distribution  date and each succeeding  distribution  date thereafter until each request is accepted or is  withdrawn as  described  below.  Each  request for  distributions  in reduction of the  Certificate
Principal  Balance of a Random Lot  Insured  Certificate  of any series  submitted  by a  beneficial  owner of that certificate will be held on DTC's  participant  terminal system until such request has been accepted by the trustee or has been withdrawn by the participant in writing.  Each Random Lot Insured  Certificate of any series covered by that request will continue to bear interest at the related  pass-through  rate through the Interest  Accrual Period related to such distribution date.

         In the  case of a  request  on  behalf  of a  Deceased  Holder,  the  related  participant  shall  forward certification  satisfactory  to the trustee  certifying  the death of the  beneficial  owner and the receipt of the appropriate death and tax waivers.  Random Lot Insured  Certificates of any series beneficially owned by tenants by the entirety,  joint tenants or tenants in common will be  considered to be  beneficially  owned by a single owner.
The  death of a tenant by the  entirety,  joint  tenant  or tenant in common  will be deemed to be the death of the beneficial owner, and the Random Lot Insured  Certificates of any series so beneficially  owned will be eligible to request  priority  with  respect to  distributions  in  reduction  of the  Certificate  Principal  Balance of those certificates,  subject  to  the  limitations  stated  in  this  term  sheet  supplement.  Any  Random  Lot  Insured
Certificates  beneficially  owned by a trust will be considered to be beneficially owned by each beneficiary of the trust to the  extent of such  beneficiary's  beneficial  interest  in that  trust,  but in no event  will a trust's beneficiaries  collectively  be deemed to be  beneficial  owners of a number  of  Individual  Insured  Certificates greater  than the number of  Individual  Insured  Certificates  of which  such  trust is the owner.  The death of a beneficiary  of a  trust  will  be  deemed  to be the  death  of a  beneficial  owner  of the  Random  Lot  Insured
Certificates  of any  series  beneficially  owned  by the  trust  but  only to the  extent  of  such  beneficiary's beneficial  interest in that trust.  The death of an individual  who was a tenant by the entirety,  joint tenant or tenant  in  common  in a  tenancy  which  is the  beneficiary  of a trust  will be  deemed  to be the  death of the beneficiary  of the trust.  The death of a person who,  during his or her lifetime,  was entitled to  substantially all of the beneficial  ownership  interests in Random Lot Insured  Certificates  of any series will be deemed to be the death of the  beneficial  owner of those  certificates  regardless of the  registration  of ownership,  if that beneficial  interest can be established to the  satisfaction of the participant.  Such beneficial  interest will be deemed to exist in typical cases of street name or nominee ownership,  ownership by a trustee,  ownership under the
Uniform  Gift to Minors Act and  community  property or other joint  ownership  arrangements  between a husband and wife.  Beneficial  interest shall include the power to sell,  transfer or otherwise dispose of a Random Lot Insured
Certificate of any series and the right to receive the proceeds  therefrom,  as well as interest and  distributions of  principal  with  respect  thereto.  As used in this term sheet  supplement,  a request  for a  distribution  in reduction of the  Certificate  Principal  Balance of a Random Lot Insured  Certificate  of any series by a Deceased
Holder shall mean a request by the personal  representative,  surviving  tenant by the  entirety,  surviving  joint tenant or a surviving tenant in common of the Deceased Holder.

         With  respect  to Random  Lot  Insured  Certificates  of any  series as to which  beneficial  owners  have requested  distributions to be made on a particular  distribution date and on which  distributions of principal are being made, the trustee will notify DTC prior to that  distribution  date whether,  and the extent to which,  those certificates  have been accepted for  distributions.  Participants  and indirect  participants  holding  Random Lot
Insured  Certificates  of any series  are  required  to forward  such  notices  to the  beneficial  owners of those certificates.  Individual  Insured  Certificates that have been accepted for a distribution will be due and payable on the applicable  distribution  date and will cease to bear interest after the Interest  Accrual Period related to such distribution date.

         Any  beneficial  owner of a Random Lot Insured  Certificate of any series who has requested a distribution may withdraw its request by so notifying in writing the  participant  or indirect  participant  that maintains that beneficial owner's account. In the event that such account is maintained by an indirect  participant,  the indirect participant  must notify the related  participant  which in turn must forward the  withdrawal of such  request,  on
DTC's  participant  terminal  system.  If that  notice of  withdrawal  of a request for  distribution  has not been received  on DTC's  participant  terminal  system on or before  the record  date for such  distribution  date,  the previously  made  request for  distribution  will be  irrevocable  with respect to the making of  distributions  in reduction  of the  Certificate  Principal  Balance  of  that  Random  Lot  Insured  Certificate  on the  applicable distribution date.

         Mandatory  Distributions of Principal on any Class of Random Lot Insured  Certificates.  To the extent, if any, that  distributions in reduction of the Certificate  Principal  Balance of that class of Insured  Certificates on a distribution  date exceed the outstanding  Certificate  Principal  Balance of that class of Random Lot Insured
Certificates  with  respect to which  distribution  requests  have been  received by the  applicable  record  date, additional Random Lot Insured  Certificates of that class in lots equal to Individual Insured  Certificates will be selected  to  receive  principal  distributions  in  accordance  with the  then-applicable  established  random lot procedures of DTC, and the then-applicable  established  procedures of the participants and indirect  participants, which may or may not be by random lot. No prior  notice will be  provided by the  depositor,  the master  servicer, the related Certificate  Insurer or the trustee to the beneficial owners of the Random Lot Insured  Certificates of that  class  for  those  distributions  made by random  lot.  Investors  may ask  those  participants  or  indirect participants  what  allocation  procedures  they use.  Participants  and indirect  participants  holding Random Lot
Insured  Certificates  of that class  selected for  mandatory  distributions  of principal  are required to provide notice of those mandatory distributions to the affected beneficial owners.

PRINCIPAL DISTRIBUTIONS ON THE CLASS M CERTIFICATES

         Holders of each class of the Class M  Certificates  of each  series  will be  entitled  to receive on each distribution  date, to the extent of the portion of the Available  Distribution  Amount for the related loan group, in the case of a Stacked Transaction, and each loan group, in the case of a Crossed Transaction, remaining after:

o    the sum of the Senior Interest Distribution Amounts and Senior Principal Distribution Amounts is distributed;

o    reimbursement  is made to the master  servicer  for some  Advances on the  mortgage  loans in the related loan group  remaining  unreimbursed  following  the final  liquidation  of the related  mortgage loan to the extent described below under "Description of the Certificates--Advances";

o    the aggregate  amount of Accrued  Certificate  Interest and principal  required to be distributed to any class of related Class M Certificates,  in the case of a Stacked  Transaction and any class of Class M Certificates, in the  case of a  Crossed  Transaction,  having  a  higher  payment  priority  on that  distribution  date is distributed to holders of that class of Class M Certificates;

o    the aggregate  amount of Accrued  Certificate  Interest  required to be  distributed  to that class of Class M
     Certificates on that distribution date is distributed to those Class M Certificates;

o    a distribution allocable to principal in the sum of the following:

(i)      such class's pro rata share,  based on the Certificate  Principal Balance of each class of related Class M
         Certificates  and Class B Certificates,  in the case of a Stacked  Transaction,  and each class of Class M and Class B Certificates,  then outstanding,  of the aggregate of the following amounts, to the extent not included in the Senior Principal Distribution Amount for the related loan group:

(1)      the  principal  portion of all scheduled  monthly  payments on the related  mortgage  loans due during the related Due Period,  whether or not received on or prior to the related  determination date, less the principal portion of Debt Service  Reductions,  which together with other related  Bankruptcy
                  Losses for that series are in excess of the related Bankruptcy Amount for that series;

(2)      the principal  portion of all proceeds of the  repurchase of a related  mortgage loan or, in the case of a substitution,  amounts  representing a principal  adjustment,  as required by the related pooling and servicing agreement during the preceding calendar month; and

(3)      the principal  portion of all other  unscheduled  collections  on the related  mortgage  loans,  including
                  Subsequent  Recoveries,  received  during  the  preceding  calendar  month,  other  than full and partial  mortgagor  prepayments and any amounts  received in connection with a Final  Disposition of a related  mortgage loan  described in clause (ii) below,  to the extent applied as recoveries of principal;

(ii)     that class' pro rata share,  based on the Certificate  Principal  Balance of each class of related Class M
         Certificates  and  Class B  Certificates,  in the case of a  Stacked  Transaction,  and of the Class M and
         Class B Certificates,  in the case of a Crossed Transaction,  then outstanding, of all amounts received in connection with the Final  Disposition of a related  mortgage loan, (x) that occurred during the preceding calendar  month and (y) in the case of an Excess  Transaction,  that did not result in any related  Excess
         Special Hazard Losses,  Excess Fraud Losses,  Excess  Bankruptcy  Losses or Extraordinary  Losses,  to the
         extent  applied as recoveries of principal and to the extent not otherwise  payable to the related  Senior
         Certificates;

(iii)    the  portion of  mortgagor  prepayments  in full on the  related  mortgage  loans  made by the  respective mortgagors during the related  Prepayment  Period and the portion of partial mortgagor  prepayments on the related  mortgage loans made by the respective  mortgagors  during the preceding  calendar month allocable to that class of Class M Certificates as described in the third succeeding paragraph; and

(iv)     if that class is the most  senior  class of related  certificates,  in the case of a Stacked  Transaction, and most senior class of certificates,  in a Crossed  Transaction,  then  outstanding,  with a Certificate
         Principal  Balance greater than zero, an amount equal to the related Excess  Subordinate  Principal Amount for that series, if any, to the extent of related Eligible Funds for that series; minus

(v)      the  Capitalization  Reimbursement  Amount for that loan group on such  distribution  date multiplied by a fraction,  the numerator of which is the principal  distribution  amount for such class of related Class M
         Certificates,  without  giving effect to this clause (v), and the  denominator  of which is the sum of the principal  distribution  amounts for all classes of  certificates  of that series derived from the related
         Available  Distribution  Amount without  giving effect to any  reductions  for the related  Capitalization
         Reimbursement Amount.

         References in this term sheet  supplement to "payment  priority" of the Class M Certificates of any series refer to a  payment  priority  among  those  classes  of  certificates  as  follows:  (a) in the case of a  Stacked
Transaction,  first, to the related Class M-1  Certificates;  second,  to the related Class M-2  Certificates;  and third, to the related Class M-3  Certificates,  and (b) in the case of a Crossed  Transaction,  first, to the Class
M-1 Certificates; second, to the Class M-2 Certificates; and third, to the Class M-3 Certificates.

         As to  each  class  of  Class  M  Certificates  of any  series,  on any  distribution  date,  any  Accrued
Certificate  Interest  thereon  remaining unpaid from any previous  distribution  date will be distributable to the extent of the related Available Distribution Amount available for that purpose.  Notwithstanding the foregoing,  if the Certificate Principal Balances of the related Class B Certificates,  in the case of a Stacked Transaction,  and the Class B  Certificates,  in the case of a Crossed  Transaction,  have been reduced to zero, on any  distribution date, with respect to the class of related Class M Certificates,  in the case of a Stacked  Transaction,  and Class
M Certificates,  in the case of a Crossed  Transaction,  outstanding on that  distribution  date with a Certificate
Principal  Balance  greater  than zero with the lowest  payment  priority,  Accrued  Certificate  Interest  thereon remaining  unpaid  from  any  previous  distribution  date  will  not  be  distributable,  except  in  the  limited circumstances provided in the related pooling and servicing agreement.

         All  mortgagor  prepayments  on the  mortgage  loans in a loan group not  otherwise  distributable  to the related Senior  Certificates  of that series will be allocated on a pro rata basis among the class of related Class
M  Certificates,  in the  case of a  Stacked  Transaction,  and  Class M  Certificates,  in the  case of a  Crossed
Transaction,  of that series with the highest  payment  priority  then  outstanding  with a  Certificate  Principal
Balance  greater than zero and each other class of related Class M Certificates  and Class B  Certificates,  in the
case of a  Stacked  Transaction,  and  Class M  Certificates  and  Class B  Certificates,  in the case of a Crossed
Transaction,  of that series for which certain loss levels  established for that class in the pooling and servicing agreement  have not been  exceeded.  The related loss level on any  distribution  date would be satisfied as to any
Class  M-2,  Class  M-3 or  Class B  Certificates  of that  series,  respectively,  only if the sum of the  current percentage  interests in the related  mortgage loans  evidenced by that class and each class,  if any,  subordinate thereto  were at  least  equal  to the sum of the  initial  percentage  interests  in the  related  mortgage  loans evidenced by that class and each class, if any, subordinate thereto.

         As stated  above under  "--Principal  Distributions  on the Senior  Certificates,"  the Senior  Accelerated
Distribution Percentage for each group will be 100% during the first seven years after the closing date, unless,

o        the Certificate  Principal  Balances of the Senior  Certificates of that series,  in the case of a Crossed
     Transaction  and the  Certificate  Principal  Balances of the  related  Senior  Certificates  in the case of a
     Stacked Transaction, are reduced to zero before the end of that seven year period or

o        the  weighted  average  of the  Subordinate  Percentages  for all loan  groups,  in the case of a  Crossed
     Transaction and the Subordinate  Percentages of the related loan groups in the case of a Stacked  Transaction, has doubled as described in the definition of "Senior  Accelerated  Distribution  Percentage"  and the related loss and delinquency conditions are met,

and will thereafter equal 100% whenever the weighted  average of the Senior  Percentages for all loan groups in the case of a Crossed  Transaction  weighted on the basis of the Stated Principal Balances of the mortgage loans in the related loan groups,  exceeds the weighted average of the initial Senior Percentages,  calculated on such basis or, in the case of a Stacked  Transaction,  the Senior  Percentage of the related loan group exceeds the initial Senior
Percentage  of the related loan group.  Furthermore,  as described  in this term sheet  supplement,  subject to the events  described  above,  the related Senior  Accelerated  Distribution  Percentage will exceed the related Senior
Percentage  during the eighth  through  eleventh  years  following the closing date for that series,  and scheduled reductions  to the  related  Senior  Accelerated  Distribution  Percentage  may be  postponed  due to the  loss and delinquency  experience of the related  mortgage loans.  Accordingly,  each class of the Class M Certificates  will not be entitled to any  mortgagor  prepayments  on the  related  mortgage  loans for at least the first seven years after the closing date for that series,  unless the weighted  average of the  Subordinate  Percentages for all loan groups in the case of a Crossed  Transaction and the  Subordinate  Percentage of the related loan group in the case of a Stacked  Transaction has doubled and the related loss and  delinquency  conditions are met, or the Certificate
Principal  Balances of the related Senior  Certificates  of that series have been reduced to zero before the end of such period and, in the case of a Crossed  Transaction,  the mortgagor  prepayments from the related loan group are not  payable to the  holders of the Senior  Certificates  relating  to the other  loan  groups as  described  under
"--Principal  Distributions on the Senior  Certificates--Cross-Collateralization  Mechanics in a Crossed Transaction"
above,  and may receive no mortgagor  prepayments or a  disproportionately  small portion of mortgagor  prepayments relative to the related Class M Percentage  during certain periods after this seven year period.  See  "Description of the Certificates--Principal Distributions on the Senior Certificates" in this term sheet supplement.

ALLOCATION OF LOSSES; SUBORDINATION

         The  subordination  provided to the Senior  Certificates  by the related Class B Certificates  and Class M
Certificates,  in the case of a Stacked Transaction, and the Class B Certificates and Class M Certificates,  in the
case of a  Crossed  Transaction,  and the  subordination  provided  to each  class of Class M  Certificates  by the related Class B Certificates and by any class of related Class M Certificates  subordinate  thereto, in the case of a  Stacked  Transaction,  and by the Class B  Certificates  and by any  class of Class M  Certificates  subordinate thereto,  in the case of a Crossed  Transaction,  will cover Realized  Losses on the mortgage loans included in the trust established for that series that are Defaulted Mortgage Losses,  Fraud Losses,  Bankruptcy Losses and Special
Hazard Losses.  Any Realized  Losses on the mortgage loans  included in the trust  established  for any series and, in the case of an Excess  Transaction,  which are not Excess  Special Hazard  Losses,  Excess Fraud Losses,  Excess
Bankruptcy Losses or Extraordinary Losses, will be allocated as follows:

in the case of a Stacked Transaction,

o    first, to the related Class B Certificates;

o    second, to the related Class M-3 Certificates;

o    third, to the related Class M-2 Certificates; and

o    fourth, to the related Class M-1 Certificates; and

in the case of a Crossed Transaction,

o    first, to the Class B Certificates;

o    second, to the Class M-3 Certificates;

o    third, to the Class M-2 Certificates; and

o    fourth, to the Class M-1 Certificates

in each case until the Certificate  Principal  Balance of that class of certificates  has been reduced to zero; and
thereafter,  among all the  remaining  classes  of  related  Senior  Certificates  on a pro rata  basis;  provided, however,  that all or any  portion of such  losses for any series  otherwise  allocable  to any class or classes of
Super  Senior  Certificates  of that series will be  allocated  to the related  class or classes of Senior  Support
Certificates  of that series until the  Certificate  Principal  Balance of the related Senior Support  Certificates has been reduced to zero,  as and to the extent  described in any final term sheet for that series.  Subject to any applicable  limitations,  Realized  Losses on the mortgage loans included in the trust  established  for any series with a class of Insured  Certificates  that are allocated to that class of Insured  Certificates will be covered by the applicable financial guaranty insurance policy.

         On any  distribution  date,  Realized Losses will be allocated as described in this term sheet  supplement after distributions of principal as described in this term sheet supplement.

         Investors in the Senior  Certificates  of a Crossed  Transaction  should be aware that because the Class M
Certificates and Class B Certificates  represent  interests in all loan groups, the Certificate  Principal Balances of the Class M  Certificates  and Class B Certificates  could be reduced to zero as a result of a  disproportionate amount of  Realized  Losses on the  mortgage  loans in one or more loan  groups.  Therefore,  notwithstanding  that
Realized  Losses on the mortgage  loans in a loan group may only be allocated to the related  Senior  Certificates, the allocation to the Class M Certificates  and Class B  Certificates  of Realized  Losses on the mortgage loans in the  other  loan  groups  will  reduce  the  subordination  provided  to such  Senior  Certificates  by the Class M
Certificates  and Class B Certificates  and increase the likelihood  that Realized  Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

         Any allocation of a Realized Loss, other than a Debt Service  Reduction,  to a certificate will be made by reducing:

o    its Certificate  Principal  Balance,  in the case of the principal  portion of the Realized Loss, in each case until the  Certificate  Principal  Balance of that class has been reduced to zero,  provided that, in the case of a Crossed  Transaction,  no  reduction  shall reduce the  aggregate  Certificate  Principal  Balance of the certificates  below the  aggregate  Stated  Principal  Balance of the  mortgage  loans  included  in the trust established  for  that  series,  and,  in  the  case  of  a  Stacked  Transaction,  the  related  certificates representing  the related loan group below the aggregate  Stated  Principal  Balance of the mortgage  loans in that loan group; and

o    the Accrued  Certificate  Interest  thereon,  in the case of the interest portion of the Realized Loss, by the amount so allocated as of the  distribution  date occurring in the month following the calendar month in which the Realized Loss was incurred.

         In addition,  any  allocation of a Realized  Loss to a Class M Certificate  of any series may also be made by  operation  of the  payment  priority  to the  related  Senior  Certificates  of  that  series  described  under
"Description  of the  Certificates--Principal  Distributions  on the Senior  Certificates"  and any class of related
Class M Certificates,  in the case of a Stacked  Transaction,  and Class M  Certificates,  in the case of a Crossed
Transaction, with a higher payment priority.

         As used in this term sheet  supplement,  subordination  refers to the provisions  discussed  above for the sequential  allocation of Realized  Losses on the mortgage loans included in the trust  established  for any series among the various classes of certificates for that series,  as well as all provisions  effecting those  allocations including the priorities for distribution of cash flows in the amounts described in this term sheet supplement.

         In  instances  in which a mortgage  loan is in default or if  default is  reasonably  foreseeable,  and if determined by the master servicer to be in the best interest of the  certificateholders  of the related series, the master  servicer or subservicer  may permit  servicing  modifications  of the mortgage loan rather than  proceeding with foreclosure,  as described under "Description of the  Certificates--Collection  and Other Servicing Procedures"
in the  related  base  prospectus.  However,  the  master  servicer's  and the  subservicer's  ability  to  perform servicing  modifications  will be  subject  to  some  limitations,  including  but not  limited  to the  following.
Advances and other amounts may be added to the  outstanding  principal  balance of a mortgage loan only once during the life of a mortgage  loan.  Any amounts added to the  principal  balance of the mortgage  loan,  or  capitalized amounts  added to the  mortgage  loan,  will be  required  to be fully  amortized  over the  remaining  term of the mortgage loan. All  capitalizations  are to be implemented in accordance with Residential  Funding's  program guide and may be implemented  only by subservicers  that have been approved by the master servicer for that purpose.  The final maturity of any mortgage loan included in the trust  established  for any series shall not be extended beyond the final scheduled  distribution date for that series.  No servicing  modification with respect to a mortgage loan will have the  effect of  reducing  the  mortgage  rate below  one-half  of the  mortgage  rate as in effect on the applicable  cut-off date,  but not less than the  applicable  servicing fee rate.  Further,  the aggregate  current principal  balance of all mortgage loans included in the trust  established for any series subject to modifications can be no more  than five  percent  (5%) of the  aggregate  principal  balance  of those  mortgage  loans as of the cut-off  date for that  series,  but this  limit may  increase  from time to time with the  consent  of the  rating agencies rating that series of certificates.

         Any Advances  made on any  mortgage  loan will be reduced to reflect any related  servicing  modifications previously  made.  The mortgage  rate and Net Mortgage  Rate as to any mortgage  loan will be deemed not reduced by any  servicing  modification,  so that the  calculation  of Accrued  Certificate  Interest  payable on the  offered certificates of the related series will not be affected by the servicing modification.

         Allocations  of the principal  portion of Debt Service  Reductions for any series to each class of Class M
Certificates  and Class B  Certificates  of that  series will result  from the  priority  of  distributions  of the related  Available  Distribution  Amount  for that  series  as  described  in this  term  sheet  supplement,  which distributions shall be made first to the related Senior  Certificates,  second to the related Class M Certificates, in the case of a Stacked  Transaction,  and Class M  Certificates,  in the case of a  Crossed  Transaction,  in the order  of their  payment  priority  and  third  to the  related  Class B  Certificates,  in the  case of a  Stacked
Transaction,  and Class B  Certificates,  in the case of a  Crossed  Transaction.  An  allocation  of the  interest portion of a Realized  Loss as well as the  principal  portion of Debt Service  Reductions  on the  mortgage  loans included in the trust  established for any series will not reduce the level of  subordination  for that series,  as that  term is  defined  in this  term  sheet  supplement,  until an amount in  respect  thereof  has been  actually disbursed to the Senior Certificateholders or the Class M Certificateholders of that series, as applicable.

         The holders of the offered  certificates  will not be entitled to any additional  payments with respect to
Realized  Losses  from  amounts  otherwise  distributable  on any  classes  of  certificates  subordinate  thereto.
Accordingly,  the  subordination  provided to the related  Senior  Certificates  of any series and to each class of related Class M Certificates , in the case of a Stacked  Transaction,  and Class M  Certificates,  in the case of a
Crossed  Transaction,  by the  respective  classes of  certificates  subordinate  thereto  with respect to Realized
Losses on the  mortgage  loans in the  related  loan group  allocated  on any  distribution  date will be  effected primarily by increasing the related Senior  Percentage,  or the respective  Class M Certificates'  allocable share, of future  distributions of principal of the remaining  mortgage loans in the related loan group.  Thus, the Senior
Certificates  will bear the  entire  amount  of losses on the  mortgage  loans in the  related  group  that are not allocated to the related Class M Certificates and Class B Certificates,  in the case of a Stacked Transaction,  and
Class M Certificates and Class B Certificates,  in the case of a Crossed Transaction,  of that series, which losses will be allocated  among all classes of  certificates  in the related  Certificate  Group as described in this term sheet supplement.

         The  related  Senior  Percentage  of any,  in the case of an Excess  Transaction,  Excess  Special  Hazard
Losses, Excess Fraud Losses,  Excess Bankruptcy Losses,  Extraordinary Losses or other losses on a mortgage loan of a type not covered by subordination  will be allocated as follows:  among the related  Certificate Group, the Class
M Certificates  and the Class B Certificates.  Any Realized Losses so allocated to the related Senior  Certificates in any loan group or the related Class M Certificates or Class B Certificates  will be allocated  without  priority among the various  classes of related Senior  Certificates or the related Class M Certificates or the related Class
B Certificates;  provided,  however,  that all or any portion of such losses for any series otherwise  allocable to any class or classes of Super  Senior  Certificates  of that  series  will be  allocated  to the  related  class or classes of Senior  Support  Certificates  of that series  until the  Certificate  Principal  Balance of the related
Senior Support  Certificates  has been reduced to zero, as and to the extent  described in any final term sheet for that series.

         An allocation of a Realized  Loss on a "pro rata basis" among two or more classes of  certificates  of any series or any  Certificate  Group means an allocation to each of those classes of  certificates on the basis of its then  outstanding  Certificate  Principal  Balance  prior to  giving  effect  to  distributions  to be made on that distribution  date in the  case of an  allocation  of the  principal  portion  of a  Realized  Loss on the  related mortgage loans, or based on the Accrued  Certificate  Interest thereon in respect of that  distribution date in the case of an allocation of the interest  portion of a Realized Loss on the related  mortgage loans;  provided that in determining the Certificate  Principal  Balance of any class of Accrual  Certificates of any series for the purpose of allocating any portion of a Realized Loss on the related mortgage loans to those  certificates,  the Certificate
Principal Balance of those certificates shall be deemed to be the lesser of:

o        the original Certificate Principal Balance of those certificates, and

o        the Certificate  Principal  Balance of those  certificates  prior to giving effect to  distributions to be made on that distribution date.

         In order to maximize the likelihood of distribution in full of the Senior  Interest  Distribution  Amounts and Senior  Principal  Distribution  Amounts for each loan group,  on each  distribution  date,  holders of related
Senior  Certificates of each series have a right to  distributions  of the related  Available  Distribution  Amount that is prior to the rights of the holders of the related Class M  Certificates  and Class B  Certificates  of that series,  to the extent  necessary to satisfy the related Senior Interest  Distribution  Amount and Senior Principal
Distribution  Amount.  Similarly,  holders of the Class M Certificates of each series have a right to distributions of the  related  Available  Distribution  Amount  prior to the rights of holders  of the Class B  Certificates  and holders of any class of Class M  Certificates  with a lower payment  priority of that series.  In addition,  and to the extent set forth in any final  term sheet for that class or those  classes,  holders of any class or classes of
Super Senior  Certificates  will have a right, on each  distribution  date occurring on or after the Credit Support
Depletion Date for that series, to that portion of the related Available  Distribution  Amount otherwise  allocable to the related  class or classes of Senior  Support  Certificates  to the extent  necessary  to satisfy the Accrued
Certificate  Interest on the Super Senior Certificates and the related Super Senior Optimal Principal  Distribution
Amount.

         The  application  of the related  Senior  Accelerated  Distribution  Percentage  for each series,  when it exceeds  the related  Senior  Percentage,  to  determine  the related  Senior  Principal  Distribution  Amount will accelerate  the  amortization  of  the  related  Senior  Certificates  in the  aggregate  relative  to  the  actual amortization  of the mortgage loans in the related loan group.  To the extent that the related Senior  Certificates for any series in the  aggregate  are amortized  faster than the mortgage  loans in the related loan group,  in the absence of offsetting  Realized Losses allocated to the related Class M Certificates and Class B Certificates,  the percentage  interest  evidenced by those related Senior  Certificates in that loan group will be decreased,  with a corresponding  increase in the interest in that loan group  evidenced by the Class M  Certificates  and the Class B
Certificates,  thereby increasing,  relative to their respective  Certificate Principal Balances, the subordination afforded those Senior  Certificates  by the related Class M Certificates  and the Class B Certificates of that loan group  collectively.  In  addition,  if losses on the  mortgage  loans in the related loan group exceed the amounts described in this term sheet supplement  under  "--Principal  Distributions  on the Senior  Certificates," a greater percentage of full and partial mortgagor  prepayments will be allocated to the related Senior  Certificates of that series in the aggregate than would otherwise be the case,  thereby  accelerating  the  amortization of those Senior
Certificates relative to the related Class M Certificates and Class B Certificates of that series.

         With regards to any Crossed  Transaction,  prior to the  occurrence of the Credit  Support  Depletion Date but after the reduction of the Certificate  Principal Balances of the Senior  Certificates  related to a loan group to zero,  the  remaining  related  Senior  Certificates  will be entitled to receive,  in addition to any mortgagor prepayments  related  to such  certificates'  respective  loan  group,  100% of the  mortgagor  prepayments  on the mortgage loans in the loan groups  related to the Senior  Certificates  that have been reduced to zero,  subject to
certain    conditions   as   described   under    "--Principal    Distributions   on   the   Senior    Certificates--
Cross-Collateralization  Mechanics in a Crossed  Transaction," thereby accelerating the amortization of such Senior
Certificates relative to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

         The priority of payments,  including principal  prepayments related to that loan group established for any series,  among the Class M Certificates of that series,  as described in this term sheet  supplement,  also has the effect during some periods,  in the absence of Realized Losses, of decreasing the percentage  interest evidenced by any class of related Class M  Certificates  with a higher payment  priority,  thereby  increasing,  relative to its
Certificate  Principal  Balance,  the  subordination  afforded to that class of the related Class M Certificates by the related Class B  Certificates  and any class of related Class M Certificates  with a lower payment  priority of that series.

         In a Crossed  Transaction  which is an Excess  Transaction,  the Special  Hazard  Amount will be an amount acceptable  to each  rating  agency  rating  any  certificates  of that  series.  As of any  date of  determination following  the cut-off  date for any series,  the Special  Hazard  Amount  shall equal the initial  amount for that series  less the sum of any amounts  allocated  through  subordination  relating  to Special  Hazard  Losses on the mortgage  loans  included in the trust for that series.  In  addition,  the Special  Hazard  Amount will be further reduced from time to time to an amount,  if lower,  that is not less than 1% of the outstanding  principal  balance of the mortgage loans.

         In a Stacked  Transaction  which is an Excess  Transaction,  the Special Hazard Amount for each loan group of any series will be an amount  acceptable  to each rating agency rating any  certificates  of that series.  As of any date of  determination  following  the cut-off date for any series,  the Special  Hazard Amount shall equal the initial  amount for that series less the sum of any amounts  allocated  through  subordination  relating to Special
Hazard  Losses on the related  loan group.  In addition,  the Special  Hazard  Amount will be further  reduced from time to time to an amount, if lower,  that is not less than 1% of the outstanding  principal balance of the related mortgage loans.

         In a  Crossed  Transaction  which is an  Excess  Transaction,  the  Fraud  Loss  Amount  will be an amount acceptable to each rating agency rating any certificates of that series,  and in a Stacked  Transaction,  the Fraud
Loss  Amount  for each loan group of any series  will be an amount  acceptable  to each  rating  agency  rating any certificates  of that  series.  The Fraud Loss Amount  shall be reduced over the first five years after the closing date in  accordance  with the terms of the pooling and  servicing  agreement.  After the first five years after the closing date, the Fraud Loss Amount will be zero.

         In a  Crossed  Transaction  which is an  Excess  Transaction,  the  Bankruptcy  Amount  will be an  amount acceptable to each rating agency rating any  certificates  of that series.  As of any date of  determination  prior to the first  anniversary of the cut-off date for that series,  the Bankruptcy Amount will equal the initial amount for that series less the sum of any amounts  allocated  through  subordination  for such losses with respect to the mortgage  loans  included  in the trust  established  for that series up to such date of  determination.  As of any date of determination on or after the first  anniversary of the cut-off date for any series,  the Bankruptcy Amount will equal the excess,  if any, of (1) the lesser of (a) the  Bankruptcy  Amount for that series as of the business day next  preceding the most recent  anniversary  of the cut-off date for that series and (b) an amount  calculated under the terms of the pooling and servicing  agreement,  which amount as  calculated  will provide for a reduction in the Bankruptcy  Amount,  over (2) the aggregate  amount of Bankruptcy  Losses with respect to the mortgage loans included  in the  trust  established  for that  series  allocated  solely to any  Class M  Certificates  or Class B
Certificates of that series through subordination since that anniversary.

         In a Stacked  Transaction  which is an Excess  Transaction,  the Bankruptcy  Amount for each loan group of any series will be an amount  acceptable to each rating agency rating any  certificates  of that series.  As of any date of determination  prior to the first  anniversary of the cut-off date for that series,  the Bankruptcy  Amount will equal the initial amount for that loan group less the sum of any amounts allocated  through  subordination for such  losses  with  respect  to the  related  loan  group  up to such  date  of  determination.  As of any  date of determination  on or after the first  anniversary  of the cut-off date for any series,  the  Bankruptcy  Amount for each loan group will equal the excess,  if any, of (1) the lesser of (a) the Bankruptcy  Amount for that loan group as of the business day next  preceding the most recent  anniversary  of the cut-off date for that series and (b) an amount calculated under the terms of the pooling and servicing  agreement,  which amount as calculated will provide for a reduction in the Bankruptcy  Amount,  over (2) the aggregate amount of Bankruptcy  Losses with respect to the related loan group  allocated  solely to any related Class M Certificates  or Class B  Certificates  of that series through subordination since that anniversary.

         Notwithstanding  the  foregoing,  the  provisions  relating to  subordination  will not be  applicable  in connection with a Bankruptcy Loss so long as the master servicer has notified the trustee in writing that:

o    the  master   servicer  is  diligently   pursuing  any  remedies  that  may  exist  in  connection   with  the
     representations and warranties made regarding the related mortgage loan; and

     either:

o    the related mortgage loan is not in default with regard to payments due thereunder; or

o    delinquent  payments of  principal  and  interest  under the  related  mortgage  loan and any  premiums on any applicable  primary hazard  insurance  policy and any related escrow  payments  relating to that mortgage loan are being advanced on a current basis by the master servicer or a subservicer.

         In the case of an Excess Transaction,  the Special Hazard Amount,  Fraud Loss Amount and Bankruptcy Amount
for each loan group in a Stacked  Transaction  and for the mortgage loans in a Crossed  Transaction  may be further reduced as described in the related base prospectus under "Description of Credit Enhancement--Subordination."

         Notwithstanding  the  foregoing,  with  respect to any class of Insured  Certificates  of any series,  the related financial guaranty insurance policy,  subject to any applicable  limitations set forth therein,  will cover the interest and  principal  portions of all  Realized  Losses on the mortgage  loans in the related loan group and allocated  thereto.  If such payments are not required to be made under the related  financial  guaranty  insurance policy or are not made as required under the policy for any series,  such Realized Losses  allocated to the Insured
Certificates of that series will be borne by the holders of such certificates.

ADVANCES

         Prior to each  distribution  date, the master servicer is required to make Advances of payments which were due on the  mortgage  loans on the Due Date in the related Due Period and not  received  by the  business  day next preceding the related determination date.

         These  Advances are required to be made on the mortgage loans  included in the trust  established  for any series only to the extent they are deemed by the master servicer to be recoverable  from related late  collections,
Insurance  Proceeds,  Liquidation  Proceeds or amounts  otherwise  payable to the  holders of the  related  Class B
Certificates  or  Class M  Certificates,  in the  case  of a  Stacked  Transaction,  and  the  Class  B or  Class M
Certificates,  in the case of a Crossed  Transaction.  Recoverability  is  determined  in the  context of  existing outstanding  arrearages,  the current loan-to-value ratio and an assessment of the fair market value of the related
mortgaged  property.   The  purpose  of  making  these  Advances  is  to  maintain  a  regular  cash  flow  to  the certificateholders,  rather than to guarantee or insure against  Realized  Losses.  The master servicer will not be required to make any Advances  with  respect to  reductions  in the amount of the monthly  payments on the mortgage loans due to Debt Service  Reductions or the  application of the Relief Act or similar  legislation or regulations.
Any failure by the master  servicer to make an Advance as required  under the pooling and  servicing  agreement for any series  will  constitute  an event of  default  thereunder,  in which case the  trustee,  as  successor  master servicer,  will be  obligated  to make any  Advance,  in  accordance  with the terms of the pooling  and  servicing agreement for that series.

         All Advances on mortgage loans included in the trust  established  for any series will be  reimbursable to the  master  servicer  on a first  priority  basis  from  either  (a)  late  collections,  Insurance  Proceeds  and
Liquidation  Proceeds  from the  mortgage  loan as to which  such  unreimbursed  Advance  was made or (b) as to any
Advance that remains  unreimbursed  in whole or in part  following the final  liquidation  of the related  mortgage loan,  from  any  amounts  otherwise  distributable  on any  of  the  related  Class  B  Certificates  or  Class  M
Certificates,  in the case of a  Stacked  Transaction,  and the Class B or Class M  Certificates,  in the case of a
Crossed Transaction,  provided,  however,  that, in the case of an Excess Transaction,  any Advances that were made with respect to  delinquencies  which  ultimately were determined to be Excess Special Hazard Losses,  Excess Fraud
Losses,  Excess Bankruptcy Losses or Extraordinary  Losses are reimbursable to the master servicer out of any funds in the  Custodial  Account in respect  of the  related  loan group  prior to  distributions  on any of the  related certificates and the amount of those losses will be allocated as described in this term sheet supplement.

         The effect of these  provisions  on any class of the Class M  Certificates  is that,  with  respect to any
Advance on the related  mortgage loans which remains  unreimbursed  following the final  liquidation of the related mortgage  loan, the entire amount of the  reimbursement  for that Advance will be borne first by the holders of the related Class B Certificates  or any class of related Class M Certificates,  in the case of a Stacked  Transaction, and of the Class B Certificates  or any class of Class M  Certificates,  in the case of a Crossed  Transaction,  in each case having a lower  payment  priority to the extent that the  reimbursement  is covered by amounts  otherwise distributable to those classes,  and then by the holders of that class of Class M Certificates,  except as provided above, to the extent of the amounts  otherwise  distributable  to them. In addition,  if the Certificate  Principal
Balances of the Class M Certificates  and the Class B Certificates  have been reduced to zero, any Advances related to any loan group  previously made which are deemed by the master servicer to be  nonrecoverable  from related late collections,  Insurance  Proceeds and  Liquidation  Proceeds may be  reimbursed  to the master  servicer out of any funds in the  Custodial  Account  in  respect  of the  related  loan  group  prior to  distributions  on the Senior
Certificates.

         The pooling and servicing  agreement  for any series will provide that the master  servicer may enter into a facility with any person which  provides that such person,  or the advancing  person,  may directly or indirectly fund Advances and/or  Servicing  Advances on the mortgage loans included in the trust  established for that series, although no such facility will reduce or otherwise affect the master  servicer's  obligation to fund these Advances and/or  Servicing  Advances.  No facility will require the consent of any  certificateholders  or the trustee.  Any
Advances and/or  Servicing  Advances made by an advancing  person would be reimbursed to the advancing person under the same provisions  pursuant to which  reimbursements  would be made to the master servicer if those advances were funded by the master  servicer,  but on a priority basis in favor of the advancing  person as opposed to the master servicer or any  successor  master  servicer,  and without being subject to any right of offset that the trustee or the trust might have against the master servicer or any successor master servicer.

RESIDUAL INTERESTS

         Holders of the Class R  Certificates  will be entitled to receive any residual cash flow from the mortgage pool,  which is not  expected to be  significant.  The Class R  Certificates  will not be entitled to any  payments other than their  nominal  principal  amount and  accrued  interest  on that  amount  unless the  aggregate  amount received by the issuing  entity with respect to the mortgage  loans  exceeds the  aggregate  amount  payable to the other  certificateholders,  which is highly  unlikely.  A holder of Class R  Certificates  will not have a right to alter  the  structure  of  this  transaction.  The  Class  R  Certificates  may be  retained  by the  Depositor  or transferred to any of its affiliates, subsidiaries of the sponsor or any other party.

                                    CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

GENERAL

         The yield to maturity on each class of offered  certificates  of any series will be primarily  affected by the following factors:

o    the rate and timing of principal payments on the related mortgage loans, including  prepayments,  defaults and liquidations, and repurchases due to breaches of representations or warranties;

o    the allocation of principal payments among the various classes of offered certificates of that series;

o    realized losses and interest shortfalls on the related mortgage loans;

o    the pass-through rate on the offered certificates of that series;

o    with respect to any class of Insured  Certificates  of that series,  payments,  if any,  made  pursuant to the related financial guaranty insurance policy; and

o    the purchase price paid for the offered certificates of that series.

         For  additional   considerations   relating  to  the  yield  on  the  offered  certificates,   see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

PREPAYMENT CONSIDERATIONS

         The yields to maturity  and the  aggregate  amount of  distributions  on the offered  certificates  of any series will be affected by the rate and timing of  principal  payments on the related  mortgage  loans.  The yields may be  adversely  affected  by a higher or lower  than  anticipated  rate of  principal  payments  on the  related mortgage  loans.  The rate of  principal  payments  on the related  mortgage  loans will in turn be affected by the amortization  schedules of those mortgage loans,  including any initial interest only periods,  the rate and timing of mortgagor  prepayments on the related mortgage loans,  liquidations of defaulted mortgage loans and purchases of mortgage loans due to breaches of some representations and warranties.

         The timing of changes in the rate of  prepayments,  liquidations  and  purchases  of the related  mortgage loans may  significantly  affect the yield to an investor in that series of certificates,  even if the average rate of principal payments  experienced over time is consistent with an investor's  expectation.  In addition,  the rate of  prepayments of the mortgage  loans and the yields to investors on the related  certificates  may be affected by refinancing  programs,  which may include  general or targeted  solicitations,  as described  under  "Maturity  and
Prepayment  Considerations"  in the related base  prospectus.  Since the rate and timing of  principal  payments on the  mortgage  loans will depend on future  events and on a variety of  factors,  as  described  in this term sheet supplement  and  in the  related  base  prospectus  under  "Yield  Considerations"  and  "Maturity  and  Prepayment
Considerations",  no  assurance  can be given as to the rate or the timing of  principal  payments  on the  offered certificates.  The yields to maturity and rate and timing of  principal  payments on the Senior  Certificates  will only be affected by the rate and timing of payments on the mortgage  loans in the related loan group,  except under the limited circumstances described in this term sheet supplement.

         The  mortgage  loans in most cases may be prepaid by the  mortgagors  at any time  without  payment of any prepayment fee or penalty;  provided,  however,  that the mortgage loans may impose a prepayment charge for partial prepayments and full  prepayments  which may have a substantial  effect on the rate of prepayment of those mortgage loans.

         Some state laws  restrict the  imposition  of prepayment  charges even when the mortgage  loans  expressly provide for the  collection  of those  charges.  It is possible  that  prepayment  charges and late fees may not be collected  even on mortgage loans that provide for the payment of these  charges.  In any case,  these amounts will not be available for  distribution  on the related  offered  certificates.  See "Certain  Legal Aspects of Mortgage
Loans--Default Interest and Limitations on Prepayments" in the related base prospectus.

         Prepayments,  liquidations  and purchases of the related  mortgage loans will result in  distributions  to holders of the related  offered  certificates of principal  amounts which would  otherwise be distributed  over the remaining terms of the mortgage loans.  Factors  affecting  prepayment,  including  defaults and  liquidations,  of mortgage loans include changes in mortgagors'  housing needs, job transfers,  unemployment,  mortgagors' net equity in the mortgaged  properties,  changes in the value of the mortgaged  properties,  mortgage  market interest rates, solicitations and servicing  decisions.  In addition,  if prevailing  mortgage rates fell  significantly  below the mortgage rates on the related mortgage loans, the rate of prepayments,  including  refinancings,  would be expected to increase.  Also,  when the  mortgage  rates on hybrid  mortgage  loans  convert  from fixed rates to  adjustable rates,  there may be an increase in  prepayments,  particularly if the new adjustable rate is higher than the fixed rate.  Conversely,  if  prevailing  mortgage  rates rose  significantly  above the  mortgage  rates on the  related mortgage loans, the rate of prepayments on the related mortgage loans would be expected to decrease.

         The rate of defaults on the mortgage  loans will also affect the rate and timing of principal  payments on the mortgage  loans. In general,  defaults on mortgage loans are expected to occur with greater  frequency in their early years.  The rate of default on mortgage  loans that are refinance or limited  documentation  mortgage  loans, and on mortgage  loans with high LTV ratios,  may be higher  than for other types of mortgage  loans.  Furthermore, the rate and timing of  prepayments,  defaults  and  liquidations  on the  mortgage  loans will be  affected by the general  economic  condition of the region of the country in which the related  mortgaged  properties  are located.
The risk of  delinquencies  and  loss is  greater  and  prepayments  are less  likely  in  regions  where a weak or deteriorating  economy  exists,  as may be evidenced by, among other factors,  increasing  unemployment  or falling property values.  See "Maturity and Prepayment Considerations" in the related base prospectus.

         The mortgage  loans  typically  are  assumable  under some  circumstances  if, in the sole judgment of the master servicer or the applicable  subservicer,  the prospective  purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption.

         With respect to a Crossed  Transaction,  investors in the Class M  Certificates  of any series should also be aware that on any  distribution  date on which the related Senior  Accelerated  Distribution  Percentage for any
loan group equals 100%,  the Class M Certificates  of that series will  generally not be entitled to  distributions of mortgagor  prepayments with respect to the mortgage loans in the related loan group for such  distribution  date and the weighted average lives of the Class M Certificates  could be significantly  affected thereby.  In addition, with respect to any Crossed  Transaction,  under the circumstances  described under the heading "Description of the
Certificates--Principal  Distributions  on the Senior  Certificates--Cross-Collateralization  Mechanics  in a Crossed
Transaction" in this term sheet  supplement,  mortgagor  prepayments  from a loan group otherwise  distributable to the holders of the Class M Certificates  will be distributed to the holders of the Senior  Certificates  related to the other loan groups, increasing the weighted average lives of the Class M Certificates.

ALLOCATION OF PRINCIPAL PAYMENTS

         The yields to maturity on the offered  certificates  of any series will be affected by the  allocation  of principal payments among the offered  certificates.  As described under "Description of the  Certificates--Principal
Distributions on the Senior  Certificates" and "--Principal  Distributions on the Class M Certificates" in this term sheet  supplement,  during specified  periods all of principal  prepayments on the mortgage loans in any loan group will be allocated among the related Senior  Certificates of that series and during  specified  periods no principal prepayments  or,  relative  to the  related  pro rata  share,  a  disproportionately  small  portion  of  principal prepayments  on the  mortgage  loans in any loan  group  will be  distributed  to each  class  of  related  Class M
Certificates  in the  case of a  Stacked  Transaction,  and the  Class M  Certificates,  in the  case of a  Crossed
Transaction.  In addition to the foregoing,  if on any distribution  date, the loss level established for the Class
M-2  Certificates  or the Class M-3  Certificates  is exceeded and a class of Class M  Certificates  of that series having a higher payment priority is then outstanding  with a Certificate  Principal  Balance greater than zero, the
Class  M-2  Certificates  or the  Class M-3  Certificates  of that  series,  as the case may be,  will not  receive distributions relating to principal prepayments on the related mortgage loans on that distribution date.

         A portion  of the  mortgage  loans in any loan group may have  initial  interest  only  periods of varying duration.  During this  period,  the  payment  made by the  related  borrower  will be less than it would be if the mortgage loan  amortized.  In addition,  the mortgage loan balance will not be reduced by the principal  portion of scheduled  monthly  payments  during this period.  As a result,  no principal  payments will be made to the related certificates from these mortgage loans during their interest only period except in the case of a prepayment.

         After the initial  interest  only period,  the  scheduled  monthly  payment on these  mortgage  loans will increase,  which may result in increased  delinquencies  by the related  borrowers,  particularly if interest rates have  increased  and the  borrower is unable to  refinance.  In addition,  losses may be greater on these  mortgage loans as a result of the mortgage loan not  amortizing  during the early years of these  mortgage  loans.  Although the amount of principal  included in each scheduled  monthly payment for a traditional  mortgage loan is relatively small during the first few years after the  origination  of a mortgage  loan,  in the  aggregate  the amount can be significant.

         Mortgage loans with an initial  interest only period are relatively new in the mortgage  marketplace.  The performance of these  mortgage loans may be  significantly  different than mortgage loans that fully  amortize.  In particular,  there may be a higher  expectation by these  borrowers of refinancing  their mortgage loans with a new mortgage  loan,  in  particular  one with an  initial  interest  only  period,  which may result in higher or lower prepayment  speeds than would  otherwise  be the case.  In  addition,  the  failure to build  equity in the related mortgaged  property  by the  related  mortgagor  may affect the  delinquency  and  prepayment  experience  of these mortgage loans.

         Senior  Certificates:  The Senior  Certificates of any series,  other than any Interest Only Certificates, are entitled to receive  distributions in accordance with various  priorities for payment of principal as described in this term sheet  supplement  and any final term sheet for that  series.  Distributions  of  principal on classes having an earlier  priority of payment will be affected by the rates of  prepayment  of the  mortgage  loans in the related  loan  group  early in the life of the  mortgage  pool for that  series.  The  timing  of  commencement  of principal  distributions  and the weighted  average lives of certificates  with a later priority of payment will be affected by the rates of  prepayment  of the  mortgage  loans in the  related  loan group both before and after the commencement  of principal  distributions  on those  classes.  Holders of any class of Senior  Certificates  of any series with a longer  weighted  average  life bear a greater risk of loss than  holders of Senior  Certificates  of that  series  with a shorter  weighted  average  life  because the  Certificate  Principal  Balances of the Class M
Certificates  and Class B Certificates of that series could be reduced to zero before the Senior  Certificates  are retired.

         Accretion  Directed  Certificates and Accrual  Certificates:  Prior to the Accretion  Termination Date for
any class of any series,  any class or classes of Accretion  Directed  Certificates  of that series will receive as monthly  principal  distributions  the related  Accrual  Distribution  Amount in  accordance  with the  priority of payment  for these  amounts set forth in any final term sheet for each  applicable  class.  Prior to the  Accretion
Termination Date for any class of any series,  interest  shortfalls on the mortgage loans in the related loan group allocated  to any class or classes of Accrual  Certificates  of that  series  will  reduce the amount  added to the
Certificate  Principal  Balance of those  certificates  relating to interest  accrued  thereon and will result in a corresponding  reduction of the amount  available for  distributions  relating to principal on the related class or classes of Accretion  Directed  Certificates.  Furthermore,  because these interest  shortfalls  will result in the
Certificate  Principal  Balance  of any class or  classes  of  Accrual  Certificates  being  less  than they  would otherwise  be,  the  amount of  interest  that will  accrue in the  future  on those  Accrual  Certificates  and be available  for  distributions  relating  to  principal  on the  related  class or  classes  of  Accretion  Directed
Certificates  will be  reduced.  Accordingly,  the  weighted  average  lives of the  related  class or  classes  of
Accretion Directed Certificates would be extended.

         In addition,  investors in any Accrual  Certificates  and any Accretion  Directed  Certificates  should be aware that the  applicable  Accretion  Termination  Date may be later,  or earlier,  than otherwise  assumed.  As a result, the applicable Accretion Termination Date could be different from that assumed at the time of purchase.

         Because any Accrual  Certificates  are not  entitled to receive any  distributions  of interest  until the occurrence of the applicable  Accretion  Termination Date, those  certificates will likely experience greater price and yield  volatility  than would  mortgage  pass-through  certificates  that are  otherwise  similar but which are entitled to current  distributions  of interest.  Investors  should consider whether this volatility is suitable to their investment needs.

         Insured  Certificates:  IN ADDITION  TO THE  CONSIDERATIONS  DESCRIBED  ABOVE,  INVESTORS  IN ANY CLASS OF
INSURED  CERTIFICATES  SHOULD  BE AWARE  THAT  THOSE  CERTIFICATES  MAY NOT BE AN  APPROPRIATE  INVESTMENT  FOR ALL
PROSPECTIVE INVESTORS.

         Investors  in any class of Random  Lot  Insured  Certificates  of any  series  also  should be aware  that distributions  of principal to that class of Random Lot Insured  Certificates  may be allocated by DTC according to a random lot  procedure.  Due to this random lot  procedure,  there can be no  assurance  that on any  distribution date, any holder of a class of Random Lot Insured  Certificates  will receive a principal  distribution.  Thus, the timing of distributions  in reduction of the Certificate  Principal  Balance with respect to any particular  Random
Lot Insured Certificate,  even if a request for distribution has been made by an investor,  is highly uncertain and may be earlier or later than the date that may be desired by that certificateholder.

         For these reasons,  any class of Random Lot Insured  Certificates  would not be an appropriate  investment for any investor  requiring a  distribution  of a particular  amount of principal or interest on a specific date or dates  or an  otherwise  predictable  stream  of cash  payments.  The  timing  of  those  distributions  may have a significant  effect on an investor's  yield on those  certificates if the certificate is purchased at a discount or a premium.

         Furthermore,  investors in the related  Insured  Certificates  of any series  should be aware that because that class of Insured  Certificates  may have a later priority of payment with respect to a substantial  portion of their  principal  payments in relation  to other  classes of related  Senior  Certificates,  and in this case,  the effect on the market  value of that class of Insured  Certificates  of changes in market  interest  rates or market yields for similar  securities  would be greater than would be the effect of such changes on other related  classes of Senior Certificates  entitled to principal  distributions.  Furthermore,  this later payment priority would make any class of Insured  Certificates  particularly  sensitive to the rate and timing of principal  prepayments on the mortgage  loans in the related loan group.  If  prepayments  on the mortgage  loans in the related loan group occur at a higher  rate  than  anticipated,  the  weighted  average  life of any  class of  Insured  Certificates  may be shortened.  Conversely,  if  prepayments on the mortgage loans in the related loan group occur at a lower rate than anticipated, the weighted average life of any class of Insured Certificates may be extended.

         Lockout  Certificates:  Investors  in any class of  Lockout  Certificates  of any  series  should be aware that,  unless the Credit  Support  Depletion  Date  applicable  to that class has  occurred,  that class of Lockout
Certificates  may not be expected to receive  distributions  of principal  prepayments on the mortgage loans in the related loan group for a period of time and may not be expected to receive  distributions  of  scheduled  principal payments on these  mortgage  loans for a period of time,  as described  in any final term sheet for that class.  In addition,  after the expiration of this initial period for any class of Lockout  Certificates for any series,  that class of Lockout  Certificates  will receive a distribution  of principal  prepayments on the mortgage loans in the related  loan group that is smaller than that class' pro rata share and will  receive a  distribution  of scheduled principal  payments on the related  mortgage loans that is smaller than that class' pro rata share, as described in any final term sheet for that class,  unless the Certificate  Principal Balances of the related Senior Certificates of that  series,  other  than any  related  Lockout  Certificates,  have been  reduced to zero.  Consequently,  the weighted  average lives of any class of Lockout  Certificates  of any series will be longer than would otherwise be the case.  The effect on the market value of any class of Lockout  Certificates  of any series of changes in market interest  rates or market yields for similar  securities  will be greater than for other classes of related  Senior
Certificates entitled to earlier principal distributions.

         Senior Support  Certificates:  If the Certificate  Principal  Balances of the related Class M Certificates and  Class B  Certificates,  in the  case of a  Stacked  Transaction,  and the  Class  M  Certificate  and  Class B
Certificates,  in a  Crossed  Transaction,  are  reduced  to zero,  the yield to  maturity  of any  Senior  Support
Certificates  of that  series will be  extremely  sensitive  to losses on the  mortgage  loans in the related  loan group,  and the timing  thereof,  because certain amounts of losses that would be allocable to the related class or classes  of Super  Senior  Certificates  will be  allocated  to the  related  class or  classes  of Senior  Support
Certificates,  as and to the extent  described in any final term sheet for that class or those  classes.  Investors in a class  of  Senior  Support  Certificates  should  consider  whether  such  sensitivity  is  suitable  to their investment needs.

         Certificates  with  Subordination  Features:  After  the  Certificate  Principal  Balances  of the Class B
Certificates,  in the  case  of a  Stacked  Transaction  or the  Class B  Certificates,  in the  case of a  Crossed
Transaction,  have  been  reduced  to zero,  the yield to  maturity  on the  class of Class M  Certificates  with a
Certificate  Principal  Balance greater than zero with the lowest payment  priority will be extremely  sensitive to
Realized  Losses on the related  mortgage loans and the timing of those  Realized  Losses because the entire amount of  such  Realized  Losses  that  are  covered  by  subordination  will  be  allocated  to that  class  of  Class M
Certificates.  See  "Class  M-2  and  Class  M-3  Certificate  Yield  Considerations"  below.  If  the  Certificate
Principal  Balances  of the  related  Class M  Certificates  and  Class B  Certificates,  in the case of a  Stacked
Transaction,  or the Class M  Certificates  and Class B  Certificates,  in the case of a Crossed  Transaction,  are reduced to zero,  the yield to  maturity  of any Senior  Support  Certificates  of that  series  will be  extremely sensitive  to losses on the mortgage  loans in the related  loan group,  and the timing  thereof,  because  certain amounts of losses that would be allocable to any class or classes of Super  Senior  Certificates  will be allocated to the related class or classes of Senior Support  Certificates,  as and to the extent  described in any final term sheet for that class or those classes.  Furthermore,  because  principal  distributions are paid to some classes of
Senior Certificates and Class M Certificates  before some other related classes,  holders of classes having a later priority  of  payment  bear a greater  risk of losses on the  related  loan group  than  holders of classes  having earlier priority for distribution of principal.

REALIZED LOSSES AND INTEREST SHORTFALLS

         The yields to maturity  and the  aggregate  amount of  distributions  on the offered  certificates  of any series will be affected by the timing of mortgagor  defaults  resulting in Realized Losses on the related  mortgage loans.  The timing of Realized  Losses on the mortgage loans in a loan group and the allocation of Realized  Losses to the related  offered  certificates  could  significantly  affect the yield to an investor in the related offered certificates.  In  addition,  Realized  Losses may affect the market  value of the  offered  certificates,  even if these losses are not allocated to those offered certificates.

         After the  Certificate  Principal  Balances of the related Class B Certificates  of any series are reduced to zero, the yield to maturity on the class of related Class M  Certificates  then  outstanding  with a Certificate
Principal  Balance greater than zero with the lowest payment priority will be extremely  sensitive to losses on the related  mortgage  loans and the timing of those  losses  because  certain  amounts of losses  that are  covered by subordination  will be allocated to that class of Class M  Certificates.  See "--Class M-2 and Class M-3 Certificate
Yield  Considerations"  below.  Furthermore,  because  principal  distributions  are paid to some classes of Senior
Certificates  and Class M Certificates  of any series before some other classes,  holders of classes having a later priority  of  payment  bear a  greater  risk of  losses  than  holders  of  classes  having  earlier  priority  for distribution of principal.

         With  respect  to any  Crossed  Transaction,  Investors  in the Senior  Certificates  should be aware that because the Class M Certificates and Class B Certificates  represent  interests in all loan groups, the Certificate
Principal  Balances of the Class M Certificates and Class B Certificates  could be reduced to zero as a result of a disproportionate  amount  of  Realized  Losses  on the  mortgage  loans  in one or  more  loan  groups.  Therefore, notwithstanding  that  Realized  Losses on the mortgage  loans in a loan group may only be allocated to the related
Senior  Certificates,  the allocation to the Class M Certificates  and Class B Certificates  of Realized  Losses on
the mortgage loans in the other loan groups will reduce the subordination  provided to such Senior  Certificates by the Class M  Certificates  and Class B  Certificates  and  increase  the  likelihood  that  Realized  Losses on the mortgage loans in the related loan group may be allocated to any class of Senior Certificates.

         As  described  under   "Description  of  the   Certificates--Allocation   of  Losses;   Subordination"  and
"--Advances,"  amounts otherwise  distributable to holders of one or more classes of the Class M Certificates of any series may be made available to protect the holders of the related Senior  Certificates  and holders of any related
Class M Certificates  with a higher payment priority of that series against  interruptions in distributions  due to some  mortgagor  delinquencies  on the  mortgage  loans in the  related  loan  group,  to the extent not covered by
Advances.  These  delinquencies  may affect the yields to investors on those  classes of the Class M  Certificates, and, even if  subsequently  cured,  may affect the timing of the receipt of  distributions  by the holders of those classes  of  Class M  Certificates.  Similarly,  if the  Certificate  Principal  Balances  of the  related  Class M
Certificates and Class B Certificates  are reduced to zero,  delinquencies on the mortgage loans in a loan group to the  extent not  covered by  Advances  will  affect the yield to  investors  on the  related  Senior  Certificates, particularly  any related  Senior  Support  Certificates  because all or any portion of the amount of any shortfall resulting  from such  delinquencies  and  otherwise  attributable  to any class or classes of related  Super Senior
Certificates  will be borne by the related  class or classes of Senior  Support  Certificates  to the extent  those certificates  are then  outstanding,  as and to the extent described in this term sheet supplement for that series.
In addition,  a higher than  expected  rate of  delinquencies  or losses on the mortgage  loan in a loan group will also affect the rate of principal  payments on one or more  classes of related  Class M  Certificates  if it delays the scheduled  reduction of the related  Senior  Accelerated  Distribution  Percentage or affects the allocation of prepayments among the Class M Certificates and Class B Certificates.

         The amount of  interest  otherwise  payable to holders of the offered  certificates  of any series will be reduced by any interest  shortfalls  on the  mortgage  loans in the related loan group to the extent not covered by subordination or the master servicer,  or, solely with respect to any Insured  Certificates of that series,  by the related  policy and any  applicable  reserve fund as  described in any final term sheet for that series,  including
Prepayment  Interest  Shortfalls and, in the case of each class of the related Class M  Certificates,  the interest portions of Realized Losses  allocated  solely to that class of  certificates.  These shortfalls will not be offset by a reduction in the  servicing  fees  payable to the master  servicer or  otherwise,  except as described in this term sheet supplement with respect to Prepayment  Interest  Shortfalls.  See "Yield  Considerations" in the related base prospectus and "Description of the  Certificates--Interest  Distributions"  in this term sheet supplement for a discussion of the effect of principal  prepayments  on the mortgage  loans on the yields to maturity of the related offered  certificates and possible  shortfalls in the collection of interest.  Certain  interest  shortfalls on the mortgage loans in the related loan group  allocable to the Insured  Certificates  of that series will be covered by the related  policy and any  applicable  reserve fund,  as and to the extent  described in any final term sheet for that series.

         The yields to investors in the offered  certificates  will be affected by Prepayment  Interest  Shortfalls on the  mortgage  loans in the related loan group  allocable  thereto on any  distribution  date to the extent that those  shortfalls  exceed the amount offset by the master servicer.  See "Description of the  Certificates--Interest
Distributions"  in this term sheet  supplement.  The financial  guaranty  insurance policy for any class of Insured
Certificates of any series does not cover  Prepayment  Interest  Shortfalls or shortfalls  caused by application of the Relief Act, as applicable, on those Insured Certificates.

         The  recording  of mortgages  in the name of MERS is a  relatively  new  practice in the mortgage  lending industry.  While  the  depositor  expects  that the  master  servicer  or  applicable  subservicer  will be able to commence  foreclosure  proceedings on the mortgaged  properties,  when necessary and appropriate,  public recording officers and others in the mortgage industry,  however,  may have limited,  if any, experience with lenders seeking to foreclose  mortgages,  assignments of which are registered with MERS.  Accordingly,  delays and additional costs in  commencing,  prosecuting  and  completing  foreclosure  proceedings,  defending  litigation  commenced by third parties and conducting  foreclosure  sales of the mortgaged  properties  could result.  Those delays and additional costs with respect to the mortgage loans included in the trust  established  for any series could in turn delay the distribution of liquidation proceeds to the  certificateholders  of that series and increase the amount of Realized
Losses on those  mortgage  loans.  In  addition,  if,  as a result  of MERS  discontinuing  or  becoming  unable to continue  operations  in  connection  with the MERS(R)System,  it becomes  necessary  to remove any  mortgage  loan included in the trust  established  for any series  from  registration  on the MERS(R)System and to arrange for the assignment of the related  mortgages to the trustee,  then any related  expenses shall be reimbursable by the trust for that series to the master  servicer,  which will reduce the amount  available to pay  principal of and interest on the class or classes of certificates of that series with Certificate  Principal  Balances greater than zero with the lowest  payment  priorities.  For  additional  information  regarding the recording of mortgages in the name of
MERS,  see   "Description  of  the  Mortgage  Pool"  in  this  term  sheet   supplement  and  "Description  of  the
Certificates--Assignment of Trust Assets" in the related base prospectus.

PURCHASE PRICE

         In addition,  the yield to maturity on each class of the offered  certificates will depend on, among other things,  the price paid by the holders of the offered  certificates and the related  pass-through  rate. The extent to which the yield to maturity of an offered  certificate is sensitive to prepayments  will depend,  in part,  upon the degree to which it is purchased at a discount or premium.  In general,  if a class of offered  certificates  is purchased  at a premium and  principal  distributions  thereon  occur at a rate faster than  assumed at the time of purchase,  the  investor's  actual  yield to  maturity  will be lower  than  anticipated  at the time of  purchase.
Conversely,  if a class of offered  certificates  is purchased at a discount and  principal  distributions  thereon occur at a rate slower than  assumed at the time of  purchase,  the  investor's  actual  yield to maturity  will be lower than  anticipated  at the time of  purchase.  For  additional  considerations  relating  to the yields on the offered certificates,  see "Yield Considerations" and "Maturity and Prepayment  Considerations" in the related base prospectus.

PASS-THROUGH RATES

         The  pass-through  rates on each class of offered  certificates  of any series is  generally  based on the weighted  average of the Net Mortgage Rates of the related  mortgage loans  included in the trust  established  for that series.  Consequently,  the prepayment of related  mortgage  loans with higher  mortgage rates may result in a lower pass-through rate on those classes of offered certificates.

PRINCIPAL ONLY CERTIFICATE AND INTEREST ONLY CERTIFICATE YIELD CONSIDERATIONS

         Because the Principal Only  Certificates of any series will be purchased at a discount,  the pre-tax yield on the  Principal  Only  Certificates  will be adversely  affected by slower than  expected  payments of principal, including  prepayments,  defaults,  liquidations  and purchases of the mortgage loans in the related loan group due to a breach of a representation and warranty thereon.

         The  pre-tax  yield to  maturity  on the  Interest  Only  Certificates  of any  series  will be  extremely sensitive to both the timing of receipt of prepayments  and the overall rate of principal  prepayments and defaults on the mortgage  loans included in the related loan group for that series,  which rate may fluctuate  significantly over time.  Investors in the Interest Only  Certificates  of any series should fully consider the risk that a rapid rate of  prepayments  on the  mortgage  loans in the  related  loan  group  could  result in the  failure  of those investors to fully recover their investments.

         Any differences  between the assumptions  used in determining the purchase price for any class of Interest
Only Certificates and Principal Only Certificates of any series and the actual  characteristics  and performance of the applicable  mortgage loans in the related loan group and of the Principal Only  Certificates  and Interest Only
Certificates of that series may result in yields being different from those expected based on these assumptions.

         There can be no assurance that the mortgage  loans in any loan group will prepay at any  particular  rate.
Investors are urged to make their investment  decisions based on their  determinations  as to anticipated  rates of prepayment on the applicable  mortgage  loans in the related loan group under a variety of scenarios.  Investors in the Interest Only  Certificates  should fully  consider the risk that a rapid rate of prepayments on the applicable mortgage  loans in the related loan group could result in the failure of those  investors  to fully  recover  their investments.

         For  additional   considerations  relating  to  the  yields  on  the  offered  certificates,   see  "Yield
Considerations" and "Maturity and Prepayment Considerations" in the related base prospectus.

CLASS M-2 AND CLASS M-3 CERTIFICATE YIELD CONSIDERATIONS

         If the  aggregate  Certificate  Principal  Balance  of the  Class B  Certificates  or any group of Class B
Certificates,  in the case of a Stacked  Transaction,  is reduced to zero,  the yield to  maturity on the Class M-3
Certificates,  or the related Class M-3  Certificates in the case of a Stacked  Transaction,  will become extremely sensitive  to  Realized  Losses on the  related  mortgage  loans and the timing of those  Realized  Losses that are covered by  subordination,  because the entire amount of those  Realized  Losses will be allocated to the Class M-3
Certificates, or the related Class M-3 Certificates, in the case of a Stacked Transaction.

         If the Certificate  Principal Balances of the Class B Certificates,  or any group of Class B Certificates, in the case of a Stacked  Transaction,  and Class M-3 Certificates,  or the related Class M-3 Certificates,  in the case of a Stacked Transaction,  have been reduced to zero, the yield to maturity on the Class M-2 Certificates,  or the related  Class M-2  Certificates,  in the case of a Stacked  Transaction,  will become  extremely  sensitive to
Realized  Losses on the  related  mortgage  loans and the  timing of those  Realized  Losses  that are  covered  by subordination,  because  the  entire  amount  of  those  Realized  Losses  will  be  allocated  to  the  Class  M-2
Certificates, or the related Class M-2 Certificates, in the case of a Stacked Transaction.

         Notwithstanding the assumed  percentages of defaults,  loss severity and prepayment assumed in determining the price on the Class M-2 and Class M-3  Certificates,  it is highly unlikely that the related mortgage loans will be prepaid or that Realized  Losses will be incurred  according to one  particular  pattern.  For this reason,  and because the timing of cash flows is critical to  determining  yields,  the actual pre-tax yields to maturity on the
Class M-2  Certificates  and the Class M-3  Certificates  are likely to differ from those assumed.  There can be no assurance  that the related  mortgage  loans will prepay at any  particular  rate or that  Realized  Losses will be incurred at any particular  level or that the yields on the Class M-2  Certificates  or the Class M-3  Certificates
of any series will conform to the yields assumed.  Moreover,  the various  remaining terms to maturity and mortgage rates of the related  mortgage loans could produce  slower or faster  principal  distributions  than those assumed, even if the  weighted  average  remaining  term to  maturity  and  weighted  average  mortgage  rate of the related mortgage loans are as assumed.

         Investors are urged to make their  investment  decisions based on their  determinations  as to anticipated rates of  prepayment  and Realized  Losses under a variety of  scenarios.  Investors in the Class M-2  Certificates and particularly in the Class M-3  Certificates  should fully consider the risk that Realized Losses on the related mortgage loans could result in the failure of those  investors to fully recover their  investments.  For additional considerations  relating to the yields on the offered  certificates,  see "Yield  Considerations" and "Maturity and
Prepayment Considerations" in the related base prospectus.

ADDITIONAL YIELD CONSIDERATIONS APPLICABLE SOLELY TO THE RESIDUAL CERTIFICATES

         The after-tax  rate of return on the Residual  Certificates  of any series will reflect their pre-tax rate of return,  reduced by the taxes  required to be paid with  respect to the  Residual  Certificates  of that series.
Holders  of  Residual  Certificates  of any  series  may have  tax  liabilities  with  respect  to  their  Residual
Certificates  during the early  years of the trust for that  series  that  substantially  exceed any  distributions payable thereon during any such period.  In addition,  holders of Residual  Certificates of any series may have tax liabilities  with respect to their  Residual  Certificates  the present  value of which  substantially  exceeds the present  value of  distributions  payable  thereon and of any tax  benefits  that may arise with  respect  thereto.
Accordingly,  the  after-tax  rate of return on the  Residual  Certificates  of any series may be  negative  or may otherwise  be  significantly  adversely  affected.  The timing and amount of  taxable  income  attributable  to the
Residual  Certificates of any series will depend on, among other things,  the timing and amounts of prepayments and
Realized Losses experienced on the mortgage loans in the related loan group.

         The  Residual  Certificateholders  of any series are  encouraged  to consult  their tax advisors as to the effect of taxes and the  receipt of any  payments  made to those  holders in  connection  with the  purchase of the
Residual  Certificates  on after-tax  rates of return on the Residual  Certificates.  See "Material  Federal Income
Tax  Consequences"  in this term sheet  supplement and "Material  Federal Income Tax  Consequences"  in the related base prospectus.

                                          POOLING AND SERVICING AGREEMENT

GENERAL

         The  certificates  for each series will be issued under a series  supplement for that series,  dated as of the cut-off date for that series,  to the standard  terms of pooling and servicing  agreement,  dated as of January
1, 2006,  together referred to as the pooling and servicing  agreement,  among the depositor,  the master servicer, and the trustee for that series.  Reference is made to the related base  prospectus  for important  information  in addition to that described  herein  regarding the terms and  conditions of the pooling and servicing  agreement and the offered certificates for each series.

         The  offered  certificates  of any  series  will be  transferable  and  exchangeable  at an  office of the trustee,  which will serve as certificate  registrar and paying agent.  The depositor will provide a prospective or actual  certificateholder  of any series without charge,  on written  request,  a copy,  without  exhibits,  of the pooling and  servicing  agreement  for that series.  Requests  should be addressed  to the  President,  Residential
Funding Mortgage Securities I, Inc., 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437.

         Under the pooling and  servicing  agreement  of any series,  transfers  of Residual  Certificates  of that series are prohibited to any non-United  States person.  Transfers of the Residual  Certificates  are  additionally restricted as described in the pooling and servicing  agreement for that series.  See "Material  Federal Income Tax
Consequences"  in this term sheet  supplement and "Material  Federal Income Tax  Consequences --REMICs--Taxation  of
Owners of REMIC Residual  Certificates--Tax and Restrictions on Transfers of REMIC Residual  Certificates to Certain
Organizations" and "--Noneconomic  REMIC Residual  Certificates" in the related base prospectus.  In addition to the circumstances  described in the related base  prospectus,  the  depositor  may terminate the trustee for any series for cause under  specified  circumstances.  See "The Pooling and  Servicing  Agreement--The  Trustee" in the related base prospectus.

CUSTODIAL ARRANGEMENTS

         The trustee  will be directed to appoint  Wells Fargo Bank,  N.A. to serve as  custodian  of the  mortgage loans included in the trust  established  for any series.  The custodian is not an affiliate of the depositor,  the master  servicer  or the  sponsor.  No  servicer  will  have  custodial  responsibility  for  the  mortgage  notes.
Residential  Funding is required to deliver  only the notes (and,  with  respect to any  mortgage  loan that is not registered  with MERS,  the  assignment of mortgage) to the  custodian.  The mortgage  notes and the  assignment of mortgages  (and any other  contents of a mortgage loan file delivered to the custodian) may be maintained in vaults at the premises of the sponsor or an affiliate of the sponsor.  If these  documents are  maintained at the premises of the sponsor or an affiliate,  then only the custodian will have access to the vaults,  and a shelving and filing system will segregate the files relating to the mortgage  loans  included in the trust  established  for any series from other assets serviced by the sponsor.

THE MASTER SERVICER AND SUBSERVICERS

         Master  Servicer.  The master  servicer,  an affiliate of the depositor,  will be  responsible  for master servicing the mortgage loans included in the trust  established for any series.  Master servicing  responsibilities include:

          -       receiving funds from subservicers;
          -       reconciling servicing activity with respect to the mortgage loans for any series;
          -       calculating remittance amounts to certificateholders;
          -       sending remittances to the trustee for distributions to certificateholders;
          -       investor and tax reporting;
          -       coordinating loan repurchases;
          -       oversight of all servicing activity, including subservicers;
          -       following up with  subservicers  with respect to mortgage  loans that are delinquent or for which servicing decisions may need to be made;
          -       approval of loss mitigation strategies;
          -       management  and  liquidation of mortgaged  properties  acquired by foreclosure or deed in lieu of foreclosure; and
          -       providing  certain  notices and other  responsibilities  as detailed in the pooling and servicing agreement.

         The master servicer may, from time to time, outsource certain of its master servicing  functions,  such as foreclosure  management,  although  any such  outsourcing  will  not  relieve  the  master  servicer  of any of its responsibilities or liabilities under the pooling and servicing agreement.

         For a general  description of the master  servicer and its activities,  see "Sponsor and Master  Servicer"
in this term sheet  supplement.  For a general  description  of material  terms  relating to the master  servicer's removal or  replacement,  see "The  Pooling and  Servicing  Agreement--Rights  Upon Event of Default" in the related base prospectus.

         Subservicer Responsibilities.  Subservicers are generally responsible for the following duties:

          -       communicating with borrowers;
          -       sending monthly remittance statements to borrowers;
          -       collecting payments from borrowers;
          -       recommending  a loss  mitigation  strategy for borrowers who have  defaulted on their loans (i.e.
                  repayment plan, modification, foreclosure, etc.);
          -       accurate and timely  accounting,  reporting and remittance of the principal and interest portions of monthly  installment  payments to the master  servicer,  together with any other sums paid by borrowers that are required to be remitted;
          -       accurate  and  timely  accounting  and   administration  of  escrow  and  impound  accounts,   if
                  applicable;
          -       accurate and timely reporting of negative amortization amounts, if any;
          -       paying escrows for borrowers, if applicable;
          -       calculating and reporting payoffs and liquidations;
          -       maintaining an individual file for each loan; and
          -       maintaining  primary mortgage insurance  commitments or certificates if required,  and filing any primary mortgage insurance claims.

         Homecomings  Financial,  LLC. The  subservicing  agreement  provides that  Homecomings will provide all of
the services  described in the preceding  paragraph.   Homecomings is a Delaware limited  liability company and has been servicing  mortgage loans secured by first liens on one-to  four-family  residential  properties  since 1996.
Homecomings  was formed as a wholly-owned  subsidiary of Residential  Funding  Company,  LLC in 1995 to service and originate mortgage loans.  In 1996,  Homecomings  acquired American Custody Corporation to begin servicing subprime mortgage  loans,  and in 1999  Homecomings  acquired  Capstead  Inc. to focus on servicing  prime loans such as the mortgage loans  described  herein.  After Capstead Inc. was acquired,  Homecomings  total  servicing  portfolio was
164,000 loans with an aggregate  principal balance of approximately $25 billion with 20% being subprime.  The three servicing  locations  were  integrated  onto one servicing  system/platform  by the end of 2001 becoming one of the
first  servicing  operations to service all loan products on one servicing  system.   The operations of each of the
acquired  companies have been integrated into  Homecomings'  servicing  operations.   Approximately 85% of mortgage
loans  currently  master  serviced by Residential  Funding  Company,  LLC are  subserviced by  Homecomings.   As of
December 31, 2005,  Homecomings serviced  approximately  782,000 mortgage loans with an aggregate principal balance of  approximately  $104  billion.  In addition to servicing  mortgage  loans secured by first liens on  one-to-four family  residential  properties,  Homecomings  services  mortgage  loans  secured by more  junior  second  liens on residential  properties,  and mortgage  loans made to  borrowers  with  imperfect  credit  histories,  and subprime
mortgage loans.   Homecomings also performs special servicing functions where the servicing  responsibilities  with respect to  delinquent  mortgage  loans that have been serviced by third parties is  transferred  to  Homecomings.
Homecomings'   servicing   activities   have  included  the   activities   specified   above  under   "--Subservicer
responsibilities".

         Homecomings may, from time to time,  outsource certain of its subservicing  functions,  such as contacting delinquent  borrowers,  property  tax  administration  and  hazard  insurance  administration,  although  any  such
outsourcing  will not relieve  Homecomings of any of its  responsibilities  or liabilities  as a  subservicer.   If
Homecomings  engages any subservicer to subservice 10% or more of the mortgage  loans, or any subservicer  performs the  types of  services  requiring  additional  disclosures,  the  issuing  entity  will  file a Report on Form 8-K providing any required additional disclosure regarding such subservicer.

         See "The  Agreements--Events  of  Default;  Rights  Upon Event of  Default"  and  "--Certain  Other  Matters
Regarding  Servicing"  in  the  accompanying  prospectus  for  a  discussion  of  material  removal,   replacement,
resignation and transfer provisions relating to the master servicer.

         The following tables set forth Homecomings servicing portfolio:

                                    VOLUME BY YEAR END OUTSTANDING PRINCIPAL BALANCE
                                                                                                            SIX-MONTHS
                                                                                                              ENDED
                                                    YEAR ENDED DECEMBER 31,                                  JUNE 30,
  FIST LIEN MORTGAGES         2001            2002            2003            2004            2005             2006
       Prime (1)         $25,532,458,680 $27,343,774,000 $29,954,139,212 $31,943,811,060 $44,570,851,126 $56,596,483,278
     Non-Prime (2)       $17,039,860,699 $27,384,763,000 $39,586,900,679 $44,918,413,591 $52,102,835,214 $51,366,852,808
         Total           $42,572,319,379 $54,728,537,000 $69,541,039,891 $76,862,224,651 $96,673,686,340 $107,963,336,086
       Prime (1)             59.97%          49.96%          43.07%          41.56%          46.10%           52.42%
     Non-Prime (2)           40.03%          50.04%          56.93%          58.44%          53.90%           47.58%
         Total              100.00%         100.00%         100.00%         100.00%         100.00%          100.00%

PERCENTAGE CHANGE FROM
    THE PRIOR YEAR
       Prime (1)            (6.30)%          7.09%           9.55%           6.64%           39.53%
     Non-Prime (2)           56.49%          60.71%          44.56%          13.47%          15.99%
         Total               11.62%          28.55%          27.07%          10.53%          25.78%

-------------------------------------------------------------------------------------------------------------------

                                    VOLUME BY YEAR END OUTSTANDING PRINCIPAL BALANCE
                                                                                                            SIX-MONTHS
                                                                                                              ENDED
                                                      YEAR ENDED DECEMBER 31,                                JUNE 30,
  JUNIOR LIEN MORTGAGES          2001           2002           2003            2004           2005             2006
        Prime (1)           $8,024,136,313  $7,627,424,000 $7,402,626,296 $7,569,300,685  $7,442,264,087 $10,268,313,191
      Non-Prime (2)
          Total             $8,024,136,313  $7,627,424,000 $7,402,626,296 $7,569,300,685  $7,442,264,087 $10,268,313,191
        Prime (1)              100.00%         100.00%        100.00%        100.00%         100.00%         100.00%
      Non-Prime (2)
          Total                100.00%         100.00%        100.00%        100.00%         100.00%         100.00%

  PERCENTAGE CHANGE FROM
      THE PRIOR YEAR
        Prime (1)                 NA           (4.94)%        (2.95)%         2.25%          (1.68)%
      Non-Prime (2)
          Total                   NA           (4.94)%        (2.95)%         2.25%          (1.68)%

-------------------------------------------------------------------------------------------------------------------

                                                   VOLUME BY NUMBER OF LOANS
                                                                                                                    SIX-MONTHS
                                                                                                                      ENDED
                                                          YEAR ENDED DECEMBER 31,                                    JUNE 30,
  FIRST LIEN MORTGAGES           2001             2002             2003              2004             2005             2006
        Prime (1)              133,632           125,209          143,645          150,297           187,773         224,580
      Non-Prime (2)            168,185           257,077          341,190          373,473           394,776         382,202
          Total                301,817           382,286          484,835          523,770           582,549         606,782
        Prime (1)               44.28%           32.75%           29.63%            28.70%           32.23%           37.01%
      Non-Prime (2)             55.72%           67.25%           70.37%            71.30%           67.77%           62.99%
          Total                100.00%           100.00%          100.00%          100.00%           100.00%         100.00%

 PERCENTAGE CHANGE FROM
     THE PRIOR YEAR
        Prime (1)              (9.85)%           (6.30)%          14.72%            4.63%            24.93%
      Non-Prime (2)             38.47%           52.85%           32.72%            9.46%             5.70%
          Total                 11.91%           26.66%           26.83%            8.03%            11.22%

-------------------------------------------------------------------------------------------------------------------

                                                    VOLUME BY NUMBER OF LOANS
                                                                                                                    SIX-MONTHS
                                                                                                                       ENDED
                                                          YEAR ENDED DECEMBER 31,                                    JUNE 30,
  JUNIOR LIEN MORTGAGES          2001             2002             2003              2004             2005             2006
        Prime (1)              228,946           217,031          211,585          210,778           199,600          251,635
      Non-Prime (2)
          Total                228,946           217,031          211,585          210,778           199,600          251,635
        Prime (1)              100.00%           100.00%          100.00%          100.00%           100.00%          100.00%
      Non-Prime (2)
          Total                100.00%           100.00%          100.00%          100.00%           100.00%          100.00%

 PERCENTAGE CHANGE FROM
     THE PRIOR YEAR
        Prime (1)                 NA             (5.20)%          (2.51)%          (0.38)%           (5.30)%
      Non-Prime (2)
          Total                   NA             (5.20)%          (2.51)%          (0.38)%           (5.30)%

 (1) Prime - Product originated under the Jumbo, Alt A, High Loan to Value first lien programs and Closed End
    Home Equity Loans and Home Equity Revolving Credit Line junior lien programs.
 (2) Non-Prime - Product originated under the Subprime and Negotiated Conduit Asset programs.

        GMAC Mortgage  Corporation.  GMAC  Mortgage  Corporation  ("GMACM") is a  Pennsylvania  corporation  and a wholly-owned  subsidiary  of  GMAC  Residential  Holding  Corporation,  which  is  a  wholly  owned  subsidiary  of
Residential  Capital  Corporation  ("ResCap").  ResCap is a wholly-owned  subsidiary of GMAC Mortgage Group,  Inc., which is a  wholly-owned  subsidiary of General  Motors  Acceptance  Corporation  ("GMAC").  GMAC is a wholly-owned subsidiary of General Motors Corporation.

         GMAC entered the  residential  real estate  finance  business in 1985 through its  acquisition of Colonial
Mortgage  Service  Company,  which was  formed  in 1926,  and the loan  administration,  servicing  operations  and portfolio of Norwest  Mortgage,  which entered the  residential  mortgage loan business in 1906.  These  businesses formed the original basis of what is now GMACM.

         GMACM maintains its executive and principal offices at 100 Witmer Road,  Horsham,  Pennsylvania 19044. Its
telephone number is (215) 682-1000.

         In addition,  GMACM purchases  mortgage loans originated by GMAC Bank, which is wholly-owned by ResCap and an affiliate of GMACM.  All of the mortgage  loans that GMAC Bank  originates  are  originated in  accordance  with
GMACM's underwriting standards described below. GMAC Bank is a federal savings bank and was formed in 2001.

         The diagram below illustrates the ownership structure among the parties affiliated with GMACM.

         The diagram below illustrates the ownership structure among the parties affiliated with GMACM.

                                                   -------------------------------
                                                      General Motors Corporation
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                General Motors Acceptance Corporation
                                                               (GMAC)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                                                   -------------------------------
                                                   Residential Capital Corporation
                                                              (ResCap)
                                                   -------------------------------
                                                                  |
                                                                  |
                                                                  |
                            -------------------------------------------------------------------------
                                 |                                                             |
                                 |                                                             |
                   --------------------------                                   ----------------------------
                   GMAC Mortgage Corporation                                            GMAC Bank
                         (Subservicer)
                   -------------------------                                    ----------------------------

         GMACM  generally  retains the  servicing  rights with respect to loans it sells or  securitizes,  and also occasionally  purchases  mortgage  servicing rights from other servicers or acts as a subservicer of mortgage loans
(and does not hold the corresponding mortgage servicing right asset).

                  As of March 31,  2006,  GMACM acted as primary  servicer  and owned the  corresponding  servicing rights on approximately  2.06 million of residential  mortgage loans having an aggregate  unpaid principal  balance of  $255 billion,  and  GMACM  acted  as  subservicer  (and  did not own the  corresponding  servicing  rights)  on approximately 294,606 loans having an aggregate unpaid principal balance of over $41.8 million.

         The following  tables set forth the mortgage  loans serviced by GMACM for the periods  indicated,  and the annual  average  number of such loans for the same period.  GMACM was the servicer of a  residential  mortgage loan portfolio of  approximately  $150.4 billion,  $12.5 billion,  $21.2 billion and $6.67 billion during the year ended
December 31, 2002 backed by prime  conforming  mortgage loans,  prime  non-conforming  mortgage  loans,  government mortgage loans and  second-lien  mortgage  loans,  respectively.  GMACM was the servicer of a residential  mortgage loan  portfolio of  approximately  $189.2  billion,  $33.2  billion,  $18.2  billion and $14.6  billion  during the three-month period ended March 31, 2006 backed by prime conforming  mortgage loans, prime  non-conforming  mortgage loans,  government  mortgage loans and  second-lien  mortgage  loans,  respectively.  The  percentages  shown under
"Percentage  Change from Prior Year" represent the ratio of (a) the  difference  between the current and prior year volume over (b) the prior year volume.

                               GMAC MORTGAGE CORPORATION PRIMARY SERVICING PORTFOLIO
                                                  ($ IN MILLIONS)

                                      THREE-MONTHS                    FOR THE YEAR ENDED DECEMBER 31,
                                          ENDED
                                        MARCH 31,

                                          2006             2005             2004            2003             2002
Prime conforming mortgage loans
     No. of Loans..................    1,400,655        1,392,870       1,323,249       1,308,284        1,418,843
     Dollar Amount of Loans........     $189,270         $186,364        $165,521        $153,601         $150,421
     Percentage Change
          from Prior Year..........        1.56%            12.59%           7.76%           2.11%             N/A
Prime non-conforming mortgage loans
     No. of Loans                         70,735           69,488          53,119          34,041           36,225
     Dollar Amount of Loans              $33,219          $32,385         $23,604         $13,937          $12,543
     Percentage Change
          from Prior Year..........        2.58%           37.20%          69.36%          11.12%              N/A
Government mortgage loans
     No. of Loans                        180,357          181,679         191,844         191,023          230,085
     Dollar Amount of Loans              $18,160          $18,098         $18,328         $17,594          $21,174
     Percentage Change
          from Prior Year..........       0.34%           (1.25)%           4.17%          (16.91)%           N/A
Second-lien mortgage loans
     No. of Loans                        417,531          392,261         350,334         282,128          261,416
     Dollar Amount of Loans              $14,662          $13,034         $10,374          $7,023           $6,666
     Percentage Change
          from Prior Year..........       12.49%           25.64%          47.71%           5.36%             N/A
Total mortgage loans serviced
     No. of Loans                      2,069,278        2,036,298       1,918,546       1,815,476        1,946,569
     Dollar Amount of Loans             $255,311         $249,881        $217,827        $192,155         $190,804
     Percentage Change
          from Prior Year..........       2.17%            14.72%          13.36%           0.71%             N/A

         As servicer,  GMACM collects and remits mortgage loan payments,  responds to borrower inquiries,  accounts for  principal  and  interest,  holds  custodial  and escrow  funds for  payment of  property  taxes and  insurance
premiums,   counsels  or  otherwise  works  with  delinquent  borrowers,   supervises   foreclosures  and  property
dispositions  and  generally  administers  the loans.  GMACM  sends  monthly  invoices  or annual  coupon  books to borrowers to prompt the  collection of the  outstanding  payments.  Borrowers may elect for monthly  payments to be deducted  automatically  from bank  accounts  on the same day every  month or may take  advantage  of on demand ACH payments  made over the internet or via phone.  GMACM may,  from time to time,  outsource  certain of its servicing
functions,   such  as  contacting   delinquent   borrowers,   property  tax  administration  and  hazard  insurance
administration,  although  any  such  outsourcing  will  not  relieve  GMACM  of  any of  its  responsibilities  or liabilities as a servicer.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

         The servicing  fees for each mortgage loan are payable out of the interest  payments on that mortgage loan prior to  payments  to  certificateholders.  Except as is set forth in any final  term sheet for that  series,  the servicing  fees  relating to each  mortgage  loan will be generally be at least 0.30% per annum of the  outstanding principal  balance of that mortgage  loan.  The servicing  fees consist of (a) servicing fees payable to the master servicer  in respect  of its master  servicing  activities  and (b)  subservicing  and other  related  compensation payable to the  subservicer,  including any payment due to  prepayment  charges on the related  mortgage  loans and such  compensation  paid to the master  servicer as the direct  servicer  of a mortgage  loan for which there is no subservicer.

         Except as is set forth in any final term sheet for that  series,  the primary  compensation  to be paid to the master  servicer for its master  servicing  activities  will  generally  be 0.05% per annum of the  outstanding principal  balance of each mortgage  loan. As described in the related base  prospectus,  a subservicer is entitled to servicing  compensation  in a minimum amount equal to 0.25% per annum of the  outstanding  principal  balance of each mortgage loan serviced by it. The master  servicer is obligated to pay some ongoing  expenses  associated with the trust for any series and incurred by the master  servicer in  connection  with its  responsibilities  under the related pooling and servicing  agreement.  The master  servicing fee may be changed if a successor  master servicer is  appointed,  but it will not exceed  the rate  currently  paid to the  master  servicer.  See "The  Pooling  and
Servicing  Agreement--Servicing  and Other  Compensation and Payment of Expenses" in the related base prospectus for information  regarding  other possible  compensation to the master  servicer and  subservicers  and for information regarding expenses payable by the master servicer.

         The  following  table sets forth the fees and  expenses  that are payable out of payments on the  mortgage loans,  prior to payments of interest  and  principal  to the  certificateholders,  except as may  otherwise be set forth in any final term sheet for any series:

           --------------------------------- ------------------------------------------ -----------------------------
           DESCRIPTION                       AMOUNT                                     RECEIVING PARTY
           --------------------------------- ------------------------------------------ -----------------------------
           --------------------------------- ------------------------------------------ -----------------------------
           Master Servicer Fee               Generally, 0.05% per annum of the          Master Servicer
                                             principal balance of each mortgage loan,
                                             depending on the type of mortgage loan
           --------------------------------- ------------------------------------------ -----------------------------
           --------------------------------- ------------------------------------------ -----------------------------
           Subservicer Fee                   0.25% per annum of the principal balance   Subservicers
                                             of each mortgage loan serviced by a
                                             subservicer
           --------------------------------- ------------------------------------------ -----------------------------

         In addition,  the master servicer or any applicable  subservicer may recover from payments on the mortgage loans  included in the trust  established  for any series or withdraw from the Custodial  Account the amount of any
Advances  and  Servicing  Advances   previously  made,  interest  and  investment  income,   foreclosure   profits,
indemnification  payments payable under the pooling and servicing agreement,  and certain other servicing expenses, including foreclosure expenses.

REPORTS TO CERTIFICATEHOLDERS

         On each  distribution  date for any series,  a distribution  date statement will be made available to each certificateholder  of that series setting forth certain  information with respect to the composition of the payment being made,  the  Certificate  Principal  Balance or Notional  Amount of an  individual  certificate  following the payment and certain other  information  relating to the  certificates  and the mortgage  loans of that series.  The trustee will make the  distribution  date statement,  and, at its option,  any additional files containing the same information in an alternative format,  available each month to  certificateholders of that series and other parties to the pooling and  servicing  agreement  via the trustee's  internet  website set forth in the related  prospectus supplement.  See  also  "Reports  to  Certificateholders"  in the  related  base  prospectus  for a  more  detailed description of certificateholder reports.

VOTING RIGHTS

         There are actions  specified in the related base  prospectus  that may be taken by holders of certificates of any series  evidencing a specified  percentage of all undivided  interests in the related trust and may be taken by holders of  certificates  entitled in the aggregate to that  percentage of the voting rights.  All voting rights for any series  will be  allocated  among all  holders of the  certificates  of that  series as is set forth in the prospectus  supplement for that series.  The pooling and servicing  agreement for any series may be amended without the consent of the holders of the Residual Certificates of that series in specified circumstances.

         Notwithstanding  the foregoing,  so long as there does not exist a failure by the  Certificate  Insurer to make a  required  payment  under  any  financial  guaranty  insurance  policy  related  to  any  class  of  Insured
Certificates for any series,  the  Certificates  Insurer shall have the right to exercise all rights of the holders of the Insured  Certificates of that series under the related pooling and servicing  agreement  without any consent of such holders,  and such holders may exercise such rights only with the prior written  consent of the Certificate
Insurer except as provided in the related pooling and servicing agreement.

TERMINATION

         The  circumstances  under which the  obligations  created by the pooling and  servicing  agreement for any series will  terminate  relating to the offered  certificates  of that series are described  under "The Pooling and
Servicing Agreement--Termination; Retirement of Certificates" in the related base prospectus.

         With respect to any Stacked  Transaction,  the master servicer will have the option,  on any  distribution date on which the  aggregate  Stated  Principal  Balance of the mortgage  loans in a loan group is less than 10% of the  aggregate  Stated  Principal  Balance of those  mortgage  loans as of the cut-off date for that series,  after deducting  payments  of  principal  due during the month of the cut-off  date,  either to  purchase  all  remaining mortgage  loans in that  loan  group  and  other  assets in the trust  related  thereto,  thereby  effecting  early retirement of the related certificates or to purchase, in whole but not in part, the related certificates.

         With respect to any Crossed  Transaction,  Residential  Funding or its designee  will have the option,  on any distribution  date on which the aggregate  Stated  Principal  Balance of the mortgage loans is less than 10% of the aggregate  Stated  Principal  Balance of the mortgage loans as of the cut-off date after deducting  payments of principal  due during the month of the cut-off  date,  either to purchase all  remaining  mortgage  loans and other assets in the trust related thereto,  thereby  effecting early  retirement of the  certificates or to purchase,  in whole but not in part, the certificates.

         Any such  purchase of the mortgage  loans in any loan group or the mortgage  loans and other assets of the trust  related  thereto  shall be made at a price equal to the sum of (a) 100% of the unpaid  principal  balance of each related  mortgage loan or the fair market value of the related  underlying  mortgaged  properties with respect to defaulted  mortgage loans as to which title to such  mortgaged  properties has been acquired if such fair market value is less than such unpaid  principal  balance,  as of the date of repurchase plus (b) accrued interest thereon at the Net  Mortgage  Rate to,  but not  including,  the first day of the  month in which the  repurchase  price is distributed.  The optional  termination  price paid by the master  servicer will also include  certain amounts owed by  Residential  Funding  as seller of the  mortgage  loans,  under the terms of the  agreement  pursuant  to which
Residential  Funding  sold the  mortgage  loans to the  depositor,  that remain  unpaid on the date of the optional termination.

         Distributions  on the  certificates  relating to any  optional  termination  will be paid,  first,  to the related Senior  Certificates,  second, to the related Class M Certificates,  in the case of a Stacked  Transaction, or the Class M  Certificates,  in the case of a Crossed  Transaction,  in the order of their payment  priority and, third, to the related Class B Certificates,  in the case of a Stacked Transaction, or the Class M Certificates,  in
the case of a Crossed  Transaction,.  The proceeds of any such  distribution  may not be  sufficient  to distribute the full amount to each class of  certificates  if the purchase  price is based in part on the fair market value of the underlying  mortgaged  property and the fair market value is less than 100% of the unpaid principal  balance of the related  mortgage  loan.  Subject to any  applicable  limitation  set forth  therein,  the  financial  guaranty insurance  policy for any class of Insured  Certificates of any series will cover any such shortfall on that series allocated to those Insured  Certificates.  Any such purchase of the  certificates  will be made at a price equal to
100% of their  Certificate  Principal  Balance plus,  except with respect to the Principal Only  Certificates,  the
Accrued  Certificate  Interest  thereon,  or with  respect to the Interest  Only  Certificates,  on their  Notional
Amount,  for the immediately  preceding  Interest Accrual Period at the  then-applicable  pass-through rate and any previously  unpaid  Accrued  Certificate  Interest.  Promptly after the purchase of such  certificates,  the master servicer  shall  terminate the related REMIC in  accordance  with the terms of the pooling and servicing  agreement for that series.

         Upon  presentation  and surrender of the offered  certificates  in connection  with the termination of the trust or a  purchase  of  certificates  for any  series  under the  circumstances  described  in the two  preceding paragraphs,  the holders of the offered  certificates of that series will be entitled to receive an amount equal to the  Certificate  Principal  Balance of that class plus,  except in the case of the  Principal  Only  Certificates,
Accrued Certificate  Interest thereon for the immediately  preceding Interest Accrual Period at the then-applicable pass-through  rate,  or, with respect to the  Interest  Only  Certificates,  Accrued  Certificate  Interest for the
immediately  preceding  Interest  Accrual  Period on their  Notional  Amount,  plus any  previously  unpaid Accrued
Certificate  Interest.  However,  any Prepayment  Interest Shortfalls  previously  allocated to the certificates of that series will not be reimbursed.  In addition,  distributions  to the holders of the most  subordinate  class of related  certificates,  in the case of a Stacked  Transaction,  or most subordinate  class of certificates,  in the case of a  Crossed  Transaction,  outstanding  with a  Certificate  Principal  Balance  greater  than  zero will be reduced,  as described in the preceding  paragraph,  in the case of the  termination of the trust  resulting from a purchase of all the assets of the trust.

THE TRUSTEE

         Unless an event of default has occurred and is continuing under the pooling and servicing  agreement,  the trustee will perform only such duties as are  specifically  set forth in the pooling and  servicing  agreement.  If an event of default  occurs and is continuing  under the pooling and servicing  agreement,  the trustee is required to  exercise  such of the rights and powers  vested in it by the pooling and  servicing  agreement,  such as either acting as the master  servicer or  appointing  a  successor  master  servicer,  and use the same degree of care and skill in their  exercise as a prudent  investor  would  exercise or use under the  circumstances  in the conduct of such investor's own affairs.  Subject to certain  qualifications  specified in the pooling and servicing agreement, the trustee  will be liable for its own  negligent  action,  its own  negligent  failure to act and its own willful misconduct for actions.

         The trustee's duties and  responsibilities  under the pooling and servicing  agreement include  collecting funds from the master  servicer to  distribute  to  certificateholders  at the  direction  of the master  servicer, providing  certificateholders  and applicable rating agencies with monthly  distribution  statements and notices of the  occurrence of a default under the pooling and servicing  agreement,  removing the master  servicer as a result of any such  default,  appointing a successor  master  servicer,  and  effecting  any optional  termination  of the trust.

         The master  servicer will pay to the trustee  reasonable  compensation  for its services and reimburse the trustee for all  reasonable  expenses  incurred or made by the trustee in accordance  with any of the provisions of the pooling and  servicing  agreement,  except any such expense as may arise from the  trustee's  negligence or bad faith.  The master servicer has also agreed to indemnify the trustee for any losses and expenses  incurred  without negligence or willful  misconduct on the trustee's  part arising out of the acceptance  and  administration  of the trust.

         The  trustee  may  resign at any time,  in which  event  the  depositor  will be  obligated  to  appoint a successor  trustee.  The depositor may also remove the trustee if the trustee  ceases to be eligible to continue as trustee under the pooling and  servicing  agreement or if the trustee  becomes  insolvent.  Upon becoming  aware of those  circumstances,  the  depositor  will be  obligated to appoint a successor  trustee.  The trustee may also be removed at any time by the holders of certificates  evidencing not less than 51% of the aggregate  voting rights in the related  trust.  Any  resignation  or removal of the trustee and  appointment  of a successor  trustee will not become effective until acceptance of the appointment by the successor trustee.

         Any costs associated with removing and replacing a trustee will be paid by the master servicer.

                                                 LEGAL PROCEEDINGS

         Except as set forth in any final term sheet for any series,  there are no material  pending legal or other proceedings  involving the mortgage loans included in the trust  established for any series or Residential  Funding
Company,  LLC, as sponsor and master servicer,  Residential Funding Mortgage  Securities I, Inc. as depositor,  the
Trust as the issuing entity, or Homecomings,  as subservicer,  that, individually or in the aggregate, would have a material adverse impact on investors in these certificates for any series.

         Residential  Funding and Homecomings are currently parties to various legal proceedings  arising from time to time in the  ordinary  course  of  their  businesses,  some of  which  purport  to be  class  actions.  Based on information  currently  available,  it is the opinion of  Residential  Funding and  Homecomings  that the  eventual outcome of any currently  pending legal  proceeding,  individually  or in the  aggregate,  will not have a material adverse  effect on their ability to perform their  obligations  in relation to the mortgage  loans  included in the trust  established  for any  series.  No  assurance,  however,  can be given that the final  outcome of these legal proceedings,  if unfavorable,  either individually or in the aggregate, would not have a material adverse impact on
Residential  Funding  or  Homecomings.  Any  such  unfavorable  outcome  could  adversely  affect  the  ability  of
Residential  Funding or Homecomings to perform its servicing  duties with respect to the mortgage loans included in the  trust  established  for any  series  and  potentially  lead  to the  replacement  of  Residential  Funding  or
Homecomings with a successor servicer.

                                     MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         Upon the issuance of the  certificates,  Mayer,  Brown,  Rowe & Maw LLP,  counsel to the  depositor,  will render an opinion,  with respect to each series of  certificates to the effect that,  assuming  compliance with all provisions of the related pooling and servicing agreement,  for federal income tax purposes,  the trust established for any series will qualify as one or more REMICs under the Internal Revenue Code.

         For federal income tax purposes:

         o    the Class R Certificates  of a series will  constitute the sole class of "residual  interests" in its respective REMIC; and

         o    each  class  of  Senior  Certificates,  other  than  the  Residual  Certificates,  and  the  Class  M
              Certificates  and the Class B  Certificates  of any  series  will  represent  ownership  of  "regular interests" in a REMIC and will generally be treated as debt instruments of that REMIC.

         See "Material Federal Income Tax Consequences--REMICs" in the related base prospectus.

         For  federal  income tax  purposes,  each class of  offered  certificates  of any series may be treated as having been issued with original issue  discount.  The prepayment  assumption  that will be used in determining the rate of accrual of original issue discount,  market  discount and premium,  if any, on any class for any series for federal income tax purposes will be based on the assumption that,  subsequent to the date of any  determination the mortgage  loans  included in the trust  established  for that series will prepay at a rate equal to the  prepayment speed  assumption set forth in any final term sheet for that series.  No  representation  is made that the mortgage loans  included  in the trust  established  for that  series  will  prepay at that rate or at any other  rate.  See
"Material   Federal  Income  Tax   Consequences--General"   and   "--REMICs--Taxation   of  Owners  of  REMIC  Regular
Certificates--Original Issue Discount" in the related base prospectus.

         The holders of the offered  certificates  will be required to include in income  interest and any original issue discount on their certificates in accordance with the accrual method of accounting.

         The Internal Revenue Service,  or IRS, has issued original issue discount  regulations under sections 1271 to 1275 of the Internal  Revenue Code that address the treatment of debt  instruments  issued with  original  issue discount.  The OID  regulations  suggest that original  issue  discount  with respect to securities  similar to the
Variable Strip Certificates that represent  multiple  uncertificated  REMIC regular  interests,  in which ownership interests  will be issued  simultaneously  to the same buyer,  should be computed on an  aggregate  method.  In the absence of further  guidance  from the IRS,  original  issue  discount with respect to the  uncertificated  regular interests  represented  by the  Variable  Strip  Certificates  of any series  will be  reported  to the IRS and the related  certificateholders  on an aggregate  method based on a single  overall  constant  yield and the prepayment assumption  stated above,  treating all  uncertificated  regular interests as a single debt instrument as described in the OID regulations.

         If the method for computing  original issue discount  described in this term sheet supplement results in a negative  amount for any period  with  respect  to a  certificateholder,  the  amount of  original  issue  discount allocable to that period would be zero and the  certificateholder  will be permitted to offset that negative amount only against future original issue discount, if any, attributable to those certificates.
         In some  circumstances  the OID regulations  permit the holder of a debt instrument to recognize  original issue  discount  under a method that  differs  from that used by the issuing  entity.  Accordingly,  it is possible that the  holder of a  certificate  of any series may be able to select a method  for  recognizing  original  issue
discount   that   differs  from  that  used  by  the  master   servicer  in   preparing   reports  to  the  related
certificateholders and the IRS.

         Some of the classes of offered  certificates  of any series may be treated for federal income tax purposes as having been  issued at a premium.  Whether any holder of one of those  classes of  certificates  will be treated as holding a certificate with amortizable  bond premium will depend on the  certificateholder's  purchase price and
the   distributions   remaining  to  be  made  on  the   certificate  at  the  time  of  its   acquisition  by  the
certificateholder.  Holders of those  classes of any series of  certificates  are  encouraged  to consult their tax advisors  regarding the  possibility of making an election to amortize such premium.  See "Material  Federal Income
Tax  Consequences--REMICs--Taxation  of Owners of REMIC  Regular  Certificates"  and  "--Premium"  in the related base prospectus.

         The offered  certificates  will be treated as assets of any series described in Section  7701(a)(19)(C) of the  Internal  Revenue  Code and "real estate  assets"  under  Section  856(c)(4)(A)  of the Internal  Revenue Code generally in the same  proportion  that the assets of the trust would be so treated.  In addition,  interest on the offered  certificates  of any series will be treated as  "interest  on  obligations  secured by  mortgages  on real property"  under  Section  856(c)(3)(B)  of the  Internal  Revenue  Code  generally  to the extent that the offered certificates  are treated as "real  estate  assets"  under  Section  856(c)(4)(A)  of the  Internal  Revenue  Code.
Moreover,  the offered  certificates  of any  series,  other than any  Residual  Certificates,  will be  "qualified mortgages"  within the meaning of Section  860G(a)(3) of the Internal  Revenue Code if transferred to another REMIC on its startup day in exchange  for a regular or residual  interest  therein.  However,  prospective  investors  in offered  certificates  of any series that will be generally  treated as assets  described in Section  860G(a)(3) of the Internal  Revenue Code should note that,  notwithstanding  that  treatment,  any repurchase of a certificate of that series  pursuant to the right of the master  servicer to repurchase  the offered  certificates  of that series may adversely  affect any REMIC that holds the offered  certificates if the repurchase is made under  circumstances giving rise to a Prohibited  Transaction  Tax. See "The Pooling and Servicing  Agreement--Termination"  in this term sheet supplement and "Material  Federal Income Tax  Consequences--REMICs-- Characterization  of Investments in REMIC
Certificates" in the related base prospectus.

         For  further  information   regarding  federal  income  tax  consequences  of  investing  in  the  offered certificates of any series,  see "Material  Federal Income Tax  Consequences--REMICs"  in the prospectus  supplement for that series and in the related base prospectus.

SPECIAL TAX CONSIDERATIONS APPLICABLE TO RESIDUAL CERTIFICATES

         The  IRS  has  issued  REMIC   regulations  under  the  provisions  of  the  Internal  Revenue  Code  that significantly  affect holders of Residual  Certificates of any series.  The REMIC regulations  impose  restrictions on the transfer or acquisition of some residual  interests,  including the Residual  Certificates.  The pooling and servicing  agreement for any series includes other  provisions  regarding the transfer of Residual  Certificates of that series, including:

         o    the  requirement  that any  transferee of a Residual  Certificate  provide an affidavit  representing that the transferee;

         o    is not a disqualified organization;

         o    is not acquiring the Residual Certificate on behalf of a disqualified organization;

         o    will  maintain  that  status  and will  obtain  a  similar  affidavit  from  any  person  to whom the transferee shall subsequently transfer a Residual Certificate;

         o    a provision  that any transfer of a Residual  Certificate  to a  disqualified  organization  shall be null and void; and

         o    a grant to the master  servicer of the right,  without  notice to the holder or any prior holder,  to sell  to  a  purchaser  of  its  choice  any  Residual  Certificate  that  shall  become  owned  by a disqualified organization despite the first two provisions above.

         In addition,  under the pooling and servicing agreement for any series, the Residual  Certificates of that series may not be transferred to non-United States persons.

         The REMIC  regulations  also provide that a transfer to a United States person of  "noneconomic"  residual interests  will be  disregarded  for all  federal  income  tax  purposes,  and that  the  purported  transferor  of
"noneconomic"  residual  interests  will  continue to remain liable for any taxes due with respect to the income on the residual  interests,  unless "no significant purpose of the transfer was to impede the assessment or collection of tax."  Based on the REMIC  regulations,  the  Residual  Certificates  of any series may  constitute  noneconomic residual  interests  during some or all of their  terms for  purposes of the REMIC  regulations  and,  accordingly, unless no  significant  purpose of a transfer is to impede the  assessment or  collection of tax,  transfers of the
Residual  Certificates of any series may be disregarded  and purported  transferors may remain liable for any taxes due relating to the income on the related  Residual  Certificates.  All transfers of the Residual  Certificates  of any series will be restricted in accordance  with the terms of the pooling and servicing  agreement for that series that are intended to reduce the  possibility  of any transfer of a Residual  Certificate  being  disregarded to the extent that the Residual  Certificates  constitute  noneconomic  residual  interests.  See "Material Federal Income
Tax   Consequences--REMICs--Taxation   of  Owners  of  REMIC   Residual   Certificates--Noneconomic   REMIC   Residual
Certificates" in the related base prospectus.

         The IRS has  issued  final  REMIC  regulations  that add to the  conditions  necessary  to  assure  that a transfer of a non-economic  residual interest would be respected.  The additional  conditions require that in order to qualify as a safe harbor  transfer of a residual,  the  transferee  represent  that it will not cause the income
"to be attributable to a foreign permanent  establishment or fixed base (within the meaning of an applicable income tax treaty) of the  transferee or another U.S.  taxpayer" and either (i) the amount  received by the  transferee be no less on a present  value  basis than the  present  value of the net tax  detriment  attributable  to holding the residual  interest reduced by the present value of the projected  payments to be received on the residual  interest or (ii) the transfer is to a domestic  taxable  corporation  with  specified  large amounts of gross and net assets and that meets certain other  requirements  where  agreement is made that all future  transfers  will be to taxable domestic  corporations  in  transactions  that qualify for the same "safe harbor"  provision.  Eligibility  for the safe harbor requires,  among other things,  that the facts and circumstances known to the transferor at the time of transfer  not indicate to a reasonable  person that the taxes with  respect to the  residual  interest  will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility.

         The  Residual  Certificateholders  may be required to report an amount of taxable  income with  respect to the  earlier  accrual  periods of the term of the  related  REMIC  that  significantly  exceeds  the amount of cash distributions  received  by the  Residual  Certificateholders  from  the  REMIC  with  respect  to  those  periods.
Furthermore,  the  tax  on  that  income  may  exceed  the  cash  distributions  with  respect  to  those  periods.
Consequently,  Residual  Certificateholders should have other sources of funds sufficient to pay any federal income taxes  due in the  earlier  years of the  related  REMIC's  term as a result  of their  ownership  of the  Residual
Certificates.  In addition,  the required  inclusion of this amount of taxable  income during each REMIC's  earlier accrual  periods and the deferral of  corresponding  tax losses or deductions  until later accrual periods or until the  ultimate  sale or  disposition  of a Residual  Certificate,  or possibly  later under the "wash sale" rules of
Section 1091 of the Internal  Revenue Code may cause the Residual  Certificateholders'  after-tax rate of return to be zero or negative  even if the Residual  Certificateholders'  pre-tax  rate of return is positive.  That is, on a present value basis, the Residual  Certificateholders'  resulting tax liabilities  could  substantially  exceed the sum of any tax benefits and the amount of any cash distributions on such Residual Certificates over their life.

         Effective  August 1, 2006,  temporary  regulations  issued by the Internal Revenue Service (the "Temporary regulations")  have  modified  the general  rule that excess  inclusions  from a REMIC  residual  interest  are not includible in the income of a foreign person (or subject to  withholding  tax) until paid or  distributed.  The new regulations  accelerate the time both for reporting of, and withholding tax on, excess inclusions  allocated to the foreign equity holders of partnerships  and certain other  pass-through  entities.  The new rules also provide that excess  inclusions are United States sourced income.  The timing rules apply to a particular  residual interest and a particular  foreign person,  if the first  allocation of income from the residual  interest to the foreign person occurs after July 31, 2006.  The source rules apply for taxable years ending after August 1, 2006.

         Under  the  Temporary  regulations,  in the case of REMIC  residual  interests  held by a  foreign  person through a  partnership,  the amount of excess  inclusion  income  allocated to the foreign  partner is deemed to be received by the foreign  partner on the last day of the  partnership`s  taxable  year except to the extent that the excess  inclusion  was  required to be taken into account by the foreign  partner at an earlier time under  section
860G(b) of the Code as a result of a distribution  by the  partnership  to the foreign  partner or a disposition in whole or in part of the foreign  partner's  indirect  interest in the REMIC  residual  interest.  A disposition  in whole or in part of the foreign  partner's  indirect  interest in the REMIC residual interest may occur as a result of a termination  of the REMIC, a disposition of the  partnership's  residual  interest in the REMIC, a disposition of the foreign partner's  interest in the partnership,  or any other reduction in the foreign  partner's  allocable share of the portion of the REMIC net income or deduction allocated to the partnership.

         Similarly,  in the case of a residual  interest held by a foreign person as a shareholder of a real estate investment  trust or regulated  investment  company,  as a participant  in a common trust fund or as a patron in an organization  subject to part I of subchapter T  (cooperatives),  the amount of excess  inclusion  allocated to the foreign  person must be taken into  income at the same time that other  income from the trust,  company,  fund,  or organization would be taken into account.

         Under the Temporary  regulations,  excess  inclusions  allocated to a foreign person (whether as a partner or holder of an interest in a  pass-through  entity) are expressly  made subject to  withholding  tax. In addition, in the case of excess inclusions  allocable to a foreign person as a partner, the Temporary  regulations  eliminate an important  exception to the  withholding  requirements  under which a withholding  agent unrelated to a payee is obligated  to withhold  on a payment  only to the extent that the  withholding  agent has control  over the payee's money or property and knows the facts giving rise to the payment.

         An individual,  trust or estate that holds, whether directly or indirectly through pass-through  entities, a Residual  Certificate,  may have  significant  additional gross income with respect to, but may be limited on the deductibility of, servicing and trustee's fees and other  administrative  expenses properly allocable to each REMIC in computing  the  certificateholder's  regular tax liability and will not be able to deduct those fees or expenses to any extent in computing  the  certificateholder's  alternative  minimum tax  liability.  See  "Material  Federal
Income  Tax  Consequences-- REMICs--Taxation  of  Owners of REMIC  Residual  Certificates--Possible  Pass-Through  of
Miscellaneous Itemized Deductions" in the related base prospectus.

         The IRS has issued proposed  regulations that, if adopted as final  regulations,  would cause the question of whether a transfer of residual  interests  will be respected for federal income tax purposes to be determined in the audits of the  transferee  and  transferor  rather than an item to be determined  as a partnership  item in the audit of the REMIC's return.

         Residential  Funding will be designated as the "tax matters  person" with respect to each REMIC as defined in the REMIC Provisions,  as defined in the related base prospectus,  and in connection  therewith will be required to hold not less than 0.01% of each class of Residual Certificates.

         Purchasers  of the  Residual  Certificates  of any series are  strongly  encouraged  to consult  their tax advisors as to the economic and tax consequences of investment in the Residual Certificates of that series.

         For further  information  regarding  the federal  income tax  consequences  of  investing  in the Residual
Certificates  of any series,  see "Certain  Yield and  Prepayment  Considerations--Additional  Yield  Considerations
Applicable  Solely to the Residual  Certificates"  in this term sheet  supplement and "Material  Federal Income Tax
Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates" in the related base prospectus.

TAX RETURN DISCLOSURE AND INVESTOR LIST REQUIREMENTS

         Recent Treasury  pronouncements  directed at abusive tax shelter  activity appear to apply to transactions not conventionally  regarded as tax shelters.  Regulations  require taxpayers to report certain  disclosures on IRS form 8886 if they  participate  in a  "reportable  transaction."  Organizers  and  sellers of the  transaction  are required to maintain  records  including  investor lists  containing  identifying  information and to furnish those records  to the IRS upon  demand.  A  transaction  may be a  "reportable  transaction"  based  upon any of  several indicia,  one or more of which may be present with respect to your  investment  in the  Certificates.  Congress has enacted  provisions that impose  significant  penalties for failure to comply with these  disclosure  requirements.
Investors  in Residual  Certificates  are  encouraged  to consult  their own tax advisers  concerning  any possible disclosure  obligation  with  respect to their  investment,  and should be aware that the issuing  entity and other participants in the transaction  intend to comply with such disclosure and investor list  maintenance  requirements as they determine apply to them with respect to this transaction.

STATE AND OTHER TAX CONSEQUENCES

         In  addition  to  the  federal  income  tax  consequences   described  in  "Material  Federal  Income  Tax
Consequences,"  potential  investors  should  consider  the state and local tax  consequences  of the  acquisition, ownership,  and disposition of the  certificates  of any series.  State tax law may differ  substantially  from the corresponding  federal tax law,  and the  discussion  above does not purport to describe any aspect of the tax laws of any  state or other  jurisdiction.  Therefore,  prospective  investors  are  encouraged  to  consult  their  tax advisors about the various tax consequences of investments in the certificates of any series.

                                                  USE OF PROCEEDS

         The net  proceeds  from the sale of the  offered  certificates  of any  series to the  underwriter  or the underwriters  for any series will be paid to the  depositor.  The  depositor  will use the proceeds to purchase the mortgage loans included in the trust established for that series or for general corporate purposes.

                                              METHOD OF DISTRIBUTION

         In accordance  with the terms and conditions of any related  underwriting  agreement for any series,  each underwriter  set forth in any final term sheet for that  series with  respect to any class of offered  certificates of that series will serve as an underwriter  for each  applicable  class set forth in any final term sheet for that series and will agree to purchase and the  depositor  to sell each  applicable  class of those Senior  Certificates and Class M  Certificates,  except that a de minimis  portion of the Residual  Certificates  of that series will be retained  by  Residential  Funding.  Each  applicable  class  of  certificates  of  any  series  being  sold  to an underwriter  are referred to as the  underwritten  certificates  for that series.  It is expected  that delivery of the  underwritten  certificates  for any  series,  other  than  the  Residual  Certificates,  will be made  only in book-entry  form  through  the Same Day Funds  Settlement  System of DTC,  and that the  delivery  of the  Residual
Certificates  for any series,  other than the de minimis portion retained by Residential  Funding,  will be made at the offices of the  applicable  underwriter  on the  closing  date for that  series,  against  payment  therefor in immediately available funds.

         In  connection  with the  underwritten  certificates  of any  series,  each  underwriter  has  agreed,  in accordance  with the terms and conditions of the related  underwriting  agreement for that series,  to purchase all of each applicable class of the  underwritten  certificates of that series if any of that class of the underwritten certificates of that series are purchased thereby.

         Any related  underwriting  agreement for any series provides that the obligation of the underwriter to pay for and accept delivery of each  applicable  class of the  underwritten  certificates of that series is subject to, among  other  things,  the  receipt of legal  opinions  and to the  conditions,  among  others,  that no stop order suspending  the  effectiveness  of  the  depositor's  registration  statement  shall  be in  effect,  and  that  no proceedings for that purpose shall be pending before or threatened by the Securities and Exchange Commission.

         The  distribution  of the  underwritten  certificates  of any series by any applicable  underwriter may be effected  from  time  to time in one or more  negotiated  transactions,  or  otherwise,  at  varying  prices  to be determined at the time of sale.  Proceeds to the depositor from the sale of the  underwritten  certificates for any series,  before deducting  expenses payable by the depositor,  shall be set forth in the prospectus  supplement for that series.

         The  underwriter  for any class of any series may effect  these  transactions  by selling  the  applicable underwritten  certificates of any series to or through dealers,  and those dealers may receive  compensation in the form of  underwriting  discounts,  concessions or commissions  from the  underwriter for whom they act as agent. In connection with the sale of the applicable  underwritten  certificates of any series, the underwriter for any class of that  series  may be  deemed  to have  received  compensation  from the  depositor  in the form of  underwriting compensation.  The underwriter  and any dealers that  participate  with the underwriter in the  distribution of the underwritten  certificates  of any series are also  underwriters  of that series under the  Securities Act of 1933.
Any profit on the resale of the  underwritten  certificates  of that series  positioned by an underwriter  would be underwriting compensation in the form of underwriting discounts and commissions under the Securities Act.

         Each  underwriting  agreement  for  any  series  will  provide  that  the  depositor  will  indemnify  the underwriter,  and that under limited  circumstances  the  underwriter  will indemnify the  depositor,  against some liabilities under the Securities Act, or contribute to payments required to be made in respect thereof.

         There is currently no secondary  market for the offered  certificates.  The underwriter for any series may make a secondary  market in the  underwritten  certificates of that series but is not obligated to do so. There can be no  assurance  that a secondary  market for the offered  certificates  of any series will develop or, if it does develop, that it will continue. The offered certificates will not be listed on any securities exchange.

         The primary  source of  information  available to investors  concerning  the offered  certificates  of any series  will be the  monthly  statements  discussed  in the  related  base  prospectus  under  "Description  of the
Certificates--Reports  to  Certificateholders"  and in this term  sheet  supplement  under  "Pooling  and  Servicing
Agreement--Reports to  Certificateholders,"  which will include information as to the outstanding  principal balance or notional  amount of the offered  certificates  of that  series.  There can be no assurance  that any  additional information  regarding  the offered  certificates  of any series will be  available  through any other  source.  In addition,  the depositor is not aware of any source through which price information about the offered  certificates will be available on an ongoing basis.  The limited nature of this information  regarding the offered  certificates may adversely affect the liquidity of the offered  certificates for any series,  even if a secondary market for the offered certificates for any series becomes available.

                                                  LEGAL OPINIONS

         Certain legal  matters  relating to the  certificates  of any series will be passed upon for the depositor and Residential  Funding Securities  Corporation,  if it is an underwriter of that series, by Mayer,  Brown, Rowe &
Maw LLP, New York,  New York and for any  underwriters  of that series other than  Residential  Funding  Securities
Corporation, by Sidley Austin LLP, New York, New York.

                                                      RATINGS

         It is a condition  of the  issuance of the offered  certificates  of any series that each class of offered certificates  of that series be assigned at least the ratings  designated in the final term sheet for that class of certificates  by one or more rating agencies  including that they be rated by Standard & Poor's,  a division of The
McGraw-Hill  Companies,  Inc.,  Standard  & Poor's or S&P,  Moody's  Investors  Service,  Inc.  or Moody's or Fitch
Ratings or Fitch.

         Standard & Poor's ratings on mortgage  pass-through  certificates address the likelihood of the receipt by certificateholders  of payments  required  under the related  pooling and  servicing  agreement.  Standard & Poor's ratings take into  consideration  the credit  quality of the related  mortgage  pool,  structural and legal aspects associated with the related  certificates,  and the extent to which the payment stream in the related mortgage pool is adequate to make payments  required  under the related  certificates.  Standard & Poor's  ratings on the offered certificates  of any series will not,  however,  constitute a statement  regarding  frequency of prepayments on the related  mortgage  loans.  See "Certain Yield and Prepayment  Considerations"  in this term sheet  supplement.  The rating on the Residual  Certificates  only addresses the return of its Certificate  Principal  Balance and interest on the Residual Certificates at the related pass-through rate.

         The ratings  assigned by Moody's to mortgage  pass  through  certificates  address the  likelihood  of the receipt by  certificateholders  of all  distributions  to which they are  entitled  under the  related  pooling and servicing  agreement.  Moody's ratings reflect its analysis of the riskiness of the related  mortgage loans and the structure of the  transaction  as described in related  pooling and  servicing  agreement.  Moody's  ratings do not address the effect on the  certificates'  yield  attributable to prepayments or recoveries on the related  mortgage loans.  Further,  the ratings on the Interest  Only  Certificates  of any series do not address  whether  investors therein will recoup their initial  investments.  The rating on the Principal Only  Certificates  of any series only addresses the return of its Certificate  Principal Balance.  The rating on the Residual  Certificates of any series only addresses the return of its  Certificate  Principal  Balance and interest on the Residual  Certificates at the related pass through rate.

         The  ratings  assigned by Fitch to  mortgage  pass-through  certificates  address  the  likelihood  of the receipt by  certificateholders  of all  distributions  to which they are entitled under the transaction  structure.
Fitch's  ratings  reflect its analysis of the riskiness of the  underlying  mortgage loans and the structure of the transaction  as  described  in  the  operative  documents.  Fitch's  ratings  do  not  address  the  effect  on the certificates'  yield  attributable  to prepayments or recoveries on the underlying  mortgage  loans.  Further,  the ratings on any Interest  Only  Certificates  do not address  whether  investors  therein will recoup their  initial investments.  The  rating  on any  Principal  Only  Certificates  only  addresses  the  return  of its  Certificate
Principal  Balance.  The rating on any class of Residual  Certificates only addresses the return of its Certificate
Principal Balance and interest on that class Residual Certificates at the related pass-through rate.

         Except as is  otherwise  set forth in the  prospectus  supplement  for that  series,  the  ratings by each rating  agency  rating a class of Insured  Certificates  of any series  will be  determined  without  regard to the related financial guaranty insurance policy.

         There can be no assurance as to whether any rating  agency other than the rating  agencies  designated  in the final term sheet for a class of certificates  will rate the Senior  Certificates or the Class M Certificates of any  series,  or,  if it does,  what  rating  would  be  assigned  by any  other  rating  agency.  A rating  on the certificates  of any series by another  rating agency,  if assigned at all, may be lower than the ratings  assigned to the  Certificates  of that series by the rating  agency or rating  agencies  requested by the  Depositor to rate those certificates.

         A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or  withdrawal  at any time by the  assigning  rating  organization.  Each  security  rating  should  be  evaluated independently  of any other security  rating.  The ratings of any Interest Only  Certificates  of any series do not address  the  possibility  that  the  holders  of  those  certificates  may fail to  fully  recover  their  initial investments.  In the event that the  ratings  initially  assigned  to the  offered  certificates  of any series are subsequently  lowered for any reason, no person or entity is obligated to provide any additional  support or credit enhancement with respect to the offered certificates.

         The fees paid by the depositor to the rating  agencies at closing  include a fee for ongoing  surveillance by the rating agencies for so long as any  certificates  are  outstanding.  However,  the rating agencies are under no obligation to the depositor to continue to monitor or provide a rating on the certificates.

                                                 LEGAL INVESTMENT

         Any final term sheet for any series will set forth the  offered  certificates  of that  series  which will constitute  "mortgage  related  securities"  for purposes of SMMEA so long as they are rated in at least the second highest rating  category by one of the rating  agencies,  and, as such, are legal  investments for some entities to the extent  provided in SMMEA.  SMMEA  provides,  however,  that states  could  override  its  provisions  on legal investment and restrict or condition  investment in mortgage  related  securities by taking  statutory action on or prior to October 3, 1991.  Some states have enacted  legislation  which  overrides  the  preemption  provisions  of
SMMEA. The remaining  classes of certificates  will not constitute  "mortgage  related  securities" for purposes of
SMMEA.

         The  depositor  makes no  representations  as to the proper  characterization  of any class of the offered certificates  of any series for legal  investment or other purposes,  or as to the ability of particular  investors to purchase any class of the offered  certificates of any series under applicable  legal  investment  restrictions.
These  uncertainties  may  adversely  affect the  liquidity  of any class of offered  certificates  of any  series.
Accordingly,  all institutions  whose  investment  activities are subject to legal investment laws and regulations, regulatory  capital  requirements or review by regulatory  authorities  should consult with their legal advisors in determining  whether and to what extent any class of the offered  certificates  of any series  constitutes  a legal investment or is subject to investment, capital or other restrictions.

         See "Legal Investment Matters" in the related base prospectus.

                                               ERISA CONSIDERATIONS

         A fiduciary of any ERISA plan, any insurance  company,  whether through its general or separate  accounts, or any other person  investing  ERISA plan assets of any ERISA plan,  as defined  under "ERISA  Considerations--Plan
Asset  Regulations" in the related base  prospectus,  should  carefully  review with its legal advisors whether the purchase or holding of the offered  certificates  of any series could give rise to a transaction  prohibited or not otherwise  permissible  under ERISA or Section 4975 of the Internal  Revenue  Code.  The purchase or holding of the
Senior  Certificates,  as well as the Class M  Certificates  of any series,  by or on behalf of, or with ERISA plan assets of, an ERISA plan may qualify for  exemptive  relief  under the RFC  exemption,  as  described  under "ERISA
Considerations--Considerations   for  ERISA  Plans  Regarding  Purchases  of   Certificates--Prohibited   Transaction
Exemptions"  in the  related  base  prospectus  provided  those  certificates  are  rated at least  "BBB-"  (or its equivalent) by Standard & Poor's,  Moody's or Fitch Ratings,  or Fitch, at the time of purchase.  The RFC exemption contains a number of other conditions  which must be met for the RFC exemption to apply,  including the requirement that any ERISA plan must be an  "accredited  investor"  as  defined in Rule  501(a)(1)  of  Regulation  D under the
Securities Act. The depositor  expects that the specific  conditions of the RFC exemption  should be satisfied with respect to the offered  certificates of any series so that the RFC exemption should provide an exemption,  from the application of the prohibited  transaction  provisions of Sections  406(a),  406(b) and 407(a) of ERISA and Section
4975(c) of the Internal Revenue Code, for  transactions in connection with the servicing,  management and operation of the assets held by the trust  established  for that  series,  provided  that the general  conditions  of the RFC exemption are satisfied.

         Each  beneficial  owner of Class M Certificates  of any series or any interest  therein shall be deemed to have  represented,  by virtue of its  acquisition  or holding of such  certificate  or any interest  therein,  that either (i) it is not an ERISA plan  investor;  (ii) it has  acquired and is holding  such Class M  Certificates  in reliance on the RFC exemption,  and that it understands  that there are certain  conditions to the  availability of the RFC exemption,  including that the Class M Certificates must be rated, at the time of purchase,  not lower than
"BBB-" (or its equivalent) by Standard & Poor's,  Fitch or Moody's;  or (iii) (1) it is an insurance  company,  (2)
the source of funds used to  acquire or hold the  certificate  or any  interest  therein is an  "insurance  company general account," as such term is defined in Section V(e) of Prohibited  Transaction  Class Exemption,  or PTCE, 95
60, and (3) the conditions in Sections I and III of PTCE 95 60 have been satisfied.

         If any Class M Certificate  of any series or any interest  therein is acquired or held in violation of the conditions described in the preceding  paragraph,  the next preceding permitted beneficial owner will be treated as the beneficial owner of that Class M Certificate,  retroactive to the date of transfer to the purported  beneficial owner.  Any purported  beneficial  owner whose  acquisition or holding of any such  certificate or interest therein was  effected in  violation of the  conditions  described  in the  preceding  paragraph  shall  indemnify  and hold harmless the depositor,  the trustee,  the master  servicer,  any  subservicer,  the underwriters and the trust for that series from and against any and all  liabilities,  claims,  costs or expenses  incurred by those  parties as a result of that acquisition or holding.

         Because  the  exemptive  relief  afforded by the RFC  exemption  or any  similar  exemption  that might be available  will not likely  apply to the  purchase,  sale or holding of the  Residual  Certificates  of any series, transfers  of those  certificates  to any ERISA plan  investor  will not be  registered  by the trustee  unless the transferee  provides the depositor,  the trustee and the master  servicer with an opinion of counsel  acceptable to and in form and  substance  satisfactory  to those  entities,  which  opinion  will not be at the  expense of those entities,  to the effect  that the  purchase  and holding of those  certificates  by or on behalf of the ERISA plan investor:

o    is permissible under applicable law;

o    will not  constitute  or result in a  non-exempt  prohibited  transaction  under ERISA or Section  4975 of the
     Internal Revenue Code (or comparable provisions of any subsequent enactments); and

o    will not subject the depositor,  the trustee or the master servicer to any obligation or liability  (including obligations  or  liabilities  under ERISA or Section 4975 of the Internal  Revenue  Code) in addition to those undertaken in the related pooling and servicing agreement.

         As discussed in greater detail above under "Description of the Mortgage  Pool--Sharia  Mortgage Loans", the
trust will include certain  residential  financing  transactions,  referred to as Sharia  mortgage loans,  that are structured so as to be permissible  under Islamic law utilizing  declining  balance  co-ownership  structures.  The
DOL has not  specifically  considered  the  eligibility  or  treatment  of  Sharia  mortgage  loans  under  the RFC exemption,  including  whether  they  would be  treated  in the same  manner  as other  single  family  residential mortgages.  However,  since the  remedies  in the event of  default  and  certain  other  provisions  of the Sharia mortgage  loans held by the trust are similar to the  remedial and other  provisions  in the  residential  mortgage loans  contemplated  by the DOL at time the RFC  exemption  was granted,  the  depositor  believes  that the Sharia mortgage loans  should be treated as other single family residential mortgages under the RFC exemption.

         Any  fiduciary  or other  investor  of ERISA plan  assets  that  proposes  to acquire or hold the  offered certificates  of any series on behalf of or with  ERISA  plan  assets of any ERISA  plan  should  consult  with its counsel with respect to: (i) whether the general  conditions and the other  requirements in the RFC exemption would be  satisfied,  or  whether  any  other  prohibited  transaction  exemption  would  apply,  and (ii) the  potential applicability  of the  general  fiduciary  responsibility  provisions  of  ERISA  and  the  prohibited  transaction provisions  of ERISA  and  Section  4975 of the  Internal  Revenue  Code to the  proposed  investment.  See  "ERISA
Considerations" in the related base prospectus.

         The  sale  of any of the  offered  certificates  of  any  series  to an  ERISA  plan  is in no  respect  a representation  by the  depositor  or the  underwriters  of that  certificate  that  such an  investment  meets all relevant  legal  requirements  relating to investments  by ERISA plans  generally or any particular  ERISA plan, or that such an investment is appropriate for ERISA plans generally or any particular ERISA plan.

                                  RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.

                               MORTGAGE PASS-THROUGH CERTIFICATES FOR THE SA PROGRAM

                                               (ISSUABLE IN SERIES)

                                               TERM SHEET SUPPLEMENT

YOU SHOULD RELY ONLY ON THE INFORMATION  CONTAINED OR INCORPORATED BY REFERENCE IN THIS TERM SHEET SUPPLEMENT,  ANY
FINAL  TERM SHEET FOR THE  RELEVANT  SERIES AND THE  RELATED  BASE  PROSPECTUS.  WE HAVE NOT  AUTHORIZED  ANYONE TO
PROVIDE YOU WITH DIFFERENT INFORMATION.

WE ARE NOT OFFERING THE CERTIFICATES OFFERED HEREBY IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.

                                                                                         FILED PURSUANT TO RULE 433
                                                                                        REGISTRATION NO. 333-131201

PRELIMINARY TERM SHEET

RFMSI SERIES 2006-SA4TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2006-SA4

RESIDENTIAL FUNDING MORTGAGE SECURITIES I, INC.
Depositor

(Commission File No. 333-131201)

RESIDENTIAL FUNDING COMPANY, LLC
Sponsor and Master Servicer

U.S. BANK NATIONAL ASSOCIATION, Trustee

CREDIT SUISSE SECURITIES (PLACECOUNTRY-REGIONUSA) LLC
Lead Underwriter

THE DEPOSITOR HAS FILED A REGISTRATION  STATEMENT  (INCLUDING A BASE  PROSPECTUS)  WITH THE SECURITIES AND EXCHANGE
COMMISSION,  OR SEC, FOR THE OFFERING TO WHICH THIS COMMUNICATION  RELATES.  BEFORE YOU INVEST, YOU SHOULD READ THE
BASE  PROSPECTUS IN THAT  REGISTRATION  STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE
COMPLETE  INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING
EDGAR  ON THE  SEC  WEB  SITE  AT  WWW.SEC.GOV.  ALTERNATIVELY,  THE  DEPOSITOR,  ANY  UNDERWRITER  OR  ANY  DEALER
PARTICIPATING  IN THE  OFFERING  WILL  ARRANGE TO SEND YOU THE BASE  PROSPECTUS  AT NO CHARGE IF YOU  REQUEST IT BY
CALLING TOLL-FREE 1-800-221-1037.

THIS TERM SHEET IS NOT REQUIRED TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN THE
BASE  PROSPECTUS AND THE PROSPECTUS  SUPPLEMENT FOR THE OFFERED  CERTIFICATES.  THE  INFORMATION IN THIS TERM SHEET
IS PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION  IN THIS TERM  SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT  TO PURCHASE  ANY OF THE
OFFERED CERTIFICATES,  SUPERSEDES  INFORMATION CONTAINED IN ANY PRIOR SIMILAR TERM SHEET, THE TERM SHEET SUPPLEMENT
AND ANY OTHER FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET AND THE RELATED  TERM SHEET  SUPPLEMENT  IS NOT AN OFFER TO SELL OR A  SOLICITATION  OF AN OFFER TO
BUY THESE SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

OCTOBER 6, 2006

                   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY
                   CLASS OF OFFERED CERTIFICATES, THE TERM SHEET SUPPLEMENT AND THE RELATED BASE
                                PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We provide  information  to you about the offered  certificates  in three or more separate  documents  that provide progressively more detail:

         -        the related base prospectus,  dated August 21, 2006, which provides general information,  some of which may not apply to the offered certificates;

         -        the term sheet  supplement,  dated October 6, 2006,  which  provides  general  information  about series of certificates  issued pursuant to the  depositor's  "Jumbo A" floating rate program,  or the SA Program, some of which may not apply to the offered certificates; and

         -        this term  sheet,  which  describes  terms  applicable  to the  classes of  offered  certificates described  herein,  provides a  description  of certain  collateral  stipulations  regarding  the mortgage  loans and the parties to the  transaction,  and provides other  information  related to the offered certificates.

This term  sheet  provides a very  general  overview  of certain  terms of the  offered  certificates  and does not contain all of the information  that you should consider in making your investment  decision.  To understand all of the terms of a class of the  offered  certificates,  you  should  read  carefully  this  document,  the term  sheet supplement, and the entire base prospectus.

The related base  prospectus  filed by the depositor has been filed in connection with prior series of certificates issued under the SA program, and may be found on, the SEC's website at  http://www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-131201.

If the  description  of the offered  certificates  in this term sheet differs from the  description  of the offered certificates  in the related base  prospectus or the term sheet  supplement,  you should rely on the description in this term sheet.  Defined  terms used but not defined  herein shall have the meaning  ascribed  thereto in the term sheet supplement and the related base prospectus.

The offered certificates herein are reflected in the table below.

THE  INFORMATION IN THIS TERM SHEET, IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE ANY
OF THE  CERTIFICATES,  SUPERSEDES  ANY  INFORMATION  CONTAINED  IN ANY  PRIOR  SIMILAR  MATERIALS  RELATING  TO THE
CERTIFICATES.  THE  INFORMATION  IN THIS TERM SHEET IS  PRELIMINARY,  AND IS SUBJECT TO COMPLETION OR CHANGE.  THIS
TERM  SHEET  IS BEING  DELIVERED  TO YOU  SOLELY  TO  PROVIDE  YOU  WITH  INFORMATION  ABOUT  THE  OFFERING  OF THE
CERTIFICATES  REFERRED TO IN THIS TERM SHEET AND THE TERM SHEET  SUPPLEMENT AND TO SOLICIT AN OFFER TO PURCHASE THE
CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY SUCH OFFER TO PURCHASE  MADE BY YOU WILL NOT BE ACCEPTED  AND WILL NOT
CONSTITUTE A CONTRACTUAL  COMMITMENT BY YOU TO PURCHASE ANY OF THE CERTIFICATES,  UNTIL WE HAVE ACCEPTED YOUR OFFER
TO PURCHASE THE CERTIFICATES.

THE  CERTIFICATES  REFERRED TO IN THESE MATERIALS ARE BEING SOLD WHEN, AS AND IF ISSUED.  THE ISSUING ENTITY IS NOT
OBLIGATED TO ISSUE SUCH  CERTIFICATES  OR ANY SIMILAR  SECURITY AND THE  UNDERWRITER'S  OBLIGATION  TO DELIVER SUCH
CERTIFICATES IS SUBJECT TO THE TERMS AND CONDITIONS OF THE  UNDERWRITING  AGREEMENT WITH THE ISSUING ENTITY AND THE
AVAILABILITY  OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS
OF THE CERTIFICATES,  AND THE  CHARACTERISTICS OF THE MORTGAGE LOAN POOL BACKING THEM, MAY CHANGE (DUE, AMONG OTHER
THINGS,  TO THE  POSSIBILITY  THAT MORTGAGE LOANS THAT COMPRISE THE POOL MAY BECOME  DELINQUENT OR DEFAULTED OR MAY
BE REMOVED OR REPLACED  AND THAT  SIMILAR OR  DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,  AND THAT ONE OR
MORE CLASSES OF CERTIFICATES MAY BE SPLIT,  COMBINED OR ELIMINATED),  AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY
OF A FINAL  PROSPECTUS.  YOU ARE  ADVISED  THAT  CERTIFICATES  MAY NOT BE  ISSUED  THAT  HAVE  THE  CHARACTERISTICS
DESCRIBED IN THESE  MATERIALS.  THE  UNDERWRITER'S  OBLIGATION TO SELL SUCH  CERTIFICATES  TO YOU IS CONDITIONED ON
THE  MORTGAGE  LOANS AND THE  CERTIFICATES  HAVING THE  CHARACTERISTICS  DESCRIBED IN THESE  MATERIALS.  IF FOR ANY
REASON THE ISSUING  ENTITY DOES NOT DELIVER SUCH  CERTIFICATES,  THE  UNDERWRITER  WILL NOTIFY YOU, AND NEITHER THE
ISSUING  ENTITY  NOR ANY  UNDERWRITER  WILL  HAVE  ANY  OBLIGATION  TO YOU TO  DELIVER  ALL OR ANY  PORTION  OF THE
CERTIFICATES  WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND NONE OF THE ISSUING  ENTITY NOR ANY  UNDERWRITER  WILL BE
LIABLE FOR ANY COSTS OR DAMAGES WHATSOEVER ARISING FROM OR RELATED TO SUCH NON-DELIVERY.

NEITHER THE ISSUING ENTITY NOR ANY OF ITS AFFILIATES  PREPARED,  PROVIDED,  APPROVED OR VERIFIED ANY STATISTICAL OR
NUMERICAL  INFORMATION PROVIDED HEREIN,  ALTHOUGH THAT INFORMATION MAY BE BASED IN PART ON LOAN LEVEL DATA PROVIDED
BY THE ISSUING ENTITY OR ITS AFFILIATES.

RISK FACTORS

The offered  certificates are not suitable  investments for all investors.  In particular,  you should not purchase any class of offered  certificates  unless you  understand  the  prepayment,  credit,  liquidity  and market  risks associated with that class.  The offered  certificates  are complex  securities.  You should possess,  either alone or together  with an investment  advisor,  the expertise  necessary to evaluate the  information  contained in this term sheet, the term sheet  supplement and the related base prospectus for the offered  certificates in the context of your  financial  situation and tolerance for risk. You should  carefully  consider,  among other things,  all of the  applicable  risk factors in connection  with the purchase of any class of the offered  certificates  listed in the section entitled "Risk Factors" in the term sheet supplement.

This is a Crossed  Transaction  as  described  in the term sheet  supplement  and is not an Excess  Transaction  as described in the term sheet supplement.

-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
                       PASS-THROUGH       INITIAL CERTIFICATE            INITIAL
       CLASS               RATE          PRINCIPAL BALANCE(1)           RATING(2)                     DESIGNATIONS
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

                                                      OFFERED CERTIFICATES

---------------------------------------------------------------------------------------------------------------------------------
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
      I-A(3)           Variable(4)                (9)                  AAA or Aaa                        Senior
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
      II-A(3)          Variable(4)                (9)                  AAA or Aaa                        Senior
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
     III-A(3)          Variable(4)                (9)                  AAA or Aaa                        Senior
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
       R(5)            Variable(4)                (6)                  AAA or Aaa                    Senior/Residual
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
        M-1            Variable(8)                (9)                   AA or Aa2                       Mezzanine
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
        M-2            Variable(8)                (9)                    A or A1                        Mezzanine
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
        M-3            Variable(8)                (9)                  BBB or Baa2                      Mezzanine
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                  NON-OFFERED CERTIFICATES(7)
---------------------------------------------------------------------------------------------------------------------------------
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
   B-1, B-2, B-3       Variable(8)                (9)                      (2)                         Subordinate
-------------------- ----------------- -------------------------- ---------------------- ----------------------------------------
(1)      The initial  certificate  principal  balances are approximate and subject to a +/- 10% variance based upon the final pool as of the cut-off date and additional rating agency analysis.
(2)      It is a condition  to the issuance of the offered  certificates  that they be rated by at least two of the rating  agencies.  The  rating  agencies  will  include  Standard  & Poor's,  a  division  of The  McGraw-Hill
         Companies,  Inc. ("S&P"),  Fitch Ratings ("Fitch") and/or Moody's Investors  Service,  Inc.  ("Moody's").  The
         Class  M-1,  Class M-2 and Class M-3  Certificates  (together,  the "Class M  Certificates")  will be rated at least  investment  grade by at least one of the rating  agencies.  The Class B Certificates  may or may not be rated by any rating agency.
(3)      The Class I-A, Class II-A and Class III-A Certificates  represent aggregate  structuring bonds that may be divided to form one or more  additional  classes  of senior  certificates.  Any class of Class A  Certificates that are Retail Certificates (as defined below) will not be offered hereby.
(4)      The  pass-through  rate on the Class I-A, Class II-A,  Class III-A and Class R Certificates  will be equal to the weighted average of the net mortgage rates on the mortgage loans included in the related loan group.
(5)      The offered certificates will include one or more classes of Class R Certificates.
(6)      Each class of Class R Certificates will have an initial certificate principal balance of $100.
(7)      The  information  presented for non-offered  certificates is provided solely to assist your  understanding of the offered certificates.
(8)      The  methodology  for  determining the variable rate of the Class M and Class B Certificates is more fully described below.
(9)      The initial  certificate  principal  balances of the Class I-A, Class II-A, Class III-A,  Class M-1, Class
         M-2,  Class M-3, Class B-1, Class B-2 and Class B-3  Certificates  will be determined  based on the final pool as of the cut-off date and additional rating agency analysis.

CLASS M AND CLASS B CERTIFICATES:

The pass-through  rate on each class of the Class M and Class B Certificates  will be equal to the weighted average of the  pass-through  rates on the Class I-A,  Class II-A and Class III-A  Certificates,  weighted in proportion to the  results  of  subtracting  from the  aggregate  stated  principal  balance  of each loan  group  the  aggregate principal balance of the related Senior Certificates.

-----------------------------------------------------------------------------------------------------------------------
         LOAN GROUP I: PRELIMINARY MORTGAGE POOL CHARACTERISTICS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
MORTGAGE LOAN TYPE:                                             3/1 and 3/6 Conventional, Hybrid Adjustable-Rate Mortgage Loans
AGGREGATE STATED PRINCIPAL BALANCE OF GROUP I LOANS (+/-10%):   approximately $25,000,000
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                       6.273%
WEIGHTED AVERAGE SERVICING FEE (+/- 0.10):                      0.331%
WEIGHTED AVERAGE PASS-THRU RATE (+/-0.10):                      5.942%
WEIGHTED AVERAGE GROSS MARGIN (+/-0.15):                        2.350%
WEIGHTED AVERAGE CAP AT THE ROLL (+/-0.15):                     2.050%
WEIGHTED AVERAGE PERIODIC CAP (+/-0.15):                        1.900%
WEIGHTED AVERAGE LIFE CAP (+/-0.15):                            5.900%
WEIGHTED AVERAGE AMORTIZATION TERM (+/- 1 MONTH):               360 months
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH):               360 months
WEIGHTED AVERAGE REMAINING MATURITY (+/- 1 MONTH):              358 months
MONTHS TO ROLL (+/- 1 MONTH):                                   34
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/-5):                    75.4%
PLACESTATECALIFORNIA CONCENTRATION (+/-10):                     35.3%
FULL/ALT DOCUMENTATION (+/-5):                                  61.0%
CASH OUT REFINANCE (+/-10):                                     16.7%
SINGLE FAMILY DETACHED (+/-10):                                 90.1%
INVESTOR PROPERTY:                                              None
INTEREST ONLY MORTGAGE LOANS (+/-5):                            84.0%
WEIGHTED AVERAGE FICO (+/-10):                                  746
AVERAGE MORTGAGE LOAN BALANCE (+/-10%):                         $530,000
CONFORMING BALANCE (+/-10):                                     16.6%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
         LOAN GROUP II: PRELIMINARY MORTGAGE POOL CHARACTERISTICS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
MORTGAGE LOAN TYPE:                                             5/1 and 5/6 Conventional, Hybrid Adjustable-Rate Mortgage Loans
AGGREGATE STATED PRINCIPAL BALANCE OF GROUP II LOANS (+/-10%):  approximately $185,000,000
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                       6.507%
WEIGHTED AVERAGE SERVICING FEE (+/- 0.10):                      0.327%
WEIGHTED AVERAGE PASS-THRU RATE (+/-0.10):                      6.180%
WEIGHTED AVERAGE GROSS MARGIN (+/-0.15):                        2.350%
WEIGHTED AVERAGE CAP AT THE ROLL (+/-0.15):                     4.850%
WEIGHTED AVERAGE PERIODIC CAP (+/-0.15):                        1.900%
WEIGHTED AVERAGE LIFE CAP (+/-0.15):                            5.000%
WEIGHTED AVERAGE AMORTIZATION TERM (+/- 1 MONTH):               360 months
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH):               360 months
WEIGHTED AVERAGE REMAINING MATURITY (+/- 1 MONTH):              358 months
MONTHS TO ROLL (+/- 1 MONTH):                                   58
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/-5):                    72.0%
PLACESTATECALIFORNIA CONCENTRATION (+/-10):                     43.0%
FULL/ALT DOCUMENTATION (+/-5):                                  53.5%
CASH OUT REFINANCE (+/-10):                                     28.0%
SINGLE FAMILY DETACHED (+/-10):                                 89.5%
INVESTOR PROPERTY:                                              None
INTEREST ONLY MORTGAGE LOANS (+/-5):                            86.4%
WEIGHTED AVERAGE FICO (+/-10):                                  743
AVERAGE MORTGAGE LOAN BALANCE (+/-10%):                         $490,000
CONFORMING BALANCE (+/-10):                                     14.5%
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
         LOAN GROUP III: PRELIMINARY MORTGAGE POOL CHARACTERISTICS
-----------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
MORTGAGE LOAN TYPE:                                             7/1 and 7/6 Conventional, Hybrid Adjustable-Rate Mortgage Loans
AGGREGATE STATED PRINCIPAL BALANCE OF GROUP III LOANS (+/-10%): approximately $70,000,000
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                       6.542%
WEIGHTED AVERAGE SERVICING FEE (+/- 0.10):                      0.312%
WEIGHTED AVERAGE PASS-THRU RATE (+/-0.10):                      6.230%
WEIGHTED AVERAGE GROSS MARGIN (+/-0.15):                        2.400%
WEIGHTED AVERAGE CAP AT THE ROLL (+/-0.15):                     5.000%
WEIGHTED AVERAGE PERIODIC CAP (+/-0.15):                        1.950%
WEIGHTED AVERAGE LIFE CAP (+/-0.15):                            5.000%
WEIGHTED AVERAGE AMORTIZATION TERM (+/- 1 MONTH):               360 months
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH):               360 months
WEIGHTED AVERAGE REMAINING MATURITY (+/- 1 MONTH):              358 months
MONTHS TO ROLL (+/- 1 MONTH):                                   82
WEIGHTED AVERAGE LOAN-TO-VALUE RATIO (+/-5):                    73.0%
PLACESTATECALIFORNIA CONCENTRATION (+/-10):                     42.0%
FULL/ALT DOCUMENTATION (+/-5):                                  66.5%
CASH OUT REFINANCE (+/-10):                                     34.0%
SINGLE FAMILY DETACHED (+/-10):                                 93.0%
INVESTOR PROPERTY:                                              None
INTEREST ONLY MORTGAGE LOANS (+/-5):                            90.5%
WEIGHTED AVERAGE FICO (+/-10):                                  737
AVERAGE MORTGAGE LOAN BALANCE (+/-10%):                         $425,000
CONFORMING BALANCE (+/-10):                                     28.0%
-----------------------------------------------------------------------------------------------------------------------

The percentages set forth above, other than any weighted averages, are percentages of the aggregate principal balance of the actual mortgage loans to be included in the related loan group on the Closing Date, as of the
Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.  Any weighted average is weighted based on the principal balance of the actual mortgage loans to be included in the related loan group on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

The number  expressed in  parenthesis  for a category  above  reflects the amount by which the number or percentage set forth for such  category  may vary in the actual  mortgage  loans  included  in the  related  loan group on the
Closing  Date.  For example,  the Cash out refinance  percentage  for Loan Group I could vary from 6.7% to 26.7% of the aggregate  principal  balance of the actual  mortgage loans to be included in loan group I on the Closing Date, as of the Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

The  percentage  expressed in  parenthesis  for a category  above  reflects the  percentage by which the number set forth for such  category may vary in the actual  mortgage  loans  included in the related loan group on the Closing
Date. For example,  the Aggregate  Stated  Principal  Balance of the mortgage loans included in the loan group I on the Closing  Date,  as of the Cut-off  Date,  after  deducting  payments of  principal  due during the month of the
Cut-off Date, could be lower or higher than the amount specified by as much as 10%.

CERTAIN TRANSACTION INFORMATION

OFFERED CERTIFICATES:               The Class I-A, Class II-A, Class III-A, Class M and Class R Certificates.

UNDERWRITER:                        Credit  Suisse  Securities  (placecountry-regionUSA)  LLC,  or  Credit  Suisse.
                                    Credit Suisse will purchase the Class I-A,  Class II-A,  Class III-A,  Class M,
                                    Class R (other than a de minimis  portion  thereof) and Class B Certificates on the closing date,  subject to the  satisfaction  of the conditions set forth in the underwriting agreement.

SIGNIFICANT SERVICERS:              Homecomings  Financial,  LLC.  ("Homecomings"),  a  wholly-owned  subsidiary of
                                    Residential  Funding  Company,  LLC, is expected to subservice more than 20% of the mortgage  loans.  GMAC  Mortgage  Corporation  ("GMACMC"),  a  wholly-owned subsidiary of  Residential  Funding  Company,  LLC, may subservice a portion of the mortgage loans.

SIGNIFICANT ORIGINATORS:            Originators  that  originated  10%  or  more  of  the  mortgage  loans  include
                                    Homecomings and GMACMC.

CUT-OFF DATE:                       October 1, 2006.

CLOSING DATE:                       On or about October 30, 2006.

DISTRIBUTION DATE:                  25th of each  month,  or the next  business  day if such day is not a  business day, commencing November 27, 2006.

FINAL SCHEDULED
DISTRIBUTION DATES:                 The  distribution  date in October  2036.  The actual final  distribution  date could be later or substantially earlier.

FORM OF CERTIFICATES:               Book-entry:  Class  I-A,  Class  II-A,  Class  III-A and Class M  Certificates.
                                    Physical:  Class R Certificates.

MINIMUM DENOMINATIONS:              Investors  may hold the  beneficial  interests in the Class I-A,  Class II-A or
                                    Class III-A  Certificates,  other than any class of Interest Only  Certificates and any class of Retail  Certificates  and Class M-1  Certificates,  in minimum
                                    denominations   representing  an  original  principal  amount  of  $25,000  and
                                    integral  multiples  of  $1  in  excess  thereof.   Class  M-2  and  Class  M-3
                                    Certificates in minimum  denominations of $250,000 and integral multiples of $1 in  excess  thereof.  Any  class  of  Interest  Only  Certificates:  $2,000,000 notional amount.  Class R Certificates: 20% percentage interests.

                                    Any class of Class I-A Class  II-A and  Class  III-A  Certificates  that may be issued in minimum  denominations of less than $25,000 are referred to herein as
                                    "Retail  Certificates"  and are not offered  hereby.  The minimum  denomination for any  class of  Retail  Certificates  will be set  forth  in the  prospectus supplement.

SENIOR CERTIFICATES:                Class I-A, Class II-A, Class III-A and Class R Certificates.

SUBORDINATE CERTIFICATES:           Class M-1,  Class  M-2,  Class M-3,  Class  B-1,  Class B-2 and Class B-3.  The
                                    Subordinate   Certificates  will  provide  credit  enhancement  to  the  Senior
                                    Certificates.

ERISA:                              Subject  to the  considerations  contained  in the term sheet  supplement,  the
                                    Class I-A,  Class II-A,  Class III-A and Class M  Certificates  may be eligible for  purchase  by  persons  investing  assets  of  employee  benefit  plans  or individual  retirement  accounts  assets.  Sales of the Class R Certificates to such plans or  retirement  accounts  are  prohibited,  except as  permitted  in
                                    "ERISA Considerations" in the term sheet supplement.

                                    See "ERISA  Considerations"  in the term sheet  supplement  and in the  related base prospectus.

SMMEA:                              When  issued the  offered  certificates  rated in at least the  second  highest rating  category  by one of the  rating  agencies  will  be  "mortgage  related securities" for purposes of the Secondary  Mortgage  Market  Enhancement Act of
                                    1984,  or  SMMEA,  and  the  remaining  classes  of  certificates  will  not be
                                    "mortgage related securities" for purposes of SMMEA.

                                    See "Legal  Investment"  in the term  sheet  supplement  and "Legal  Investment
                                    Matters" in the related base prospectus.

TAX STATUS:                         For federal income tax purposes,  the depositor will elect to treat the portion of the  trust  consisting  of the  related  mortgage  loans and  certain  other segregated  assets as one or more real  estate  mortgage  investment  conduits.
                                    The offered certificates,  other than the Class R Certificates,  will represent ownership of regular  interests in a real estate  mortgage  investment  conduit and  generally  will be treated as  representing  ownership of debt for federal income tax  purposes.  You will be required  to include in income all  interest and original issue  discount,  if any, on such  certificates in accordance with
                                    the  accrual  method  of  accounting   regardless  of  your  usual  methods  of
                                    accounting.  For federal  income tax purposes,  the Class R  Certificates  will represent residual interests in a real estate mortgage investment conduit.

                                    For further  information  regarding  the  federal  income tax  consequences  of
                                    investing  in  the  offered   certificates,   including  important  information
                                    regarding the tax treatment of the Class R Certificates,  see "Material Federal
                                    Income Tax  Consequences"  in the term sheet supplement and in the related base prospectus.

CREDIT ENHANCEMENT

Credit  enhancement for the Senior  Certificates  will be provided by the  subordination of the Class M and Class B
Certificates,  as and to the extent  described in the term sheet  supplement.  Credit  enhancement  for the Class M
Certificates  will be provided by the  subordination of the Class M Certificates  with a lower payment priority and
Class B  Certificates,  as and to the  extent  described  in the term  sheet  supplement.  Realized  losses  on the mortgage loans will be allocated to the Class B-3  Certificates,  then to the Class B-2  Certificates,  then to the
Class B-1  Certificates,  then the  Class M-3  Certificates,  then to the Class M-2  Certificates,  and then to the
Class M-1  Certificates,  to the extent such class has a  certificate  principal  balance  greater than zero.  When this occurs,  the certificate  principal balance of the class to which the loss is allocated is reduced,  without a corresponding payment of principal.

If the aggregate  certificate  principal  balance of the Subordinate  Certificates has been reduced to zero, losses on the mortgage loans in a loan group will be allocated  among the related Senior  Certificates  in accordance with their  respective  remaining  certificate  principal  balances or accrued  interest,  subject to the special  rules described in the term sheet supplement.

See "Description of the Certificates--Allocation of Losses; Subordination" in the term sheet supplement.

ADVANCES

For any month,  if the Master  Servicer does not receive the full scheduled  payment on a mortgage loan, the Master
Servicer  will advance funds to cover the amount of the scheduled  payment that was not made.  However,  the Master
Servicer will advance  funds only if it determines  that the advance will be  recoverable  from future  payments or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION

On any  distribution  date on which the aggregate  outstanding  principal  balance of the mortgage  loans as of the related  determination  date is less than 10% of their aggregate stated  principal  balance as of the cut-off date, the master servicer may, but will not be required to:

         o        purchase from the trust all of the remaining  mortgage loans,  causing an early retirement of the certificates; or

         o        purchase all of the certificates.

Under  either  type of optional  purchase,  holders of the  outstanding  certificates  are  entitled to receive the outstanding  certificate  principal balance of the certificates in full with accrued interest, as and to the extent described  in the term sheet  supplement.  However,  any  optional  purchase of the  remaining  mortgage  loans may result in a shortfall to the holders of the most  subordinate  classes of  certificates  outstanding,  if the trust then  holds  properties  acquired  from  foreclosing  upon  defaulted  loans.  In  either  case,  there  will be no reimbursement of losses or interest shortfalls allocated to the certificates.

See "Pooling and  Servicing  Agreement--Termination"  in the term sheet  supplement  and "The Pooling and  Servicing
Agreement--Termination; Retirement of Certificates" in the related base prospectus.

PRIORITY OF DISTRIBUTIONS AMONG OFFERED CERTIFICATES

General  principles  underlying  priority  of  distributions  among the  offered  certificates  are set forth under
"Description of the  Certificates--Glossary of Terms," "--Interest  Distributions,"  "--Principal Distributions on the
Senior  Certificates,"  "--Principal  Distributions  on the Class M  Certificates"  and, if applicable,  "--Principal
Distributions on Certain Classes of Insured Certificates" in the term sheet supplement.

CERTAIN YIELD AND PREPAYMENT CONSIDERATIONS

A description  of certain yield and prepayment  considerations  applicable to the offered  certificates,  including certain special yield and  prepayments  considerations  applicable to any class included in any applicable  special categories  and  designations  of the offered  certificates,  are set forth  under  "Certain  Yield and  Prepayment
Considerations"   in  the  term  sheet  supplement  and  "Yield   Considerations"   and  "Maturity  and  Prepayment
Considerations" in the related base prospectus.

The categories and designations of the offered  certificates of any class of the offered  certificates will be more fully described in the term sheet supplement.